UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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DARLING INGREDIENTS INC.

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DARLING INGREDIENTS INC.

2022 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

WE CREATE SOLUTIONS THAT SUSTAIN LIFE ▲ WEARE.DARLINGII.COM

HEALTH • NUTRIENTS • BIOENERGY • SERVICES

DARLING INGREDIENTS

March 24, 2022

Dear Fellow Stockholders:

I hope you will join us at the 2022 Annual Meeting of Stockholders of Darling Ingredients Inc. on May 10, 2022 at 10 a.m., Central time. For the health and safety of our shareholders, employees and communities our annual meeting will be held virtually by webcast. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business to be conducted.

2021 was another record year for Darling Ingredients, as our strategy to add capital over the past five years, coupled with exceptional execution allowed us to advance our position as the global leader in turning food waste into sustainable products and a leading producer of renewable energy.

Supporting the Growth of our Business

Our diverse portfolio continues to perform exceptionally well, led by our global ingredients business. We finished the year with combined adjusted EBITDA of $1.235 billion. Our feed ingredients business had an outstanding year with $613.7 million in adjusted EBITDA, as compared to $317.8 million in 2020.

Diamond Green Diesel (DGD), our joint venture with Valero Energy Corporation that converts sustainable low-carbon feedstocks into renewable diesel, again provided us with excellent results, selling a record 370 million gallons in 2021 at an average price of $2.07 EBITDA per gallon and generating $766.8 million in total EBITDA. DGD also completed, on budget and on schedule, a $1.1 billion expansion project at the Norco, Louisiana facility that increased DGD’s annual production capacity from 290 million gallons of renewable diesel to 700 million gallons of renewable diesel. DGD is currently in the process of constructing a new $1.45 billion renewable diesel plant in Port Arthur, Texas, with a capacity of an additional 470 million gallons of renewable diesel and 20 million gallons of renewable naphtha annually.

At the end of 2021 we entered into an agreement, subject to regulatory approval, to purchase Valley Proteins, Inc., a major rendering and used cooking oil collection company in the U.S., which will supplement our global supply of waste fats and greases and provide us with additional low carbon feedstock to produce renewable diesel and potentially sustainable aviation fuel.

Getting Results the Right Way

We remain committed to upholding and growing the sustainable operations and practices that are embedded in our roots. As the world drives toward decarbonization, we are in the driver’s seat. Simply put, we are circular by nature. Creating a circular economy means converting waste materials into higher value products, and we’ve been doing it for 140 years.

In 2021, we published our third annual ESG Report, set a goal to have net zero greenhouse gas emissions by 2050 and invested in various capital improvements at our plants to reduce energy usage and water consumption. Additionally, we plan to submit a commitment letter to the Science Based Targets Initiative by the end of 2022, committing to set a science-based, 1.5°C aligned greenhouse gas emissions reduction target.

Darling Ingredients believes that transparency when it comes to environment, social and governance topics not only drives long-term value creation, but it’s simply the right thing to do. This is why the Board established a new, stand-alone environmental, social and governance (ESG) committee to assist the Board in its oversight of this important area.

Transition Toward More Diversity on our Board

Recognizing a range of experiences and diversity of thought is critical for the boardroom and the success of our company, we continue to work to diversify skillsets and experiences at the board level. With the appointments of Enderson Guimaraes in May 2021 and Dr. Celeste A. Clark in October 2021, 50% of our Board members are women and/or ethnically diverse individuals. Both Mr. Guimaraes and Dr. Clark bring an impressive amount of skill and experience to the Board that complement and enhance those of our other Board members.

Thank you for your investment in Darling Ingredients. On behalf of the entire Board, we’d like to express our appreciation for your continued support of Darling Ingredients.

Randall C. Stuewe	Gary W. Mize
Chairman and CEO	Lead Director

5601 N. MacArthur Blvd.

Irving, Texas 75038

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 10, 2022

To the Stockholders of Darling Ingredients Inc.:

An Annual Meeting of Stockholders of Darling Ingredients Inc. (the “Company”) will be held via live webcast on Tuesday, May 10, 2022, at 10:00 a.m., Central Time, in a virtual meeting format at www.virtualshareholdermeeting.com/DAR2022, for the following purposes (which are more fully described in the accompanying Proxy Statement):

1.	To elect as directors of the Company the ten nominees named in the accompanying proxy statement to serve until the next annual meeting of stockholders (Proposal 1);

2.	To ratify the selection of KPMG LLP, independent registered public accounting firm, as the Company’s independent registered public accountant for the fiscal year ending December 31, 2022 (Proposal 2);

3.	To vote to approve, on an advisory basis, executive compensation (Proposal 3); and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof in accordance with the provisions of the Company’s bylaws.

The Board of Directors recommends that you vote to approve Proposals 1, 2 and 3.

The Board has fixed the close of business on March 15, 2022, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

The Board has determined that it is prudent to conduct this year’s Annual Meeting virtually due to the continuing public health impact resulting from the coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, employees and community.

This year we will again seek to conserve natural resources and reduce annual meeting costs by electronically disseminating annual meeting materials as permitted under rules of the Securities and Exchange Commission. Many stockholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access annual meeting materials via the Internet. Stockholders can also request mailed paper copies if preferred.

Your vote is important. You are cordially invited to attend the Annual Meeting online. However, whether or not you expect to attend the Annual Meeting, please vote your proxy promptly so your shares are represented. Prior to the Annual Meeting, you can vote by Internet, by telephone or by signing, dating and mailing the enclosed proxy.

A copy of our Annual Report for the year ended January 1, 2022, is enclosed or otherwise made available for your convenience.

By Order of the Board,

John F. Sterling

Secretary

Irving, Texas

March 24, 2022

PROXY SUMMARY

This summary highlights selected information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding how to vote. You should read the Proxy Statement carefully before voting. This Proxy Statement and the enclosed proxy are first being sent or made available to stockholders on or about March 24, 2022.

2022 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:

10:00 a.m., Central Time, Tuesday, May 10, 2022

Place:

Live webcast online at

www.virtualshareholdermeeting.com/DAR2022

Record Date: March 15, 2022

VOTING INFORMATION

Who is Eligible to Vote

You are entitled to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) if you were a stockholder of record as of the Record Date. On the Record Date, there were 161,575,149 shares of our company’s common stock outstanding and eligible to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Attending the Virtual Annual Meeting

Due to the continuing public health impact resulting from the coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, employees and community, this year’s Annual Meeting will be held in a virtual format via live audio webcast. To participate in the Annual Meeting online, please visit www.virtualshareholdermeeting.com/DAR2022 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card. You may vote and submit questions regarding the proposals being voted on during the Annual Meeting by following the instructions available on the meeting website.

How to Vote

To make sure that your shares are represented at the Annual Meeting, please cast your vote as soon as possible by one of the following methods:

INTERNET	TELEPHONE	MAIL	ONLINE VIA LIVE WEBCAST
Visit the applicable voting website: www.proxyvote.com	Within the United States, U.S. Territories and Canada, call toll-free: 1-800-690-6903	If you received a proxy card, complete, sign and mail your proxy card in the self-addressed envelope provided.	For instructions on attending the 2022 Annual Meeting online, please see the Question and Answer section beginning on page 66

HOW YOU CAN ACCESS THE PROXY MATERIALS ONLINE

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 10, 2022. The Proxy Statement and the 2021 Annual Report to security holders are available at www.proxydocs.com/DAR.

MEETING AGENDA AND VOTING RECOMMENDATIONS

PROPOSAL		BOARD RECOMMENDATION	PAGE

1.	The election of the ten nominees identified in this Proxy Statement as directors, each for a term of one year (“Proposal 1”)	FOR	16

2.	The ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (“Proposal 2”)	FOR	64

3.	An advisory vote to approve executive compensation (“Proposal 3”)	FOR	65

2022 Proxy Statement 1

PROXY SUMMARY

BOARD HIGHLIGHTS

During fiscal 2021, the Board continued its commitment to Board refreshment and diversity enhancement with the appointments in May 2021 and October 2021 of Enderson Guimaraes and Celeste A. Clark, respectively, to the Board. Both Mr. Guimaraes and Dr. Clark bring an impressive amount of skill and experience to the Board that complement and enhance those of our other Board members. With the addition of Mr. Guimaraes and Dr. Clark, 50% of our Board members are women and/or ethnically diverse individuals. Furthermore, during fiscal 2021, as a reflection of the Board’s belief that sustainability benefits the company’s stakeholders and drives long-term value creation, the Board established a new stand-alone environmental, social and governance (ESG) committee to assist the Board in its oversight of this important area. All of our current directors have been nominated by the Board for reelection at the Annual Meeting. We believe that our director nominees exhibit an effective mix of skills, experience and fresh perspective, as 60% of our director nominees have served on the Board for less than five years. For more information on all of the director nominees, see page 17 of this Proxy Statement.

COMPANY HIGHLIGHTS

Our company is one of the world’s leading producers of organic ingredients, producing a wide array of sustainable protein and fat products, while being one of the largest producers of renewable clean energy. With operations on five continents, we collect waste streams from the agri-food industry, repurposing them into specialty ingredients, such as hydrolyzed collagen, edible and feed-grade fats, animal proteins and meals, plasma, pet food ingredients, fuel feedstocks, and green bioenergy. We sell our products around the globe and work to strengthen our promise for a better tomorrow, creating product applications for health, nutrients and bioenergy, while optimizing our services to the food chain. Our company is a 50% joint venture partner with Valero Energy Corporation in Diamond Green Diesel (DGD), North America’s largest renewable diesel manufacturer, currently producing approximately 700 million gallons of renewable diesel annually. Renewable diesel is a biomass-based fuel that is interchangeable with petroleum-based diesel fuel, but has a carbon lifecycle low enough to meet the most stringent low-carbon fuel standards, reducing Greenhouse Gas emissions by up to 85% as compared to traditional fossil fuel. DGD produces renewable diesel from animal fats, recycled greases, used cooking oil, inedible corn oil, soybean oil, or other feedstocks that become economically and commercially viable. Our long-term strategy is to be recognized as the global leader in the production, development and value-adding of sustainable animal and nutrient recovered ingredients.

2021 PERFORMANCE HIGHLIGHTS

Fiscal 2021 was a record year for our company, as we continued to successfully execute on our strategy to grow responsibly and to achieve operational and financial improvements intended to grow profitability in businesses and geographic areas where sustainable and predictable margins can be achieved, as exemplified by the following:

Key Operating Accomplishments

∎	Finished fiscal 2021 with net income of $650.9 million, or $3.90 per GAAP diluted share.

∎	Finished fiscal 2021 with a record combined adjusted EBITDA of $1.235 billion.

∎

DGD sold a record 370 million gallons of renewable diesel for 2021 at an average of $2.07 EBITDA/gallon, generating $766.8 million in total EBITDA, while at the same time completing its $1.1 billion expansion project in Norco, Louisiana and continuing construction on its $1.45 billion expansion project in Port Arthur, Texas.

∎

Our priorities during the ongoing COVID-19 pandemic continued to be protecting the health and safety of our employees, while continuing to provide our essential services to the industries and communities we serve. In this regard, we continued, as appropriate, the operational guidelines we put in place throughout our organization consistent with the applicable governmental and regulatory policies in the geographies we operate intended to protect our employees and prevent the spread of the virus in our workplace, the result of which allowed us to continue our operations during fiscal 2021 with minimal disruptions. In addition, we donated to Food for the Soul and Ronald McDonald House, all of which are focused on feeding children and their families during the pandemic.

2 2022 Proxy Statement

PROXY SUMMARY

Growth Achievements

∎

DGD completed, on budget and on schedule, the $1.1 billion expansion project at its Norco, Louisiana facility that increased DGD’s annual production capacity from 290 million gallons of renewable diesel to 700 million gallons of renewable diesel, provided the capability to separate naphtha, a byproduct of the production process, for sale into low carbon fuel markets and expanded inbound and outbound logistics to better service the many developing low carbon fuel markets around North America and worldwide.

∎

DGD continued construction of a new $1.45 billion renewable diesel plant to be located in Port Arthur, Texas capable of producing 470 million gallons of renewable diesel annually as well as 20 million gallons of renewable naphtha. The project was approved by our Board in January 2021, and the new plant is expected to commence operations in the first quarter of 2023.

∎

Entered into an agreement to purchase Valley Proteins, Inc., a major rendering and used cooking oil collection company in the U.S. The acquisition, the closing of which is subject to regulatory approval, is expected to supplement our global supply of waste fats and greases and provide us with additional low carbon feedstock to produce renewable diesel and potentially sustainable aviation fuel.

∎

Opened our Sonac Product Application and Research Center (SPARC) next to our food grade production facility in Vuren, Netherlands to help customers with innovative development for meat and savory food ingredients.

∎

Opened a new biomedical pilot plant and expanded our expertise center in Ghent, Belgium dedicated to the manufacturing of X-Pure gelatins, an ultra-pure gelatin for use in the most complex (bio)medical applications, and exploring the potential of the collagen molecule in the nutritional and biomedical fields.

Realigned Capital Structure for Operating Conditions and Future Growth

∎

Reduced our term loan B balance by $100 million to $200 million outstanding at end of fiscal 2021 and ended fiscal 2021 with a leverage ratio of 1.6x, an improvement of approximately 0.3 points over the 1.9x at the end of fiscal 2020.

∎	Returned approximately $167.7 million of capital to stockholders, buying back approximately 2.5 million shares of our common stock.

∎

Successfully amended our senior secured credit facility to (i) increase the principal amount of the revolving credit facility thereunder from $1.0 billion to $1.5 billion and extend its term to December 9, 2026 and (ii) add a new term loan commitment of up to $400 million, thereby providing more flexibility going forward.

EXECUTIVE COMPENSATION HIGHLIGHTS

Pay for Performance. A large portion of our executives’ annual total direct compensation is “at-risk” through long-term equity awards and annual cash incentive awards. These awards are linked to actual performance and include a significant portion of equity. Our compensation committee continues to align executive pay with long-term returns to stockholders by designing our executive compensation program to reward corporate, business unit and individual performance primarily based on the following three factors:

∎

Expansion of our company, both organically and through acquisitions, as well as through investments, such as DGD, within the context of the business cycle, as our scale creates the platform for future growth and influences the stability of our company’s earnings;

∎	Our effectiveness in deploying capital when compared to our Performance Peer Group (as defined on page 34 of this Proxy Statement); and

∎	The total shareholder return of our company as compared to our Performance Peer Group.

2022 Proxy Statement 3

PROXY SUMMARY

As the following chart shows, by designing our executive compensation program based on these factors, the realizable pay levels provided by our executive compensation program to our CEO are aligned to our stock price performance over the long-term:

INDEX YEAR

2016	2016	2017	2018	2019	2020	2021

CEO Pay Measure:

Realizable Pay 1-Year		$8,183	$5,201	$8,303	$13,799	$8,674

% Change			-36%	60%	66%	-37%

TSR Index Measure:

1-Year TSR Indexed to 2016=100	100	140.4	147.5	216.9	446.8	536.7

1-Year TSR %		40.4%	5.0%	47.1%	106.0%	20.1%

NOTES:

Total Shareholder Return (TSR) performance is indexed to 2016, where 2016 equals 100 on the Index.

Realizable pay reflects the actual cash and intrinsic value of equity incentives awarded in a given year, using the stock price at the end of the year. For example, for 2021, realizable pay equals base salary plus annual incentives earned for 2021 performance plus RSUs granted on January 4, 2021 and shares of our common stock to be issued in the first quarter of 2024, assuming target PSU performance for 2021 to 2023 for PSUs awarded on January 4, 2021, plus the reported Summary Compensation Table values for Change in Pension Value and Non-Qualified Deferred Compensation Earnings and All Other Compensation.

Our compensation committee believes that our executive compensation program effectively aligns pay with performance based on the key factors discussed above, thereby aligning executive pay with returns to stockholders and creating a growth-oriented, long-term value proposition for our stockholders. For more information, see “Compensation Discussion and Analysis – Executive Overview – Pay for Performance” included in the Proxy Statement.

Stockholder Engagement Process and Say On Pay Advisory Vote Results. Our Board and management team take a long-term view toward stockholder engagement and recognize that solicitation and consideration of stockholder feedback is critical to driving growth and creating stockholder value. Throughout the year we engage with a significant portion of our stockholders on topics of importance to both our company and stockholders. In addition to discussing our business results, initiatives and capital structure, we engage on other matters, such as governance practices, including executive compensation, Board composition and refreshment and environmental, social and other sustainability topics. This engagement is conducted through a number of different forms, including in-person and virtual meetings, quarterly investment calls and other investor conferences and presentations. In addition, members of our compensation committee and management conduct an annual outreach to stockholders. In this regard, in 2021, we reached out to stockholders representing approximately 58% of our outstanding shares and held direct conversations with every stockholder who responded to our engagement request. Overall, we spoke with stockholders representing approximately 20% of our outstanding shares, with the chair of our compensation committee leading the discussions. Stockholders are also provided an annual opportunity to provide feedback through an advisory say on pay vote on executive compensation. At our 2020 and 2021 Annual Meetings, approximately 98.2% and 95.4% respectively, of the votes cast were in favor of the advisory vote to approve executive compensation. Stockholder engagement and the outcome of the say on pay vote results will continue to inform future compensation decisions.

4 2022 Proxy Statement

PROXY SUMMARY

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) HIGHLIGHTS

Our company has a history of strong corporate governance. By evolving our governance approach in light of best practices, our Board drives sustained stockholder value and best serves the interests of our stockholders.

	WHAT WE DO		WHAT WE DON’T DO

✓	Majority voting for directors	x	No supermajority voting requirements in bylaws or charter

✓	100% independent Board committees	x	No poison pill

✓	100% directors owning stock	x	No supplemental executive retirement plans

✓	Annual election of directors	x	No change of control excise tax gross-ups

✓	Compensation recoupment (clawback) policy	x	No discounted stock options, reload stock options or stock option re-pricing without stockholder approval

✓	Right to call special meeting threshold set at 10%	x	No automatic single-trigger vesting of equity compensation upon a change of control

✓	Provide a majority of compensation in performance-based compensation	x	No short-term trading, short sales, transactions involving derivatives, hedging or pledging transactions for directors, executive officers and employees

✓	Pay for performance based on measurable goals for both annual and long-term awards

✓	Balanced mix of awards tied to annual and long-term performance

✓	Stock ownership and retention policy

Corporate Social Responsibility/Sustainability

Darling Ingredients is committed to upholding and growing the sustainable operations and practices that lay the foundation of our business. As our planet faces challenges to its climate as well as its resources, our future depends on our ability to find viable ways to provide for the ever-increasing demands for food and fuel. Darling Ingredients plays a significant role in the circular economy by transforming organic material from the food and agriculture industries into sustainable protein and fat products while being one of the largest producers of clean, renewable energy. Sustainability and Corporate Responsibility is central to our business, not a sideline.

Our purpose is to repurpose, and sustainability is part of our DNA.

In 2021, we:

∎	Published our third annual ESG Report

∎	Developed a forward looking strategy to address climate change and water stewardship towards the long-term target of net zero GHG emissions and sustainable water use by 2050

∎	Achieved our commitment to increase renewable fuel production capacity by 150% by 2022

∎	Aligned our CSR objectives to nine of the Sustainable Development Goals (SDGs) as set out by the United Nations

∎	Launched a formal Human Rights Policy that aligns with the United Nations’ Universal Declaration of Human Rights

∎	Selected for Investor’s Business Daily’s 100 Best ESG Companies of 2021

∎	Recognized by Sustainalytics as an ESG Industry Top Rated Company for 2022

∎	Invested in several initiatives to reduce our consumption of energy, and associated Greenhouse Gas (GHG) emissions

∎	Formed a new standalone environmental, social and governance (ESG) Board committee

2022 Proxy Statement 5

PROXY SUMMARY

Strategic Energy & Water Balance – Seized Climate Change Opportunities

Our company plays a vital role in carbon emissions avoidance and critical water management. The nature of our business is to repurpose organic food waste into sustainable products that improve our quality of life while minimizing our impact on the planet. The world’s growing demand for alternative fuels to meet the low-carbon fuel standards have led our company to strategically invest in the development and expansion of low emission goods and services.

For more information about our corporate responsibility and sustainability efforts, please visit the CSR portion of our website at https://www.darlingii.com/csr.

6 2022 Proxy Statement

5601 N. MacArthur Blvd.

Irving, Texas 75038

PROXY STATEMENT

FOR AN ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 10, 2022

This Proxy Statement is provided to the stockholders of Darling Ingredients Inc. (“Darling,” “we” or “our company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at an Annual Meeting of Stockholders to be held in a virtual meeting format at www.virtualshareholdermeeting.com/DAR2022, at 10:00 a.m., Central Time, on Tuesday, May 10, 2022, and at any adjournment or postponement thereof (the “Annual Meeting”).

This Proxy Statement and the enclosed proxy is first being sent or made available to stockholders on or about March 24, 2022. This Proxy Statement provides information that should be helpful to you in deciding how to vote on the matters to be voted on at the Annual Meeting.

We are asking you to elect the ten nominees identified in this Proxy Statement as directors of Darling until the next annual meeting of stockholders, to ratify our selection of KPMG LLP as our registered public accounting firm for our fiscal year ending December 31, 2022, and to vote to approve, on an advisory basis, our executive compensation.

2022 Proxy Statement 7

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware, our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, our business, property and affairs are managed under the direction of the Board.

Independent Directors

Under the corporate governance listing standards of the New York Stock Exchange (the “NYSE”) and our company’s Corporate Governance Guidelines, the Board must consist of a majority of independent directors. In making independence determinations, the Board observes NYSE and Securities and Exchange Commission (“SEC”) criteria and considers all relevant facts and circumstances. The Board, in coordination with its nominating and corporate governance committee, annually reviews all relevant business relationships any director nominee may have with our company. As a result of its annual review, the Board has determined that each of its non-employee directors who served during all or part of the fiscal year ended January 1, 2022, Charles Adair, Beth Albright, Celeste A. Clark, Linda Goodspeed, Enderson Guimaraes, Mary R. Korby, Dirk Kloosterboer, Charles Macaluso, Gary W. Mize, Michael E. Rescoe, and Nicole M. Ringenberg, meet the independence requirements of the NYSE and the SEC. Mr. Macaluso passed away in February 2021. Ms. Ringenberg stepped down from the Board on July 15, 2021.

Meetings of the Board

During the fiscal year ended January 1, 2022, the Board held thirteen meetings. Each of the incumbent directors attended at least 75% of all meetings held by the Board and all meetings of each committee of the Board on which the applicable director served during the fiscal year ended January 1, 2022.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board as a whole, or with individual directors, may direct any correspondence to the following address: c/o Secretary, Darling Ingredients Inc., P.O. Box 141481, Irving, Texas 75014-1481. The Corporate Secretary will promptly relay all communications to the appropriate directors, other than communications that are unrelated to the duties and responsibilities of the Board or its committees. Those unrelated matters include, without limitation, business solicitations, advertisements and surveys; requests for donations and sponsorships; job referral materials such as resumes; product-related communications; unsolicited ideas and business proposals; and material that is determined to be illegal or otherwise inappropriate.

It is a policy of the Board to encourage directors to attend each annual meeting of stockholders. The Board’s attendance allows for direct interaction between stockholders and members of the

Board. All of our then-serving directors, except for one who has since stepped down from the Board, attended our 2021 annual meeting of stockholders.

Board Evaluation Process

The Board recognizes that a thorough and constructive evaluation process is an essential part of good corporate governance and board effectiveness. Each year, the members of the Board and each committee conduct a self-assessment and each of our directors completes a comprehensive questionnaire developed by our nominating and corporate governance committee. This annual evaluation process is designed to assess Board and committee effectiveness, and covers a thorough list of topics to be considered by the directors, including Board and committee structure, oversight, information, culture and mix of director skills, qualifications and experiences. The results of the evaluations are part of the nominating and corporate governance committee’s consideration in connection with their review of director nominees to ensure the Board continues to operate effectively.

Board Leadership Structure

Under our Board’s current leadership structure, we have a combined Chairman of the Board and Chief Executive Officer, an independent Lead Director, Board committees comprised entirely of independent directors and active engagement by all directors. Randall C. Stuewe, our Chief Executive Officer, serves as our Chairman of the Board pursuant to his employment agreement and subject to his continued election to the Board by stockholders. Because the Chairman of the Board is also the Chief Executive Officer, the Board has designated an independent director with robust, well-defined duties to serve as Lead Director to enhance the Board’s ability to fulfill its responsibilities independently. We believe that the combined role of Chairman and Chief Executive Officer, together with an empowered independent Lead Director, is at the current time the optimal Board structure to provide independent oversight and hold management accountable while ensuring that our company’s strategic plans are pursued to optimize long-term stockholder value.

BOARD LEADERSHIP STRUCTURE

∎ Chairman of the Board and CEO: Randall C. Stuewe ∎ Independent Lead Director: Gary W. Mize ∎ All Board committees comprised exclusively of independent directors ∎ Active engagement by all directors

Duties and Responsibilities of Lead Director

Our company has an empowered independent Lead Director who is elected annually by our Board. The Board has most recently

8 2022 Proxy Statement

CORPORATE GOVERNANCE

Board Leadership Structure

appointed Mr. Mize as Lead Director. Our Corporate Governance Guidelines establish well-defined duties for the Lead Director. The Lead Director’s role includes:

∎	convening and chairing meetings of the independent and non-employee directors as necessary from time to time and advising the Chairman and Chief Executive Officer of decisions reached, and suggestions made, at executive sessions;

∎	approving Board meeting agendas after conferring with the Chairman of the Board and other members of the Board, as appropriate, and potentially adding agenda items at his or her discretion;

∎	approving agendas for executive sessions, the information sent to the Board and Board meeting schedules (to assure that there is sufficient time for discussion of all agenda items);

∎	coordinating the work and meetings of the standing committees of the Board;

∎	acting as liaison between directors, committee chairs and management;

∎	serving as an information resource for other directors;

∎	assisting the Chairman and Chief Executive Officer in the recruitment and orientation of new directors; and

∎	participating, as appropriate, in meetings with company stockholders.

This list of duties of the Lead Director does not fully capture Mr. Mize’s active role in serving as our Board’s Lead Director. Among other things, Mr. Mize encourages and facilitates active participation of all directors, regularly speaks with our Chief Executive Officer regarding the business and affairs of our company, generally attends meetings of all Board committees and meets with other members of management from time to time.

Leadership Structure – Details and Rationale

Our Board is committed to objective, independent leadership for our Board and each of its committees. Our Board views the objective, independent oversight of management as central to effective Board governance, to serving the best interests of our company and our stockholders, and to executing our strategic objectives and creating long-term value. This commitment is reflected in our company’s governing documents, our Amended and Restated Bylaws, our Corporate Governance Guidelines, and the governing documents of each of the Board’s committees.

Our Board believes that its optimal leadership structure may change over time to reflect our company’s evolving needs, strategy, and operating environment; changes in our Board’s composition and leadership needs; and other factors, including the perspectives of stockholders and other stakeholders. Accordingly, each year the Board reviews and discusses the appropriate Board leadership structure, including the considerations described above. Based on that assessment and stockholder feedback, our Board believes that the existing structure, with Mr. Stuewe as Chief Executive Officer and Chairman and Mr. Mize as Lead Director, is the optimal leadership framework at this time. As a highly regulated global ingredients company for food, feed and fuel, we and our stockholders benefit from an executive Chairman with deep experience in and knowledge of the ingredients industry, our company, and its businesses, and a strong Lead Director with robust, well-defined duties. Our Chairman, as Chief Executive Officer, serves as the primary voice to articulate our strategy of long-term responsible growth, while our Lead Director, together with the other experienced, independent directors, instills objective independent Board leadership, and effectively engages and oversees management, including by helping to establish our long-term strategy and regularly assessing its effectiveness.

The Board’s Role in Oversight of Strategy and Risk

One of the Board’s key responsibilities is overseeing our company’s corporate strategy and strategic planning. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multilayered approach in exercising its duties as outlined below.

BOARD OVERSIGHT OF STRATEGY

∎  Annually, management presents to the Board at a dedicated meeting an extensive review of our company’s long-term strategic plan, which addresses, among other things, the risks and opportunities facing our company.

∎  Throughout the year, the Board receives information and updates from management and actively engages with senior leaders with respect to the company’s strategy.

∎  Subject to recent COVID restrictions, members of the Board make annual visits to various of our business locations around the globe, thereby providing them with an opportunity to observe the execution and impact of our company’s strategic plan and to engage with senior leaders and employees in our businesses to strengthen their understanding of our businesses, their competitive environments and our corporate culture.

The company’s senior executives are responsible for day-to-day management of strategic, operational, ESG and compliance risks, including the creation of appropriate risk management policies. The Board is responsible for overseeing management’s execution of its risk management responsibilities and for assessing the company’s approach to risk management. The Board’s oversight of risk occurs as an integral and continuous part of the Board’s oversight of our business and seeks to ensure that management has processes in place to appropriately manage risk. The Board actively engages with senior management to understand and

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CORPORATE GOVERNANCE

The Board’s Role in Oversight of Strategy and Risk

oversee the company’s various risks, and members of senior management regularly attend Board meetings to provide periodic briefings on risk-related matters, including with respect to litigation, reputational, cybersecurity, ESG, health and safety matters. In addition, the company’s independent directors discuss the risks facing the company and its businesses at executive sessions held without management present. While the Board has the ultimate oversight responsibility for the risk management process, it has delegated certain risk management oversight responsibilities to the Board committees, as set forth in their respective charters and as further described below. Each committee reports to the full

Board regularly on such delegated risk management oversight matters. In addition, our company employs a chief compliance officer who provides regular updates to the audit committee on compliance related matters, as well as a chief risk officer who reports directly to our CEO with respect to risk management and provides regular updates and reports to our CEO and Board regarding all of our company’s commodity risk positions. In addition, our vice president of investor relations, sustainability and global communications serves as our chief sustainability officer and provides regular updates and reports to our CEO and Board regarding ESG matters.

CYBERSECURITY OVERSIGHT

The Board recognizes the importance of maintaining the trust and confidence of our various stakeholders. To more effectively prevent, detect and respond to information security threats, our company has a dedicated Director of Global Cybersecurity whose team is responsible for leading enterprise-wide security strategy, policy, standards, architecture and processes. The Board receives regular reports from the Chief Administrative Officer, Chief Information Officer and Director of Global Cybersecurity on, among other things, our company’s cyber risks and threats, the status of projects to strengthen our information security systems, assessments of our company’s cyber security program and the emerging threats in this area.

Human Capital Management and Succession Planning

We are committed to having an engaged, diverse and inclusive workplace that fosters learning, development and innovation. The Board and its committees are actively engaged in overseeing our talent development, human capital management strategies and corporate culture to ensure that they are designed to attract, develop and retain global business leaders who can drive financial and strategic growth objectives and build long-term shareholder value. The Board believes that one of its primary responsibilities is to oversee the development and retention of senior talent and to ensure that an appropriate succession plan is in place for our CEO and other members of senior management. Accordingly, the

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CORPORATE GOVERNANCE

Human Capital Management and Succession Planning

nominating and corporate governance committee oversees the development and implementation of succession plans for our CEO and other key executive officers, including the process and protocols regarding succession plans for our CEO. This process is designed to address both expected successions, such as those arising from anticipated retirements, as well as unexpected transitions, such as those occurring when executives leave our company for other positions, or due to death, disability or other unforeseen events. The Board discusses succession planning on an ongoing basis and reviews succession plans on an annual basis with the CEO. To further develop understanding of our culture and talent pipeline, the Board conducts meetings and schedules site visits at our business locations and meets regularly with high-potential executives in formal and informal settings. The company retains talent by providing employees with training, mentoring and career development. To facilitate growth and development, we have put several initiatives in place, including leadership training programs such as Darling Leadership Academy, Darling University and Darling Involve International Leadership Training. For more information on the company’s approach to inclusion and employee training and development, please see those sections contained in our ESG Report which is available on our website at https://www.darlingii.com/csr/esg.

We are keenly aware that our people are fundamental to the ongoing success of our business. Accordingly, we are committed to the health, safety and wellness of our employees. In this regard, we have a strong health and safety program that focuses on implementing policies and training programs, as well as performing self-audits, designed to provide our employees with a safe work environment. In response to the COVID-19 pandemic, we implemented significant changes that we determined were in the best interests of our employees, as well as the communities in which we operate. These included, as appropriate, comprehensive cleaning of work areas, temperature scans, additional hygiene measures, face coverings and social distancing protocols, travel restrictions, limitation of access to our facilities, a work from home strategy and the use of collaboration tools to stay connected.

Corporate Responsibility and Sustainability

Our company remains committed to our vision of creating sustainable ingredients to feed and fuel a growing population, and to do so by repurposing bio-nutrients from the world’s food waste streams into sustainable products that improve our quality of life while minimizing our impact on the planet. Since its beginning in 1882, our company has played a vital role in carbon emissions avoidance and critical water management. Sustainability and corporate social responsibility are central to our business and purpose. We have focused our efforts on three areas that define the approach we take to addressing our ESG responsibilities and form the three pillars of our sustainability framework: Cleaner air and water; Safer food and feed; and Better communities and workplaces.

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CORPORATE GOVERNANCE

Corporate Responsibility and Sustainability

The Board’s Oversight of ESG

The Board believes sustainability benefits the company’s stakeholders and drives long-term value creation. As such, the Board is actively engaged in overseeing our company’s sustainability practices and works alongside senior management to ensure focus on these topics. As a reflection of this and to assist the Board in its oversight, in November 2021 the Board established a new, stand-alone environmental, social and governance committee, which works together with management as follows.

Board of Directors

The Board and the ESG Committee have internal processes to oversee our Company's sustainability principles, strategies and initiatives.

Chairman and CEO / Executive Management

Authority for day-to-day management of economic, environmental and social topics is delegated to our executive management team led by our Chairman and CEO, who is measured against performance objectives for improving our sustainability strategy, metrics and disclosure.

Vice President IR, Sustainability and Global Communications

Leads the Global Sustainability Committee and reports regularly on the Committee's activities to the Chairman and CEO and to the ESG Committee and, as appropriate, the Board as a whole.

Global Sustainability Committee

The Darling Ingredients' Global Sustainability Committee (GSC) was established in 2016 to provide a structure for our enterprise-wide sustainability engagement. The GSC is comprised of a cross-functional team of senior leaders representing different business lines, functions and regions of the company.

Cleaner Air & Water

Respecting and utilizing natural resources to positively contribute to tackling today's climate challenges.

Committed to reduce both energy and water consumption by 5% per unit processed by 2025.

Committed to produce 150% more renewable diesel by 2022 from 2019 base year.

Safer Food & Feed

Delivering circular ingredients and solutions for the agri-food industry.

Our product and service quality and safety standards are tested regularly through a robust cadence of internal and external audits.

In 2020, total audits were down to 644 due to Covid-19.

In 2021, 823 total audits were conducted across our global business.

Better Communities & Workplaces

Contributing to an economically and socially prosperous society.

Getting food to the people who needed it most in our local communities during the COVID-19 pandemic. We donated to Food for the Soul and Ronald McDonald House, all of which are focused in feeding children and their families.

In addition, the company and Board receive feedback from stockholders on ESG issues through our stockholder outreach program and through communication from stockholders. For more information about our corporate responsibility and sustainability efforts, please visit the CSR portion of our website at https://www.darlingii.com/csr.

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CORPORATE GOVERNANCE

Committees of the Board

Committees of the Board

The Board has a standing nominating and corporate governance committee, audit committee, compensation committee and environmental, social and governance committee, each of which has a charter setting forth its responsibilities.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The nominating and corporate governance committee currently consists of Mr. Mize (Chairman) and Mses. Goodspeed and Korby , each of whom is independent under the rules of the NYSE and the SEC. The nominating and corporate governance committee met six times during the fiscal year ended January 1, 2022. The nominating and corporate governance committee is generally responsible for:

∎  identifying, reviewing, evaluating and recommending potential candidates to serve as directors of our company;

∎  recommending to the Board the number and nature of standing and special committees to be created by the Board;

∎  recommending to the Board the members and chairperson for each Board committee;

∎  developing, recommending and periodically reviewing and assessing our Corporate Governance Guidelines and Code of Conduct and making recommendations for changes to the Board;

∎  overseeing the development and implementation of succession plans for our CEO and other key executive officers;

∎  establishing and annually re-evaluating and recommending to the Board the standards for criteria for membership for, and the process of selection of, new and continuing directors for the Board;

∎  communicating with our stockholders regarding nominees for the Board and considering whether to recommend these nominees to the Board;

∎  reviewing the findings of the compensation committee with respect to the compensation committee’s evaluation of the status of Board compensation and reporting these findings to the Board, along with its recommendation of general principles to be used in determining the form and amount of director compensation;

∎  periodically reviewing corporate governance matters generally and recommending action to the Board where appropriate;

∎  reviewing and addressing any potential conflicts of interest of our directors and executive officers;

∎  developing criteria for and assisting the Board in its annual self-evaluation; and

∎  overseeing the annual evaluation of management of our company, including oversight of the evaluation of our Chief Executive Officer by the compensation committee.

AUDIT COMMITTEE

The audit committee currently consists of Messrs. Adair (Chairman), Guimaraes and Rescoe and Ms. Albright, each of whom is independent under the rules of the NYSE and the SEC. The audit committee continued its long-standing practice of meeting directly with our internal audit staff to discuss the current year’s audit plan and to allow for direct interaction between the audit committee members and our internal auditors. The audit committee also meets directly with our independent auditors and our chief compliance officer. The audit committee met four times during the fiscal year ended January 1, 2022, during each of which meetings it also met directly with our independent auditor and internal auditors. The audit committee is generally responsible for:

∎  appointing, compensating, retaining, directing and overseeing our independent auditors;

∎  reviewing and discussing with management and our independent auditors the adequacy of our disclosure controls and procedures and internal accounting controls and other factors affecting the integrity of our financial reports;

∎  reviewing and discussing with management and our independent auditors critical accounting policies and the appropriateness of these policies;

∎  reviewing and discussing with management and our independent auditors any material financial or non-financial arrangements that do not appear on the financial statements and any related party transactions;

∎  reviewing our annual and interim reports to the SEC, including the financial statements and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” portion of those reports and recommending appropriate action to the Board;

∎  discussing our audited financial statements and any reports of our independent auditors with respect to interim periods with management and our independent auditors, including a discussion with our independent auditors regarding the matters to be discussed under applicable accounting requirements;

∎  reviewing relationships between our independent auditors and our company;

∎  inquiring of management and our independent auditors about significant risks or exposures and assessing the steps management has taken to minimize those risks and receiving reports on and discussing governance of our risk assessment and risk management processes;

∎  reviewing and discussing with management, our internal auditors and our independent auditors the overall adequacy and effectiveness of our legal, ethical and regulatory compliance programs;

∎  reviewing and providing oversight of all related party transactions;

∎  preparing the report of the audit committee required to be included in our proxy statement; and

∎  creating and periodically reviewing our whistleblower policy.

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CORPORATE GOVERNANCE

Committees of the Board

The Board has determined that all members of the audit committee are financially literate and has designated each of Messrs. Adair and Rescoe as an “audit committee financial expert” in accordance with the requirements of the NYSE and the SEC.

Please see page 63 of this Proxy Statement for the “Report of the Audit Committee.”

COMPENSATION COMMITTEE

The compensation committee currently consists of Mses. Goodspeed (Chairwoman), Albright and Korby and Mr. Guimaraes, each of whom is independent under the rules of the NYSE and the SEC. The compensation committee met seven times during the fiscal year ended January 1, 2022. The compensation committee is generally responsible for:

∎  determining and approving the compensation level of our Chief Executive Officer;

∎  reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers;

∎  evaluating at least annually the performance of our Chief Executive Officer and other executive officers in light of the approved goals and objectives;

∎  reviewing and recommending to the Board for approval new executive compensation programs;

∎  examining from time to time the overall compensation program for directors, including an evaluation of the status of our Board’s compensation in relation to comparable U.S. companies (in terms of size, business sector, etc.), and reporting its findings to the nominating and corporate governance committee;

∎  reviewing our incentive compensation, equity-based and other compensation plans and perquisites on a periodic basis to determine whether they are properly coordinated and achieving their intended purpose(s) and to assess any risks associated with our overall compensation program;

∎  reviewing our compensation policies and practices to assess whether such policies and practices could lead to unnecessary risk taking;

∎  retaining, overseeing, compensating and terminating the independent compensation consultant;

∎  reviewing and discussing with management our Compensation Discussion and Analysis required to be included in our annual proxy statement and recommending its inclusion to the Board;

∎  preparing the report of the compensation committee for inclusion in our annual proxy statement; and

∎  overseeing shareholder communications and engagement efforts with shareholders on executive compensation matters and assessing the results of our most recent advisory vote on executive compensation;

∎  determining stock ownership and retention guidelines for our company’s directors and executive officers and monitoring compliance with such guidelines and reviewing and approving any clawback policies allowing us to recoup compensation paid to employees.

COMPENSATION COMMITTEE

The compensation committee may also, by a resolution approved by a majority of the committee, form and delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely comprised of one or more members of the compensation committee and such delegation is not otherwise inconsistent with law and the applicable rules and regulations of the SEC, NYSE or other securities exchange.

Please see page 46 of this Proxy Statement for the “Compensation Committee Report.”

ENVIRONMENTAL, SOCIAL AND GOVERNANCE COMMITTEE

The environmental, social and governance (ESG) committee currently consists of Messrs. Rescoe (Chairman), Adair and Kloosterboer and Dr. Clark, each of whom is independent under the rules of the NYSE and the SEC. The ESG committee was formed in November 2021 and held its first meeting in fiscal year 2022. The ESG committee is generally responsible for:

∎  providing oversight of our ESG related matters;

∎  assisting in the Board’s oversight of risks related to matters overseen by the ESG committee;

∎  reviewing and discussing our ESG/sustainability initiatives and goals and our progress toward achieving those goals;

∎  reviewing our workplace safety, environmental and health policies and performance;

∎  reviewing our public policy agenda and our position on significant public policy matters, including political contributions and lobbying activities; and

∎  reviewing our charitable contributions.

Code of Business Conduct

The Board has adopted a Code of Conduct to which all officers, directors and employees, who for purposes of the Code of Conduct are collectively referred to as employees, are required to adhere in addressing the legal and ethical issues encountered in conducting their work. The Code of Conduct requires that all employees avoid conflicts of interest, comply with all laws, rules and regulations, conduct business in an honest and fair manner, and otherwise act with integrity. Employees are required to report any violations of the Code of Conduct and may do so anonymously through our global Internet and telephone information and reporting service. The Code of Conduct includes specific provisions applicable to Darling’s principal executive officer and senior financial officers. Employees, including all of our executive officers, receive training annually and certify as to their compliance with our Code of Conduct. In addition, we have a Supplier Code of Conduct that extends our ethical business and compliance expectations to our suppliers.

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CORPORATE GOVERNANCE

Stock Ownership Guidelines

Stock Ownership Guidelines; Prohibition on Short-Term and Speculative Trading and Pledging

The Board has adopted stock ownership and retention guidelines to further align the interests of our non-employee directors and officers with those of our stockholders, by requiring the following minimum investment in Darling common stock:

ROLE	MINIMUM OWNERSHIP
Chief Executive Officer	5x base salary
Other Senior Executive Officers, including NEOs	2.5x base salary
Non-Employee Directors	5x annual cash retainer

Each person to whom the stock ownership guidelines apply must hold at least 75% of shares received by such person through incentive awards (after sales for the payment of taxes and shares withheld to cover the exercise price of stock options) until such person is in compliance with the stock ownership guidelines referred to above. Compliance with the guidelines is tested as of the date a person first becomes subject to the guidelines, annually as of the last day of each fiscal year and prior to any proposed sale of our common stock by a covered person. In determining whether the required investment levels have been met, shares are valued using the average closing price of Darling common stock over the 90-day calendar period immediately preceding the applicable measurement date. All of our NEOs and directors, other than Dr. Clark and Mr. Guimaraes who first became directors in 2021, had met the minimum ownership requirement as of January 1, 2022. In addition, our company’s insider trading policy expressly states that our directors, executive officers and employees are prohibited from engaging in “short sales” or any hedging transactions, including through the use of financial instruments such as puts, calls, prepaid variable forward contracts, equity swaps, collars, and exchange funds. In addition, the policy prohibits the holding of company securities in a margin account or pledging company securities as collateral for a loan.

Governance Documents

Copies of the Corporate Governance Guidelines, the Board committee charters and the Code of Conduct are available on our website at http://ir.darlingii.com/corporate-governance-documents. Stockholders may request copies of these documents free of charge by writing to Darling Ingredients Inc., 5601 N. MacArthur Blvd., Irving, Texas 75038, Attn: Investor Relations.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended January 1, 2022, Mses. Goodspeed, Albright and Korby and Messrs. Adair, Guimaraes and Mize served on the compensation committee. No compensation committee member (i) was an officer or employee of Darling, (ii) was formerly an officer of Darling or (iii) had any relationship requiring disclosure under the SEC’s rules governing disclosure of related person transactions. During the fiscal year ended January 1, 2022, we had no “interlocking” relationships in which (i) an executive officer of Darling served as a member of the compensation committee of another entity, one of whose executive officers served on the compensation committee of Darling, (ii) an executive officer of Darling served as a director of another entity, one of whose executive officers served on the compensation committee of Darling, or (iii) an executive officer of Darling served as a member of the compensation committee of another entity, one of whose executive officers served as a director of Darling.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Introduction

Our current Board consists of ten members. The nominating and corporate governance committee recommended and the Board approved the nomination of the following ten nominees for election as directors at the 2022 Annual Meeting: Charles Adair, Beth Albright, Celeste A. Clark, Linda Goodspeed, Enderson Guimaraes, Dirk Kloosterboer, Mary R. Korby, Gary W. Mize, Michael E. Rescoe, and Randall C. Stuewe. Each of the director nominees currently serves on the Board and was elected by the stockholders at our 2021 Annual Meeting of Stockholders, except Mr. Guimaraes and Dr. Clark, who were added by the directors to the Board on May 25, 2021 and October 26, 2021, respectively. Mr. Guimaraes was recommended as a potential Board candidate by a director, and Dr. Clark was recommended by a third-party search firm that we had engaged to identify suitable director candidates.

At the Annual Meeting, the nominees for director are to be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Each of the nominees has consented to serve as a director if elected. If any of the nominees become unable or unwilling to stand for election as a director (an event not now anticipated by the Board), proxies will be voted for a substitute as designated by the Board. The following sets forth information regarding the age, gender and tenure of the Board nominees as a whole.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees

Set forth below is the age, principal occupation and certain other information for each of the nominees for election as a director.

Randall C. Stuewe Director since 2003 Age: 59

Mr. Stuewe has served as our Chairman and Chief Executive Officer since February 2003. From 1996 to 2002, Mr. Stuewe worked for ConAgra Foods, Inc. (ConAgra) as executive vice president and then as president of Gilroy Foods. Prior to serving at ConAgra, he spent twelve years in management, sales and trading positions at Cargill, Incorporated. Mr. Stuewe currently serves as a director of Teays River Investments, LLC, a privately held agribusiness holding company. He also serves on the board of Diamond Green Diesel.

Skills and Qualifications

Mr. Stuewe brings a seasoned set of management and operating skills to Darling’s Board. The Company believes Mr. Stuewe’s 35 plus years of experience at various agriculture processing businesses qualifies him to be both Chairman and Chief Executive Officer.

Charles Adair Director since 2017 Age: 70 Audit Committee - Chairman ESG Committee

Mr. Adair retired as Vice Chairman at BMO Capital Markets, a financial services provider. While at BMO Capital Markets, Mr. Adair was responsible for initiating and negotiating investment banking transactions in the Food & Agribusiness sectors. Before joining BMO Capital Markets, he was Senior Vice President and manager of the Harris Capital Markets Group, also a financial services provider, which became the nucleus of the BMO Capital Markets Chicago office. Prior to BMO, Mr. Adair was Director of North American Mergers and Acquisitions for the Australian based agribusiness firm Elders Grain, Inc. where he initiated and executed acquisitions. Early in his career, Mr. Adair held senior positions in domestic and export cash grain trading, futures trading, and transportation logistics with Consolidated Grain and Barge Co. Mr. Adair has also served as an independent director of Aryzta AG, a public global bakery business based in Zurich, Switzerland, where he served as chairman of the remuneration committee, before retiring from the board in 2018. Mr. Adair is currently a director of a private packaged protein co-manufacturer, a private consumer food company and a private research commercialization company focused on innovation in animal agriculture.

Skills and Qualifications

With over 40 years of experience in the global Food & Agribusiness marketplace, advising and consolidating poultry, pork, beef and by-product recycling companies, in addition to grain processors, bakery and beverage sectors, Mr. Adair brings specific industry expertise and financial markets knowledge relevant to Darling’s global business. In addition, his strong financial background qualifies him to serve as Chairman and one of the financial experts of the audit committee and his Masters Degree from Michigan State University focused on environmental studies helps him contribute to our sustainability efforts.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees

Beth Albright Director since 2020 Age: 55 Audit Committee Compensation Committee

Ms. Albright is a retired Chief Human Resources Officer from Chemours, a global chemistry company and a public spin-off from DuPont, which she joined in October 2014. Prior to that, she served as Senior Vice-President Human Resources for Day & Zimmermann, a global manufacturing company, from May 2011 to October 2014, and as the Global Vice President Human Resources for Tekni-Plex, also a global manufacturing company, from July 2009 to April 2011. From 2000 to 2009 she worked for Rohm and Haas in various Human Resources leadership roles supporting global businesses, technology, manufacturing and staff functions. Earlier in her career, she also worked for FMC and Fluor Daniel Construction. She has attained NACD Directorship Certification®, is also an NACD Board Leadership Fellow and currently serves on the Board of Penn State’s School of Labor & Employment Relations. Previously she was a director and compensation committee member for Crozer Keystone Health System.

Skills and Qualifications

Ms. Albright brings to our Board substantial experience in global transformations with expertise in Human Capital Management (HCM), specifically organizational/culture change, executive compensation, executive development, talent management, strategy and other relevant Board matters.

Celeste A. Clark Director since 2021 Age: 68 ESG Committee

Dr. Clark has served as a principal of Abraham Clark Consulting, LLC, a consulting firm, since November 2011 and consults on nutrition and health policy, regulatory affairs and leadership development. Dr. Clark is also an adjunct professor in the Department of Food Science and Human Nutrition at Michigan State University, where she has served in such position since January 2012. She previously served as Senior Vice President, Global Policy and External Affairs of Kellogg Company, a food manufacturing company, and was the Chief Sustainability Officer until she retired in 2011. She was a member of the Global Executive Management Team and had an accomplished career spanning nearly 35 years in the food industry. At Kellogg Company, she was responsible for the development and implementation of health, nutrition and regulatory science initiatives globally to ensure consistency in approach and implementation. In addition, she also led global corporate communications, public affairs, philanthropy and several administrative functions. Dr. Clark is currently a member of the board of directors of Wells Fargo & Company, The Hain Celestial Group, Inc. and Prestige Consumer Healthcare Inc. She also serves as a trustee of the W.K. Kellogg Foundation. Dr. Clark was formerly a director of AdvancePierre Foods Holdings, Inc., Mead Johnson Nutrition Company, and Omega Protein Corporation.

Skills and Qualifications

Dr. Clark brings significant industry experience in various nutrition, consumer products, public policy, risk management and governance matters to our Board. She also brings extensive experience on ESG and sustainability matters to the Board and serves as a key resource for our sustainability efforts. Dr. Clark has served on a number of public company boards, which have provided her with a broad understanding of the governance, operational, financial and strategic issues facing public companies.

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Nominees

Linda Goodspeed Director since 2017 Age: 60 Compensation Committee - Chairwoman Nominating and Corporate Governance Committee

Ms. Goodspeed is the retired Chief Operating Officer and a Managing Partner at WealthStrategies Financial Advisors, a registered investment advisory firm, positions she held from 2007 until her retirement in 2017, and currently serves as a member of the board of directors of each of the following companies: American Electric Power Company, Inc., where she serves on the nuclear oversight, audit, technology (chair) and policy committees; AutoZone, Inc., where she serves on the audit and compensation committees; Williams Industrial Services Group, where she serves on the audit and compensation committees; and Lynx Franchising (private). She had served as Senior Vice President and Chief Information Officer of The ServiceMaster Company, a provider of home services, from 2011 to 2014. From 2008 to September 2011, Ms. Goodspeed served as Vice President, Information Systems and Chief Information Officer for Nissan North America, Inc., a subsidiary of Nissan Motor Company, a global manufacturer of vehicles. From 2001 to 2008, Ms. Goodspeed served as Executive Vice President at Lennox International Inc., a global manufacturer of air conditioning, heating and commercial refrigeration equipment. During the past five years, Ms. Goodspeed also served as a director of the Columbus McKinnon Corp. and Williams Industrial Services Group Inc. (f/k/a Global Power Equipment Group Inc.).

Skills and Qualifications

Ms. Goodspeed’s extensive experience in management roles and as a member of the board of directors of public companies makes her well qualified to serve as a director on our Board and as the Chairwoman of our compensation committee. She has held multiple key strategic and operational roles with several large global companies and in information technology and currently serves on three other boards of public companies. Ms. Goodspeed is also a registered investment advisor.

Enderson Guimaraes Director since 2021 Age: 62 Audit Committee Compensation Committee

In 2017, Mr. Guimaraes retired as the President and Chief Operating Officer for Laureate Education, Inc., positions he held since September 2015. Prior to that, from 2012 to July 2015, he served in various executive roles at PepsiCo, Inc., including Executive Vice President, Global Categories and Operations from December 2014 through July 2015, Chief Executive Officer of PepsiCo Europe and Sub-Sahara Africa from September 2012 to December 2014, and President of PepsiCo Global Operations from October 2011 to September 2012. In addition, Mr. Guimaraes previously served as Executive Vice President of Electrolux and Chief Executive Officer of its major appliances business in Europe, Africa and the Middle East from 2008 to 2011, and held various leadership positions during his 10 years at Philips Electronics and also worked in various marketing positions at Danone and Johnson & Johnson. He is also currently a director of AutoZone, Inc. and Refresco Group B.V.

Skills and Qualifications

Mr. Guimaraes is an experienced executive who has held key management roles with large global companies and currently serves on two other boards of public companies. His experience in the areas of corporate strategy, operations and P&L responsibility make him a valuable member of our Board, and he contributes invaluable perspectives on international businesses gained from his numerous international senior management positions involving operations in developed, developing and emerging markets.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees

Dirk Kloosterboer Director since 2014 Age: 67 ESG Committee

Mr. Kloosterboer served as our Chief Operating Officer from January 2014 until his retirement in October 2017. He served as chief operations officer and a director and vice chairman of the board of VION N.V. from 2008 until we acquired VION Ingredients in January 2014, which is now known as Darling Ingredients International. From September 2012 to April 2013, Mr. Kloosterboer served as chief executive officer of VION N.V. Mr. Kloosterboer currently serves as a member of the Supervisory Boards of Bolsius International B.V. and Avebe.

Skills and Qualifications

Under Mr. Kloosterboer’s leadership, VION Ingredients made more than ten acquisitions, expanding into the gelatin and casings businesses and extending VION Ingredients’ geographic presence to China, Brazil, the United States, Japan and Australia. Mr. Kloosterboer is a highly seasoned international business executive and, through his long tenure at VION Ingredients, Mr. Kloosterboer brings extensive experience in the international animal by-products industry to our Board.

Mary R. Korby Director since 2014 Age: 77 Compensation Committee Nominating and Corporate Governance Committee

Ms. Korby retired as a partner of the law firm of K&L Gates LLP, after having practiced law for more than 19 years as a partner at the law firms of K&L Gates LLP and previously, Weil Gotshal & Manges LLP. During her legal practice, Ms. Korby advised boards of directors and companies regarding securities law compliance, stock exchange listings, disclosure issues and corporate governance, as well as tender offers, joint ventures and mergers and acquisitions, including complex cross-border public and private transactions in diverse industries such as chemicals, defense, recycling, green energy, aviation, and manufacturing. Ms. Korby currently serves on the advisory board of the Rowling Center for Business Law and Leadership at Southern Methodist University.

Skills and Qualifications

As a former partner at two major, global law firms, Ms. Korby brings to our Board a substantial level of experience with an understanding of complex merger and acquisition transactions, securities law compliance, governance and other Board-related matters. Ms. Korby also serves as a member of our compensation committee and our nominating and corporate governance committee, where she utilizes her extensive experience in counseling companies on governance and other corporate matters, including executive compensation issues.

20 2022 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees

Gary W. Mize Director since 2016 Age: 71 Lead Director Nominating and Corporate Governance Committee - Chairman

Since October 2009, Mr. Mize has held the position of partner and owner at MR & Associates, a provider of consulting and advisory services to agricultural-based businesses. Mr. Mize served as President of Rawhide Energy LLC, an ethanol company, from April 2007 to April 2009. He also served as non-executive Chairman at Ceres Global AG, a Canadian public company that serves as a vehicle for agribusiness investments, from December 2007 to April 2010. Mr. Mize currently serves as a director of the following companies: Gevo, Inc. since 2011, where he currently serves as a member of the audit committee and the compensation committee; and United Malt Group Limited since October 2020, where he currently serves as a member of the audit committee and the compensation committee. In addition, Mr. Mize served as Global Chief Operating Officer and Executive Director from July 2003 to December 2005 and Non-Executive Director from December 2005 to December 2006 at Noble Group, Hong Kong. Previously, he was President of the Grain Processing Group at ConAgra Foods, Inc., President and Chief Executive Officer of ConAgra Malt and held various positions at Cargill, Incorporated. During the past five years, Mr. Mize also served as a director of Ceres Global AG.

Skills and Qualifications

Mr. Mize brings international business experience to the Board having previously held expatriate positions in Switzerland, Brazil and Hong Kong. His international experience, coupled with more than 35 years of experience in agribusiness make him a valuable addition to our Board. In addition, his experience serving on the boards of directors of numerous public companies brings to our Board valuable experience in dealing with the complex issues facing boards of directors today and makes him duly qualified to serve as our Lead Director.

Michael E. Rescoe Director since 2017 Age: 69 Audit Committee ESG Committee – Chairman

Mr. Rescoe served as executive vice-president and chief financial officer of Travelport Ltd. (travel services), a privately-held company controlled by The Blackstone Group (BX), from November 2006 until October 2009. He served as executive vice president and chief financial officer of the Tennessee Valley Authority, a federal corporation that is the nation’s largest public power provider, from July 2003 until November 2006. Mr. Rescoe was a senior officer and the chief financial officer of 3Com Corporation, a global technology manufacturing company specializing in Internet connection technology for both voice and data applications, from April 2000 until November 2002. During 1999 and 2000, Mr. Rescoe was associated with Forstman Little & Company, a leveraged buyout firm. Prior thereto, Mr. Rescoe was chief financial officer of PG&E Corporation, a power and natural gas energy holding company, from 1997. For over a dozen years prior to that, Mr. Rescoe was a senior investment banker with Kidder, Peabody & Co. and a senior managing director of Bear Stearns specializing in strategy and structured financing. From May 2011 until February 2014, Mr. Rescoe served on our Board, where he served as a member of the audit and compensation committees, and from December 2003 until October 2011, Mr. Rescoe served as a director of Global Crossing Ltd., where he served as chairman of the audit committee. From July 2014 until April 2018, Mr. Rescoe also served as a director of Williams Industrial Services Group Inc. (f/k/a Global Power Equipment Group Inc.).

Skills and Qualifications

Mr. Rescoe’s strong financial background provides financial expertise to the Board, including a deep understanding of financial statements, corporate finance, accounting and capital markets and qualifies him to serve as one of the financial experts of the audit committee. In addition, his years of service as a senior executive and chief financial officer provide him with substantial experience in the areas of global business, innovation, transactions, governmental/regulatory, and risk management.

2022 Proxy Statement 21

PROPOSAL 1 – ELECTION OF DIRECTORS

Director Nomination Process

Director Nomination Process

The Board is responsible for approving nominees for election as directors. To assist in this task, the nominating and corporate governance committee is responsible for reviewing and recommending nominees to the Board. This committee is comprised solely of independent directors as defined by the rules of the NYSE and the SEC.

The Board has a policy of considering director nominees recommended by our stockholders. A stockholder who wishes to recommend a prospective Board nominee for the nominating and corporate governance committee’s consideration can write to the Nominating and Corporate Governance Committee, c/o Secretary, Darling Ingredients Inc., P.O. Box 141481, Irving, Texas 75014-1481. In addition to considering nominees recommended by stockholders, our nominating and corporate governance committee also considers prospective Board nominees recommended by current directors, management and other sources. Our nominating and corporate governance committee evaluates all prospective Board nominees in the same manner regardless of the source of the recommendation.

As part of the nomination process, our nominating and corporate governance committee is responsible for reviewing with the Board periodically the appropriate skills and characteristics required of directors in the context of the current make-up of the Board. This assessment includes issues of judgment, diversity, experience and skills. In evaluating prospective nominees, including nominees recommended by stockholders, our nominating and corporate governance committee looks for the following minimum qualifications, qualities and skills:

∎	highest personal and professional ethics, integrity and values;

∎	outstanding achievement in the individual’s personal career;

∎	breadth of experience;

∎	ability to make independent, analytical inquiries;

∎	ability to contribute to a diversity of viewpoints among board members;

∎	willingness and ability to devote the time required to perform board activities adequately (in this regard, the committee will consider the number of other boards of directors on which the individual serves); and

∎	ability to represent the total corporate interests of our company (a director will not be selected to, nor will he or she be expected to, represent the interests of any particular group).

When recommending to the Board the slate of director nominees at the Annual Meeting, the nominating and corporate governance committee looks to maintain an appropriate balance of tenure, turnover, diversity and skills on the Board. The Board has established a proven record of strategic and consistent refreshment, seeking new directors with appropriate skills, qualifications and backgrounds consistent with these criteria, with 60% of our director nominees having served on the Board for less than five years.

CONSIDERATION OF BOARD DIVERSITY

Throughout the director selection and nomination process, our nominating and corporate governance committee and the Board seek to achieve diversity within the Board with a broad array of viewpoints and perspectives that are representative of our global business. Our nominating and corporate governance committee adheres to our company’s philosophy of maintaining an environment free from discrimination on the basis of race, color, religion, sex, sexual orientation, gender identity, national origin, disability, age, veteran status or any other protected category under applicable law. This process is designed to provide that the Board includes members with diverse backgrounds, perspectives and experience, including appropriate financial and other expertise relevant to the business of the Company. As set forth above, our nominating and corporate governance committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard, but fully appreciates the value of Board diversity, as it improves the quality of dialogue, contributes to a more effective decision-making process and enhances overall culture in the boardroom. The committee views diversity broadly to include diversity of experience, skills, viewpoint, race, ethnicity, gender, cultural background and age. The committee considers its current practice to be effective in identifying nominees for director who have the right mix of professional expertise and skills with diversity of viewpoints to complement one another resulting in a balanced Board. Diversity brings great value to the Board and our company as it fosters innovation, creativity and connection to the people we serve.

Stockholders who wish to submit a proposal for inclusion of a nominee for director in our proxy materials must also comply with the deadlines and requirements of our Amended and Restated Bylaws and of Rule 14a-8 of the Exchange Act promulgated by the SEC. Please see “Additional Information” in this Proxy Statement for more information regarding the procedures for submission by a stockholder of a director nominee or other proposals.

Required Vote

To be elected, each nominee for director must receive a majority of all votes cast (assuming a quorum is present) with respect to that nominee’s election. Abstentions and broker “non-votes” will not be counted as a vote cast with respect to a nominee.

Recommendation of the Board

The Board recommends that stockholders vote “FOR” each of the nominees set forth in Proposal 1.

22 2022 Proxy Statement

OUR MANAGEMENT

Executive Officers and Directors

Our executive officers and directors, their ages and their positions as of March 15, 2022, are as follows. Our executive officers serve at the discretion of the Board.

NAME	AGE	POSITION
Randall C. Stuewe	59	Chairman of the Board and Chief Executive Officer
Brad Phillips	62	Executive Vice President – Chief Financial Officer
John Bullock	65	Executive Vice President – Specialty Ingredients and Chief Strategy Officer
Jan van der Velden	58	Executive Vice President – International Rendering and Specialties
Rick A. Elrod	61	Executive Vice President – Darling U.S. Rendering Operations
Jos Vervoort	63	Executive Vice President – Rousselot
John F. Sterling	58	Executive Vice President – General Counsel and Secretary
Jim Long	55	Executive Vice President – Chief Administrative Officer
Sandra Dudley	49	Executive Vice President – Renewables and U.S. Specialty Operations
Charles Adair (1) (4) (5)	70	Director
Beth Albright (1) (2)	55	Director
Celeste A. Clark (4)	68	Director
Linda Goodspeed (2) (3)	60	Director
Enderson Guimaraes (1) (2)	62	Director
Dirk Kloosterboer (4)	67	Director
Mary R. Korby (2) (3)	77	Director
Gary W. Mize (3)	71	Lead Director
Michael E. Rescoe (1) (4) (5)	69	Director

1.	Member of the audit committee.
2.	Member of the compensation committee.
3.	Member of the nominating and corporate governance committee.
4.	Member of the environmental, social and governance committee.
5.	In accordance with requirements of the SEC and the NYSE listing requirements, the Board has designated Messrs. Adair and Rescoe as audit committee financial experts.

2022 Proxy Statement 23

OUR MANAGEMENT

Executive Officers and Directors

For a description of the business experience of Messrs. Stuewe, Adair, Guimaraes, Kloosterboer, Mize, and Rescoe, Mses. Albright, Goodspeed, and Korby, and Dr. Clark, see “Proposal 1 – Election of Directors.”

Brad Phillips has served as our Executive Vice President – Chief Financial Officer since January 2018. He has served in a number of different capacities for the Company since 1988. Most recently he served as our Vice President – Treasurer since May 2014. Previously, he held the positions of Treasurer from January 1993 to May 2014, Assistant Treasurer from January 1991 to January 1993, and Assistant Controller from October 1988 to January 1991. Prior to that, he was the Corporate Accounting Manager at Republic Health Corporation from 1984 to 1988, and from 1982 to 1984 he served in the audit group at Arthur Andersen.

John Bullock has served as our Executive Vice President – Chief Strategy Officer since January 2014 and has been in charge of our U.S. Specialty Ingredients businesses since 2015. Prior to that, he served as our Senior Vice President – Business Development from May 2012 to December 2013. He also serves on the board of Diamond Green Diesel. Mr. Bullock began his career at General Mills, Inc. in 1978 in ingredient purchasing and risk management. From 1991 to 2004, Mr. Bullock worked for ConAgra Foods Inc., where he led the mergers and acquisitions group of the ConAgra Trading and Processing Companies, with responsibility for leading the company’s growth initiatives and acquiring numerous businesses throughout the world. From 2004 to May 2012, Mr. Bullock operated JBULL INC., a boutique consulting firm he formed specializing in enhancing margin opportunities for agricultural business expansions and developing renewable fuels, during which time he consulted on numerous projects for our company, including its effort in the development and construction of the Diamond Green Diesel facility.

Jan van der Velden has served as our Executive Vice President – International Rendering and Specialties since October 2017. He has served in a number of different capacities for Darling Ingredients International (formerly known as VION Ingredients) since June 1989. Most recently, he has served as the Executive Vice President – ERS from January 2014 to October 2017, Managing Director of ERS for VION Ingredients from March 2012 to January 2014, and the Vice President Raw Materials & Logistics for VION Ingredients from January 2001 to March 2012. From May 2005 to March 2012, he also served as the managing director of VION Ingredients Germany. He also served as a member of the board of VION Ingredients.

Rick A. Elrod has served as our Executive Vice President – Darling U.S. Rendering Operations since April 2015. He has extensive experience in raw material procurement and plant operations, having served the Company in various managerial capacities since joining our subsidiary, Griffin Industries, in 1984. Most recently, he served as the Company’s Senior Vice President – Eastern Region from January 2011 to April 2015. Mr. Elrod is involved in several state associations within the industry as well as the National Chicken Council, the U.S. Poultry Protein Council and the National Renderers Association.

Jos Vervoort has served as our Executive Vice President – Rousselot since May 2017. He has served in a number of different capacities for Darling Ingredients International (formerly known as VION Ingredients) since March 2006. Most recently, he served as Vice President of Rousselot from November 2015 to May 2017. From January 2008 to November 2015, he served as Managing Director of Rousselot EMEA. He also served as a member of the board of VION Ingredients.

John F. Sterling has served as our Executive Vice President – General Counsel and Secretary since August 2007. From 1997 to July 2007, Mr. Sterling worked for Pillowtex Corporation, where he served as Vice President, General Counsel and Secretary since 1999. Mr. Sterling began his career with the law firm of Thompson & Knight LLP, where he was a member of the firm’s corporate and securities practice area.

Jim Long has served as our Executive Vice President – Chief Administrative Officer since April 2021. Jim Long joined the Company in April of 2015 as Senior Vice President, Canada, responsible for leading Darling Ingredients Canada. Prior to joining the Company, he served as Vice President Manufacturing from November 2010 to April 2015 for Maple Leaf Foods Inc., one of Canada’s largest meat protein companies. Previously, he served as Vice President and General Manager Rendering for Rothsay (under ownership of Maple Leaf Foods Inc.) where he worked for nine years. Mr. Long has had an extensive career in the meat industry, spanning functional disciplines, species, businesses and processes. He has held positions in finance, continuous improvement, operations and general management.

Sandra Dudley has served as our Executive Vice President – Renewables and U.S. Specialty Operations since October 2021. Prior to that, she served as our Senior Vice President – Renewables and Strategy from January 2020 to September 2021, and as Vice President – Strategic Planning & Business Development from 2015 to January 2020. Ms. Dudley began her career in 1995 at Professional Research Consultants, Inc., analyzing trends in the health care market. From 1998 to 2004 she worked at ConAgra Foods Inc., serving in both strategy and financial roles. From 2004 to 2015 she worked at Tenaska Marketing Ventures, a top natural gas marketer, where she analyzed long-term deals, developed deal structures, and traded natural gas.

24 2022 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

EXECUTIVE OVERVIEW	25

COMPENSATION PROGRAM OBJECTIVES AND PHILOSOPHY	31

USE OF PEER COMPANIES IN SETTING EXECUTIVE COMPENSATION AND MEASURING PERFORMANCE	33

MIX OF SALARY AND INCENTIVE AWARDS (AT TARGET)	36

COMPONENTS OF FISCAL 2021 EXECUTIVE COMPENSATION PROGRAM	37

OTHER FEATURES OF OUR COMPENSATION PROGRAM	44

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our company’s compensation programs and are not statements of management’s expectations or estimates of results or other guidance.

Our Compensation Discussion and Analysis describes the key features of our executive compensation program and the compensation committee’s (the “committee’s”) approach in deciding fiscal 2021 compensation for our named executive officers (also referred to as our NEOs):

NAME	TITLE

Randall C. Stuewe	Chairman and Chief Executive Officer

Brad Phillips	Executive Vice President — Chief Financial Officer

John Bullock	Executive Vice President — Specialty Ingredients and Chief Strategy Officer

Jan van der Velden	Executive Vice President — International Rendering and Specialties

Rick A. Elrod	Executive Vice President — Darling U.S. Rendering Operations

All of our NEOs are based in the United States, except for Mr. van der Velden, who is based in Europe at our corporate offices in Son, the Netherlands. Mr. van der Velden’s compensation is denominated in euros and translated into U.S. dollars herein at the average exchange rate during 2021 of 1.183491.

Executive Overview

COMPANY PERFORMANCE HIGHLIGHTS

Our Business

Our company is one of the world’s leading producers of organic ingredients, producing a wide array of sustainable protein and fat products, while being one of the largest producers of renewable clean energy. With operations on five continents, we collect waste streams from the agri-food industry, repurposing them into specialty ingredients, such as hydrolyzed collagen, edible and feed-grade fats, animal proteins and meals, plasma, pet food ingredients, fuel feedstocks, and green bioenergy. We sell our products around the globe and work to strengthen our promise for a better tomorrow, creating product applications for health, nutrients and bioenergy, while optimizing our services to the food chain. Our company is a 50% joint venture partner with Valero Energy Corporation in Diamond Green Diesel (DGD), North America’s largest renewable diesel manufacturer, currently producing approximately 690 million gallons of renewable diesel annually. Renewable diesel is a biomass-based fuel that is interchangeable with petroleum-based diesel fuel, but has a carbon lifecycle low enough to meet the most stringent low-carbon fuel standards, reducing Greenhouse Gas emissions by up to 85% as compared to traditional fossil fuel. DGD produces renewable diesel from animal fats, recycled greases, used cooking oil, inedible corn oil, soybean oil, or other feedstocks that become economically and commercially viable. Our operations are organized into three segments: Feed Ingredients, Fuel Ingredients and Food Ingredients. Our Fuel Ingredients segment includes our share of the results of our equity investment in DGD.

2022 Proxy Statement 25

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2021 Business Highlights

Fiscal 2021 was a record year for our company, as we continued to successfully execute on our strategy to grow responsibly and to achieve operational and financial improvements intended to grow profitability in businesses and geographic areas where sustainable and predictable margins can be achieved, as exemplified by the following:

2021 COMPANY PERFORMANCE HIGHLIGHTS

Key Operating Accomplishments

∎	Finished fiscal 2021 with net income of $650.9 million, or $3.90 per GAAP diluted share.

∎	Finished fiscal 2021 with a record combined adjusted EBITDA of $1.235 billion.

∎	DGD sold a record 370 million gallons of renewable diesel for 2021 at an average of $2.07 EBITDA/gallon, generating $766.8 million in total EBITDA, while at the same time completing its $1.1 billion expansion project in Norco, Louisiana and continuing construction on its $1.45 billion expansion project in Port Arthur, Texas.

∎	Our priorities during the COVID-19 pandemic continued to be protecting the health and safety of our employees, while continuing to provide our essential services to the industries and communities we serve. In this regard, we continued, as appropriate, the operational guidelines we put in place throughout our organization consistent with the applicable governmental and regulatory policies in the geographies we operate intended to protect our employees and prevent the spread of the virus in our workplace, the result of which allowed us to continue our operations during fiscal 2021 with minimal disruptions. In addition, we donated to Food for the Soul and Ronald McDonald House, all of which are focused on feeding children and their families during the pandemic.

Growth Achievements

∎	DGD completed, on budget and on schedule, the $1.1 billion expansion project at its Norco, Louisiana facility that increased DGD’s annual production capacity from 290 million gallons of renewable diesel to 700 million gallons of renewable diesel, provided the capability to separate naphtha, a byproduct of the production process, for sale into low carbon fuel markets and expanded inbound and outbound logistics to better service the many developing low carbon fuel markets around North America and worldwide.

∎	DGD continued construction of a new $1.45 billion renewable diesel plant to be located in Port Arthur, Texas capable of producing 470 million gallons of renewable diesel annually as well as 20 million gallons of renewable naphtha. The project was approved by our Board in January 2021, and the new plant is expected to commence operations in the first quarter of 2023.

∎	Entered into an agreement to purchase Valley Proteins, Inc., a major rendering and used cooking oil collection company in the U.S. The acquisition, the closing of which is subject to regulatory approval, is expected to supplement our global supply of waste fats and greases and provide us with additional low carbon feedstock to produce renewable diesel and potentially sustainable aviation fuel.

∎	Opened our Sonac Product Application and Research Center (SPARC) next to our food grade production facility in Vuren, Netherlands to help customers with innovative development for meat and savory food ingredients.

∎	Opened a new biomedical pilot plant and expanded our expertise center in Ghent, Belgium dedicated to the manufacturing of X-Pure gelatins, an ultra-pure gelatin for use in the most complex (bio)medical applications, and exploring the potential of the collagen molecule in the nutritional and biomedical fields.

Realigned Capital Structure for Operating Conditions and Future Growth

∎	Reduced our term loan B balance by $100 million to $200 million outstanding at end of fiscal 2021 and ended fiscal 2021 with a leverage ratio of 1.6x, an improvement of approximately 0.3 points over the 1.9x at the end of fiscal 2020.

∎	Returned approximately $167.7 million of capital to stockholders, buying back approximately 2.5 million shares of our common stock.

∎	Successfully amended our senior secured credit facility to (i) increase the principal amount of the revolving credit facility thereunder from $1.0 billion to $1.5 billion and extend its term to December 9, 2026 and (ii) add a new term loan commitment of up to $400 million, thereby providing more flexibility going forward.

Pay for Performance

The committee continues to align executive pay with long-term returns to stockholders by designing our executive compensation program to reward corporate, business unit and individual performance primarily based on the following three factors:

∎

Expansion of our company, both organically and through acquisitions, as well as through investments, such as DGD, within the context of the business cycle, as our scale creates the platform for future growth and influences the stability of our company’s earnings;

∎	Our effectiveness in deploying capital when compared to our Performance Peer Group (as defined on page 34 below); and

26 2022 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

∎	The total shareholder return of our company as compared to our Performance Peer Group.

Pricing of our finished products is heavily influenced by global grain and oilseed supplies, meat production trends, crude oil pricing and foreign currency values. We operate a diversified business and remain a growth-oriented company focused on creating long-term value for our stockholders. Nevertheless, deflationary cycles within the global commodity markets can have a significant impact on the price of our common stock. As such, we believe that the current best indicator of our long-term performance versus our Performance Peer Group is a comparison of how competitively we deploy capital versus our Performance Peer Group as measured by a return on capital standard. The other primary factor in aligning our pay and performance is whether we have remained a growth-oriented company as measured by EBITDA, which is also the numerator for return on capital.

Performance against pre-established EBITDA goals was a key element of our 2021 annual incentive plan. Historically, we have used key acquisitions and a joint venture project to transform our platform and build future value through segment and product diversification and global expansion. EBITDA growth exceeding that of the median of our Performance Peer Group will result in greater annual incentive plan payouts, while shortfalls in EBITDA will result in below target payouts. As the chart below indicates, our CEO’s total realizable compensation is well-aligned with our EBITDA performance.

(1)

For comparison purposes, 2017 Proforma Adjusted Combined EBITDA (non-GAAP) is also shown including $92.9 million in EBITDA attributable to DGD and our North American biofuel operations that relates to 2017 performance. The $92.9 million in EBITDA relates to U.S. blenders tax credits for which DGD and our company were eligible, which for fiscal 2017 were not retroactively approved by Congress until February 2018. Although this $92.9 million in EBITDA is not included in the company’s or DGD’s 2017 financial statements, since it directly related to 2017 performance and was included in the company’s internal 2017 operating plan, in accordance with the annual incentive plan it was included for purposes of determining the achievement level of adjusted EBITDA used to calculate the payouts under the 2017 annual incentive plan.

(2)

For comparison purposes, 2018 Proforma Adjusted Combined EBITDA (non-GAAP) is also shown excluding the $92.9 million in EBITDA related to U.S. blenders tax credits attributable to DGD and our North American biofuel operations that was received in 2018 but relates to 2017 performance, as further described above, and including $86.6 million in EBITDA attributable to DGD and our North American biofuel operations that relates to 2018 performance. The $86.6 million in EBITDA relates to U.S. blenders tax credits for which DGD and our company were eligible, which for fiscal 2018 were not retroactively approved by Congress until December 2019. Although this $86.6 million in EBITDA is not included in the company’s or DGD’s 2018 financial statements, since it directly related to 2018 performance and was included in the company’s internal 2018 operating plan, in accordance with the 2018 annual incentive plan it was included for purposes of determining the achievement level of adjusted EBITDA used to calculate the payouts under the 2018 annual incentive plan and resulted in a supplemental payment in December 2019 to the participants under our 2018 annual incentive program, as previously disclosed and described in our Proxy Statement filed with the SEC on March 27, 2019 in connection with our 2019 Annual Meeting of Stockholders.

(3)

For comparison purposes, 2019 Proforma Adjusted Combined EBITDA (non-GAAP) is also shown excluding the $86.6 million in EBITDA related to U.S. blenders tax credits attributable to DGD and our North American biofuel operations that was booked in 2019 but relates to 2018 performance, as further described above.

2022 Proxy Statement 27

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

YEAR	2017	2018	2019	2020	2021

CEO Pay Measure:

Realizable Pay 1-Year	$8,183	$5,201	$8,303	$13,799	$8,674

% Change		-36%	60%	66%	-37%

Absolute Performance Measure:

Reported Proforma Adjusted Combined EBITDA (non-GAAP)	$480.8	$596.8	$826.3	$841.5	$1,234.8

Proforma Adjusted Combined EBITDA (non-GAAP) showing for 2017, 2018 and 2019 the EBITDA relating to the blenders tax credit in the year earned	$573.7	$590.5	$739.7	$841.5	$1,234.8

NOTES:

EBITDA includes our DGD joint venture, but excludes transaction-related costs and foreign currency exchange impact on EBITDA. See Appendix A for a reconciliation to GAAP.

Realizable pay reflects the actual cash and intrinsic value of equity incentives awarded in a given year, using the stock price at the end of the year. For example, for 2021, realizable pay equals base salary plus annual incentives earned for 2021 performance plus RSUs granted on January 4, 2021 and shares of our common stock to be issued in the first quarter of 2024, assuming target PSU performance for 2021 to 2023 for PSUs awarded on January 4, 2021, plus the reported Summary Compensation Table values for Change in Pension Value and Non-Qualified Deferred Compensation Earnings and All Other Compensation.

We have used a return on capital standard as the performance measure under our long-term incentive (“LTI”) program since 2010. For 2021, we used return on gross investment (as defined, “ROGI”) as the performance metric for our LTI program, together with a relative total shareholder return (“TSR”) modifier. Prior to 2021, we used return on capital employed (“ROCE”) as the performance metric for our LTI program. The committee changed to ROGI for 2021 because it believes that ROGI is a more standard metric that still enables a focus on the value of a particular asset and the working capital needed to operate that asset but, unlike ROCE, includes goodwill in the calculation, which the committee believes is now appropriate given the length of time since the company’s last substantial and transformational acquisition. Our return on capital targets are set to reflect the median historical performance levels for our Performance Peer Group. The following chart shows that by aligning our executive compensation with EBITDA and capital deployment performance, with a TSR modifier, the realizable pay levels provided by our executive compensation program to our CEO are aligned to our stock price performance over the long-term:

28 2022 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

INDEX YEAR

2016	2016	2017	2018	2019	2020	2021

CEO Pay Measure:

Realizable Pay 1-Year		$8,183	$5,201	$8,303	$13,799	$8,674

% Change			-36%	60%	66%	-37%

TSR Index Measure:

1-Year TSR Indexed to 2016=100	100.0	140.4	147.5	216.9	446.8	536.7

1-Year TSR %		40.4%	5.0%	47.1%	106.0%	20.1%

NOTES:

Total Shareholder Return (TSR) performance is indexed to 2016, where 2016 equals 100 on the Index.

Realizable pay reflects the actual cash and intrinsic value of equity incentives awarded in a given year, using the stock price at the end of the year. For example, for 2021, realizable pay equals base salary plus annual incentives earned for 2021 performance plus RSUs granted on January 4, 2021 and shares of our common stock to be issued in the first quarter of 2024, assuming target PSU performance for 2021 to 2023 for PSUs awarded on January 4, 2021, plus the reported Summary Compensation Table values for Change in Pension Value and Non-Qualified Deferred Compensation Earnings and All Other Compensation.

The committee believes that our executive compensation program effectively aligns pay with performance based on the key factors discussed above, thereby aligning executive pay with returns to stockholders and creating a growth-oriented, long-term value proposition for our stockholders.

STOCKHOLDER ENGAGEMENT PROCESS AND SAY ON PAY ADVISORY VOTE RESULTS

Our Board and management team take a long-term view toward stockholder engagement and recognize that solicitation and consideration of stockholder feedback is critical to driving growth and creating stockholder value. Throughout the year we engage with a significant portion of our stockholders on topics of importance to both our company and stockholders. In addition to discussing our business results, initiatives and capital structure, we engage on other matters, such as governance practices, including executive compensation, Board composition and refreshment and environmental, social and other sustainability topics. This engagement is conducted through a number of different forms, including in-person and virtual meetings, quarterly investment calls and other investor conferences and presentations. In addition, members of the committee and management conduct an annual outreach to stockholders. In this regard, in 2021, we reached out to stockholders representing approximately 58% of the outstanding shares of our common stock and held direct conversations with every stockholder who responded to our engagement request. Overall, we spoke with stockholders representing approximately 20% of our outstanding shares, with the chair of the committee leading the discussions. We also engage with the proxy advisory firms as appropriate and review our practices against their published guidelines. Stockholders are also provided an annual opportunity to provide feedback through an advisory say on pay vote on executive compensation. At our 2020 and 2021 Annual Meetings, approximately 98.2% and 95.4%, respectively, of the votes cast were in favor of the advisory vote to approve executive compensation. Our discussions with stockholders, together with the 2020 and 2021 say on pay results, indicated strong support for our executive compensation program and influenced the committee’s decision to maintain a consistent overall approach for 2021 and 2022. Stockholder engagement and the outcome of the say on pay vote results will continue to inform future compensation decisions.

2022 Proxy Statement 29

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

BEST PRACTICES AND GOOD GOVERNANCE

The committee regularly reviews trends in executive compensation and pay-related governance policies and takes into account say on pay results and stockholder feedback to ensure that our executive compensation program continues to follow best practices aligned to long-term stockholder interests, as exemplified by each of the following design elements:

✓	WHAT WE DO

✓	Significant portion of compensation is provided in the form of variable and performance-based incentives	Consistent with goal of creating a performance-oriented environment that aligns with value delivered to shareholders. For CEO, 82% of annual target total direct compensation is variable and predominantly performance-based.

✓	Alignment of pay and performance based on measurable goals for both annual and long-term awards	Annual incentive awards are based on internal EBITDA goals which are informed by peer group performance levels and the committee’s review of strategic, operational and personal goals. PSUs are earned based on three-year, forward-looking average ROGI goals relative to peer companies, with a relative TSR modifier.

✓	Balanced mix of awards tied to annual and long-term performance	For CEO, target annual incentive award opportunity and target long-term incentive award opportunity represent 18% and 64% of annual target total direct compensation, respectively. 100% of annual and long-term awards for NEOs are variable and predominantly performance-based.

✓	Balance of metrics designed to reduce risk	The mix of annual and long-term incentive metrics promotes growth without excessive risk-taking and balances absolute vs. relative metrics, financial, operational and stock performance metrics, and corporate vs. business unit vs. individual goals.

✓	Targeted pay at 50th percentile of peers	Committee targets annual total direct compensation at the 50th percentile of peers for commensurate performance.

✓	Benchmark peers of similar revenues and business complexities	Committee benchmarks our executive compensation program and reviews the composition of our peer groups annually with the assistance of an independent compensation consultant.

✓	Maximum payout caps for annual cash incentive compensation and performance share unit awards	Committee establishes a maximum limit on the number of PSUs and the amount of annual cash incentive that can be earned.

✓	Include “double-trigger” change of control provisions in equity awards	Award agreements provide for vesting following a change of control only if there is also an involuntary termination of employment (double-trigger).

✓	Robust stock ownership and retention policy	CEO must hold at least 5x base salary in company stock; other NEOs must hold at least 2.5x. Executives are also required to hold at least 75% of after-tax shares of our common stock received from incentive awards until the ownership requirement is met.

✓	Compensation recoupment (clawback) policy	Recovery of annual or long-term incentive compensation based on achievement of financial results that were subsequently restated due to misconduct.

✓	Retention of an independent compensation consultant to advise the committee	Compensation consultant (Pearl Meyer) provides no other services to the company.

X	WHAT WE DON’T DO

x	No change of control excise tax gross-ups	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests.

x	No excessive perquisites	We offer only limited benefits as required to remain competitive and to attract and retain highly-talented executives.

x	No guaranteed annual salary increases or bonuses	For NEOs, annual salary increases are based on evaluations of individual performance, market data and economic conditions, while their annual cash incentives are tied to corporate and individual performance.

x	No dividends on unearned PSUs	Dividend equivalents are accrued, but not paid on PSUs until the performance conditions are satisfied and the PSUs vest after the performance measurement period.

x	No supplemental executive retirement plans	Consistent with focus on performance-oriented environment; reasonable and competitive retirement programs are offered.

x	No discounted stock options, reload stock options or stock option re-pricing without stockholder approval	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests.

x	No short-term trading, short sales, transactions involving derivatives, hedging or pledging transactions for directors, executive officers and employees	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests.

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Compensation Discussion and Analysis

EXECUTIVE COMPENSATION HIGHLIGHTS

The committee has designed our executive compensation program to deliver pay in alignment with corporate, business unit and individual performance. A participant’s annual target total direct compensation is comprised of base salary, an annual cash incentive award and a long-term incentive award. A large portion of the annual target total direct compensation is “at-risk” through long-term equity awards and annual cash incentive awards. These awards are linked to actual performance and include a significant portion of equity. See charts on page 36 for more information regarding the target annual compensation mix for our CEO and other NEOs.

Fiscal 2021 Compensation Actions at a Glance

A substantial amount of the NEOs’ fiscal 2021 compensation was in the form of annual and long-term incentives, providing, as in prior years, a strong incentive to increase stockholder value. 82% of our CEO’s and an average of 66% of the other NEOs’ annual target total direct compensation was variable, with a substantial portion of that being performance-based. The following summarizes the key compensation decisions for the NEOs for fiscal 2021:

◾

Base Salary: The committee approved base salary increases in 2021 for each of our NEOs, except for Mr. Stuewe, whose target LTI value was increased from 341.67% to 357.90% of his annual base salary, thereby increasing the “at-risk” portion of his annual total direct compensation and further aligning it with the interests of our stockholders.

◾

Annual Incentive Bonus: In fiscal 2021, the Company achieved global adjusted EBITDA of approximately 167.3% of target, and each of our NEOs achieved a substantial amount of their strategic, operational and personal (“SOP”) goals. As a result, Mr. Stuewe earned a 2021 annual incentive bonus equal to 199% of his target and the other NEOs earned payouts ranging from 183% to 193% of target.

◾

Long-Term Incentive (LTI) Awards: Beginning in fiscal 2021, the committee (i) replaced the stock option component used in prior years in the LTI program with time-vested restricted stock units (RSUs) and (ii) shifted the return on capital standard used as the performance measure for the performance share unit (PSU) component of the LTI program from ROCE to ROGI. LTI awards had a target grant date value of 64% of the annual target total compensation for our CEO, 38% of the annual target total compensation for Mr. Bullock and 44% of the annual target total compensation for Messrs. Phillips, van der Velden and Elrod, and were delivered through a target value mix of PSUs (60%) tied to three-year, forward-looking performance and RSUs (40%).

These compensation decisions are discussed in more detail in this Compensation Discussion and Analysis and shown in the Summary Compensation Table and Grants of Plan-Based Awards Table that follow.

Compensation Program Objectives and Philosophy

The committee has designed our executive compensation program to serve several key objectives:

[n]

attract and retain superior executive talent in key positions, with compensation opportunities that are market competitive by generally setting target levels of annual total direct compensation opportunity for the NEOs at or near the 50th percentile of target total compensation for similarly-situated executives at an identified group of peer companies that are similar to us;

[n]	reward the achievement of specific annual, long-term and strategic goals; and

[n]

align the interests of our NEOs with those of our stockholders by placing a significant portion of annual total direct compensation at risk (82% for our CEO), and rewarding performance that exceeds that of our peer companies, through the use of equity-based LTI awards and a share ownership and retention policy, with the ultimate objective of improving stockholder value over time.

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Compensation Discussion and Analysis

In the chart below, we have summarized how the 2021 executive compensation program supports these executive compensation program objectives.

OBJECTIVE	HOW WE MET THIS OBJECTIVE IN 2021

Attract and retain superior executive talent in key positions, with compensation opportunities that are competitive relative to the compensation offered to similarly-situated executives at companies similar to us.

∎  Designed the executive compensation program to provide a mix of base salary, target annual cash incentive awards and target LTI award values that are aligned with the program’s principles and objectives and is competitive with the target compensation levels offered by our Pay Levels Peer Group (as defined on page 34 of this Proxy Statement).

Reward the achievement of specific annual, long-term and strategic goals.

∎  Provided substantial amount (82% in the case of the CEO and 65% to 69% in the case of the other NEOs) of annual target total compensation in variable and predominantly performance-based incentive awards tied to the achievement of annual, long-term, and strategic goals or, in the case of RSUs, stock price performance.

∎  Provided sufficiently challenging upside opportunities on annual and long-term incentive compensation for exceeding target goals, balanced with reductions from target opportunities for performance below target goals.

∎  Tied payouts under the annual incentive plan to corporate and/or regional/business line financial objectives, as well as strategic, operational and personal goals, to focus executives on areas over which they have the most direct impact, while continuing to motivate decision-making that is in the best interests of our company as a whole.

∎  Based annual incentive awards primarily on quantifiable performance goals established by the committee at the beginning of the fiscal year, with payouts determined only after the committee reviews and certifies performance results. PSUs granted as part of LTI are tied to three-year, forward-looking performance with vesting based on actual performance against goals established at the beginning of the performance period.

Align the interests of our NEOs with those of our stockholders by rewarding performance that exceeds that of our peer companies, through the use of equity-based LTI awards and a share ownership and retention policy, with the ultimate objective of improving stockholder value over time.

∎  Tied payout of PSUs granted to our NEOs as part of LTI to three-year, forward-looking performance based on average ROGI with a TSR modifier, both relative to our Performance Peer Group, while RSUs granted as part of LTI directly align with value delivered to our stockholders.

∎ Continued our stock ownership policy with guidelines of 5x annual base salary for the CEO and 2.5x annual base salary for the other NEOs.

∎  Continued our stock retention policy whereby each NEO must retain at least 75% of any shares of our common stock received in connection with incentive awards (after sales for the payment of taxes and shares withheld to cover the exercise price of stock options) until the NEO is in compliance with our stock ownership guidelines.

ROLES OF COMPENSATION COMMITTEE, MANAGEMENT AND INDEPENDENT CONSULTANTS

Compensation Committee

The committee has primary responsibility for overseeing our executive compensation program. The Board appoints the members of the committee. Additionally, the Board has determined that each member of the committee meets the applicable requirements for independence established by applicable SEC rules and the listing standards of the NYSE. The committee:

∎	oversees our various compensation plans and programs and makes appropriate design decisions,

∎	retains responsibility for monitoring our executive compensation plans and programs to ensure that they continue to adhere to our company’s compensation philosophy and objectives,
∎	determines the appropriate compensation levels for all executive officers, including the NEOs, and

∎	determines stock ownership and retention guidelines for our company’s directors and executive officers and monitors compliance with such guidelines.

The committee meets on a regular basis and generally without members of management present. The committee’s duties and responsibilities are described in its charter, which can be found on our website at http://ir.darlingii.com/corporate-governance-documents. The committee and the Board periodically review and, as appropriate, revise the charter.

As provided by its charter and discussed in greater detail below, the committee engages an independent compensation consultant to advise it on the design of our executive compensation

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program. As in the prior year, the committee engaged Pearl Meyer to advise it in connection with the 2021 executive compensation program. To determine the appropriate compensation levels, the committee considers, in conjunction with information on market pay levels, practices and trends from its independent compensation consultant:

∎	Total compensation paid to the NEOs, including retirement and post-retirement benefits and fringe benefits.

∎	Our company’s long-term and short-term strategic and financial objectives.

∎	Our company’s performance, the industries in which we operate, the current operating environment, our relative total shareholder return performance and market compensation for similarly-situated executives.

∎	How to balance short-term and long-term compensation to provide fair near-term compensation, to align executive pay with long-term stockholder value, and to avoid structures that would encourage excessive risk taking.

The committee periodically reviews our executive compensation program to ensure that it remains competitive and provides the proper balance between cash and equity, and between short-term and long-term incentive compensation. The committee’s regular analysis and refinement of the compensation program ensures continuing alignment of the elements of the compensation program with our company’s business strategy and stockholder interests. During this process, the committee:

∎	Evaluates the design of our compensation program to align pay and performance;

∎	Evaluates the executive compensation policies to ensure a continued nexus between executive compensation and the creation of stockholder value;

∎	Seeks to ensure that our company’s compensation programs remain competitive, including comparing the annual total direct compensation paid by our company with that of our Pay Levels Peer Group;

∎	Considers feedback received from our stockholders during our stockholder outreach efforts in which the committee chair participates;

∎	Consults as needed with its independent compensation consultant to review and refine the elements of our compensation programs to ensure that our executive compensation program meets our stated objectives and is consistent with the company’s compensation philosophy; and

∎	Takes into consideration appropriate corporate acquisitions and material investments, if any, and the resulting impact on the size and complexity of our company’s business.

In addition to its responsibilities for executive compensation plans and programs, the committee also reviews and evaluates from time to time our non-employee director compensation plans, policies and programs and reports its findings to the nominating and corporate governance committee.

Role of Chief Executive Officer

The committee annually evaluates the performance of the Chief Executive Officer who, in turn, on an annual basis, reviews the performance of his direct reports, which include each of the NEOs other than himself. The Chief Executive Officer presents his conclusions and recommendations with respect to performance and pay, including recommendations with respect to base salary adjustments and level of achievement of incentive goals, to the committee. The committee considers this information and then exercises its judgment in adopting or modifying any recommended adjustments or awards to be made to the NEOs.

Use of an Independent Compensation Consultant

The committee’s charter allows the committee to engage an independent compensation consultant to advise the committee on the design of our executive compensation program. As in the prior year, for fiscal 2021, the committee engaged Pearl Meyer, an independent executive compensation consulting firm, to counsel the committee on various factors relating to the development of our 2021 executive compensation program.

Pearl Meyer is engaged directly by, and is fully accountable to, the committee. The committee has determined, after considering independence factors provided by the SEC and the NYSE, that Pearl Meyer does not have any conflicts of interest that would prevent it from providing objective advice.

Use of Peer Companies in Setting Executive Compensation and Measuring Performance

Purpose

The committee uses peer groups for the following purposes:

∎	To assess the company’s performance with respect to annual and long-term incentive plans; and
∎	To assess executive compensation opportunities.

For purposes of making decisions with respect to the 2021 executive compensation program, we used two different peer groups to

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Compensation Discussion and Analysis

evaluate the competitiveness of pay levels and to establish performance standards. The committee believes that it is appropriate to use companies that are generally similar in size to our company for pay comparisons (the “Pay Levels Peer Group”). For performance comparisons, however, the committee believes it is appropriate to use a broader peer group that is not limited by size or location to set the standards for long-term incentive plan performance, as company size and location do not materially influence performance comparisons (the “Performance Peer Group”). Although the committee is referencing two different peer groups, there is substantial overlap between the peer groups due to 13 companies being present in both peer groups, as shown in the table that follows.

The committee uses competitive pay information derived from the Pay Levels Peer Group to generally inform its compensation decisions, but does not formulaically benchmark based on this data. The committee generally sets target levels of annual total direct compensation for the NEOs at or near the 50th percentile of target total compensation levels offered to similarly-situated executives at the peer companies. Variations from the 50th percentile level may occur due to the experience level of the individual and market factors, as well as performance that is significantly above or below goals.

Our company has a unique variety of product offerings and derives income from disparate industries. Therefore, it is difficult to establish a group of peer companies for measuring the competitiveness of our compensation opportunities and for measuring our relative business performance. In particular, it is challenging to identify appropriate peers for our business performance among companies in our S&P 8-digit and 6-digit Global Industry Classification Standard (GICS) codes, as many of the companies in those GICS codes that are of roughly similar size manufacture, market, and distribute food for human consumption. These companies typically use agricultural commodities as ingredients in their products, and as a result these companies would typically experience reduced performance when these commodity prices rise. In contrast, our products are ingredients that our customers use in their products, and are not generally for human consumption. Our product prices generally track the performance of an identified group of agricultural commodities. As those agricultural commodities prices rise, our financial performance will generally improve, and conversely, as those commodities prices fall, our financial performance will generally be negatively impacted. As a result, our company tends to operate in opposite economic cycles from many of the other food or agricultural-related companies in our general GICS codes.

In light of these challenges, the committee uses two peer groups – one to assess the company’s performance with respect to annual and long-term incentive plans (the Performance Peer Group) and a second to assess executive compensation opportunities (the Pay Levels Peer Group). The committee reviews the peer groups annually, with input from its independent compensation consultant, to determine whether any changes should be made to the members of the peer groups. As a result of this review, the committee determined that the composition of the current peer groups was still appropriate, and no changes were made for fiscal 2021, except for the removal of Innophos Holdings Inc., which was acquired in 2020 and is no longer publicly traded. Accordingly, the members of the Performance Peer Group and Pay Levels Peer Group used for the fiscal 2021 executive compensation program were as follows:

PERFORMANCE PEER GROUP ONLY	OVERLAP IN BOTH PEER GROUPS	PAY LEVELS PEER GROUP ONLY

Alto Ingredients, Inc. (f/k/a Pacific Ethanol, Inc.)

Archer-Daniels-Midland Company

Bunge Limited

Cal-Maine Foods, Inc.

Casella Waste Systems Inc.

FutureFuel Corp.

Koninklijke DSM N.V.

Maple Leaf Foods Inc.

REX American Resources Corporation

Sanderson Farms, Inc.

Tate & Lyle plc

Tyson Foods, Inc.

Celanese Corporation

Clean Harbors, Inc.

Covanta Holding Corporation*

FMC Corp.

Green Plains Inc.

Ingredion Incorporated

International Flavors & Fragrances Inc.

Renewable Energy Group, Inc.

Seaboard Corp.

Sensient Technologies Corporation

Stepan Company

The Andersons, Inc.

The Mosaic Company

Colfax Corporation Graphic Packaging Holding Company Meritor, Inc. Methanex Corporation Avient Corporation (f/k/a PolyOne Corporation) Sonoco Products Co.

*	Covanta Holding Corporation was acquired in 2021 and is no longer publicly traded. The committee considered this when reviewing the peer groups for future periods.

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Compensation Discussion and Analysis

Performance Peer Group

To better reflect the company’s operating segments of Feed, Food, and Fuel and whom we compete with for employee talent and capital, the Performance Peer Group was originally established for purposes of evaluating our performance under the company’s incentive programs. In selecting the Performance Peer Group constituents, the committee considered the following criteria: (i) industry, (ii) business operations similar to those of the company, focused on Feed, Food, and/or Fuel, (iii) the extent to which operations were global, and (iv) availability of publicly-disclosed financial information. The committee took these same factors into account in its review of the Performance Peer Group for fiscal 2021.

Pay Levels Peer Group

In establishing the original Pay Levels Peer Group and in order to create as much overlap with the Performance Peer Group as possible, the committee first identified those companies within the Performance Peer Group that (i) were U.S.-based companies and (ii) were similar in size to us, as measured by revenues using the parameters of between one-third and three times our estimated revenues. The committee then worked with its independent compensation consultant at the time to identify additional companies to round out the group that were U.S.-based, similar in size and industry, and subject to similar cyclicality and volatility as the company. The committee took this same approach in its review of the Pay Levels Peer Group for fiscal 2021. The committee believes that this peer group is a reasonable peer group that is comprised of similarly-sized companies with operations similar to those of our company and/or influenced by similar cyclicality and volatility.

Changes to Peer Groups for Fiscal 2022 and Beyond

During fiscal 2021, the committee undertook its annual review of the peer groups to determine whether any changes should be made to the members of the peer groups for fiscal 2022 and beyond. Among the factors considered by the committee were the loss of certain members of the peer groups and changes to the company’s businesses and business mix since the peer groups were originally identified. As a result of this review, the committee determined that while the composition of the current peer groups was still generally appropriate, a few changes to the peer groups were warranted. With respect to the Performance Peer Group, the committee (i) removed Alto Ingredients, Inc. (f/k/a Pacific Ethanol, Inc.) due to its shift in business strategy away from renewable transportation fuels and (ii) added Neste Oyj and HollyFrontier Corporation, both of which are engaged in renewable fuel businesses. The committee believes that these changes are most appropriate given the continued growth of the company’s renewable fuel business. With respect to the Pay Levels Peer Group, the committee (i) removed Colfax Corporation and Meritor, Inc. from the Pay Levels Peer Group, due to a lack in business alignment with the company, and (ii) added HollyFrontier Corporation to the Pay Levels Group, changes which the committee believes provide improved business alignment with the company and provides overlap with the Performance Peer Group. Accordingly, the members of the Performance Peer Group and the Pay Levels Peer Group for fiscal 2022 and beyond are as follows:

PERFORMANCE PEER GROUP ONLY	OVERLAP IN BOTH PEER GROUPS	PAY LEVELS PEER GROUP ONLY

Archer-Daniels-Midland Company

Bunge Limited

Cal-Maine Foods, Inc.

Casella Waste Systems Inc.

FutureFuel Corp.

Koninklijke DSM N.V.

Maple Leaf Foods Inc.

Neste Oyj

REX American Resources Corporation

Sanderson Farms, Inc.

Tate & Lyle plc

Tyson Foods, Inc.

Celanese Corporation

Clean Harbors, Inc.

FMC Corp.

Green Plains Inc.

HollyFrontier Corporation

Ingredion Incorporated

International Flavors & Fragrances Inc.

Renewable Energy Group, Inc.

Seaboard Corp.

Sensient Technologies Corporation

Stepan Company

The Andersons, Inc.

The Mosaic Company

Graphic Packaging Holding Company Methanex Corporation Avient Corporation (f/k/a PolyOne Corporation) Sonoco Products Co.

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Compensation Discussion and Analysis

Mix of Salary and Incentive Awards (at Target)

Our executive compensation program is designed to deliver pay in alignment with corporate, business unit and individual performance, with a large portion of annual total direct compensation “at-risk” through long-term equity awards and annual cash incentive awards. The following charts illustrate the mix of annual total direct compensation elements for our NEOs at target performance. These charts demonstrate our executive compensation program’s focus on variable, performance driven cash and equity-based compensation, a large portion of which is “at-risk” and delivered as long-term equity awards and annual cash incentive awards.

*

Equity consists of performance-based stock units and beginning in 2021, time vested restricted stock units (in prior years awards of stock options were made in place of such time vested restricted stock units).

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Compensation Discussion and Analysis

Components of Fiscal 2021 Executive Compensation Program

For fiscal 2021, the compensation for the NEOs included the following components:

Fiscal 2021 Compensation Components at a Glance

COMPENSATION COMPONENT	DESCRIPTION
Base Salary	∎ Fixed compensation component.
∎ Periodically reviewed by the committee and adjusted based on competitive practices and economic conditions.
Annual Incentive Bonus	∎ Short-term variable compensation component, performance-based, and payable in cash.
∎ Each NEO has a target award expressed as a percentage of salary:
– Messrs. Stuewe and Bullock: 100% of base salary
– Other NEOs: 60% of base salary
∎ Payouts based on (i) 2021 global and/or regional/business line EBITDA goals (65% weighting) and (ii) individual strategic, operational and personal (SOP) goals (35% weighting).
– The 65% EBITDA goal is based on overall company performance for Messrs. Stuewe, Phillips and Bullock.
– For Messrs. van der Velden and Elrod, the 65% EBITDA goal is split 75% on their respective regional/business lines and 25% on overall company performance.
– Payouts range from 0% to a maximum of 200% of target.
Long-Term Incentive Compensation	∎ Long-term variable compensation component, with predominant portion being performance-based grants settled in company stock.
∎ Each NEO has a target award expressed as a percentage of salary:
– Mr. Stuewe: 357.90% of base salary, or $4,294,800
– Other NEOs: 125% of base salary
∎ Target award value is granted in a combination of performance share units (PSUs) and time vested restricted stock units (RSUs).
– For all NEOs, weighted 60% PSUs and 40% RSUs.

∎  Annual, overlapping PSU grants are tied to three-year, forward-looking performance on average ROGI relative to our Performance Peer Group, with a TSR modifier. Actual awards may vary between 0% and a maximum of 225% of the target number of PSUs, depending on the performance level achieved.

∎  Number of PSUs earned to be reduced (up to 30%) or increased (capped at maximum payout) based on our company’s total shareholder return (TSR) over the performance period relative to our Performance Peer Group.

∎ Annual RSU grant vests 33-1/3% on the 1st, 2nd and 3rd anniversaries of grant.
Retirement and Health and Welfare Benefits	∎ For U.S. based NEOs, 401(k) plan and frozen pension plan.
∎ Group health, life and other welfare plan benefits generally available to our salaried employees.
∎ Benefits for Mr. van der Velden are per his employment agreement and customary for a Europe-based executive.
∎ Termination/severance benefits per employment/severance agreement.

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Compensation Discussion and Analysis

Fiscal 2021 Compensation Components—Details

BASE SALARY

Our company provides NEOs with a base salary to compensate them for services rendered during each fiscal year. Base salary ranges for NEOs are determined for each executive based on his position and responsibility by using market data supplied by the committee’s independent compensation consultant. Base salary is designed to be competitive when compared with the Pay Levels Peer Group. The committee periodically reviews base salaries of senior executives, including the NEOs, to determine if adjustment is necessary based on competitive practices and economic conditions. Base salary for senior executives will also be reviewed and adjustment may be made based on individual performance and the individual’s skills, experience and background, or in connection with a promotion or other change in responsibilities. For 2021, the committee conducted a review of the base salaries of each of the NEOs, taking into account market data supplied by Pearl Meyer, the committee’s independent compensation consultant. Based on this review, each of the NEOs received an increase in base salary for 2021, except for Mr. Stuewe, whose target LTI value was increased from 341.67% to 357.90% of his annual base salary, thereby increasing the “at-risk” portion of his annual total direct compensation.

The chart below summarizes how fiscal 2021 base salaries compare to fiscal 2020 base salaries for each of our NEOs.

EXECUTIVE	FISCAL 2020 ANNUAL SALARY	FISCAL 2021 ANNUAL SALARY	PERCENTAGE INCREASE

Mr. Stuewe	$1,200,000	$1,200,000	0%

Mr. Phillips	$450,000	$463,500	3%

Mr. Bullock	$618,000	$636,540	3%

Mr. van der Velden (1)	$497,158	$530,263	3	%(2)

Mr. Elrod	$494,000	$508,820	3%

1.

Mr. van der Velden is based in the Netherlands and paid in euros. Accordingly, the amounts shown in this table, as well as all other non-equity related amounts elsewhere in this Proxy Statement for Mr. van der Velden, represent data converted from euros. For 2021, compensation was converted at the average exchange rate during 2021 of 1.183491 dollars per euro. In euros, Mr. van der Velden’s annual base salary in fiscal 2020 was €435,000 and in fiscal 2021 was €448,050.

2.	Percentage increase for Mr. van der Velden is calculated using his base salary for 2020 and 2021 as denominated in euros.

ANNUAL INCENTIVE COMPENSATION

Overview

The purposes of the annual incentive program are to (i) motivate our NEOs to drive sustained stockholder value creation, (ii) grant award opportunities that are based on the competitive market, as adjusted for our performance, and (iii) serve as an important retention tool. To that end, each of our NEOs was provided with an annual incentive award opportunity for fiscal 2021 tied to (i) global and/or regional/business line EBITDA goals and (ii) the performance of the individual with respect to key SOP goals. The range of award payouts that an executive could earn (0% to 200% of target), as well as the performance goals, were established at the beginning of the year. Additional detail with respect to the design of the fiscal 2021 annual incentive program is provided below.

Annual Incentive Award Formula

In determining payouts under the fiscal 2021 annual incentive program, the committee used the following formula for the NEOs:

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Annual Incentive Award Opportunities

The chart below summarizes the target annual incentive award opportunities for the NEOs for fiscal 2021:

Fiscal 2021 Target Bonus Opportunities

EXECUTIVE	PERCENT OF BASE SALARY	IN DOLLARS

Mr. Stuewe	100%	$1,200,000

Mr. Phillips	60%	$278,100

Mr. Bullock	100%	$636,540

Mr. van der Velden	60%	$318,158

Mr. Elrod	60%	$305,292

Annual Incentive Plan Performance Metrics and Range of Performance

For fiscal 2021 (as in fiscal 2020), the committee continued to measure financial performance based on a targeted level of EBITDA compared to the Performance Peer Group. The committee continued to balance the financial objectives of the organization with strategic, operational and personal objectives. These objectives are closely tied to the company’s performance in other key areas of the business that drive stockholder value creation and focus executives on areas over which they have the most direct impact. Additional detail with respect to the performance metrics and range of performance is provided below.

EBITDA (65% weighting): 65% of each NEO’s payout was tied to a targeted level of EBITDA performance for fiscal 2021. Depending on the NEO’s responsibilities, EBITDA was measured at the global level and/or in a mix of global and/or regional/business line results.

The committee selected global and/or regional/business line EBITDA as the sole annual financial performance metric because (i) EBITDA is one element of ROGI, which is a performance metric that is well understood internally, (ii) incenting the achievement of a targeted level of EBITDA is closely aligned with continued stockholder value creation, and (iii) EBITDA provides a separate metric from that used in our long-term incentive plan, while continuing to motivate performance that is tied to stockholder value creation. Based on those factors, the committee concluded that a targeted level of EBITDA was the most appropriate annual financial performance metric.

To focus executives on areas over which they have the most direct impact and motivate controllable performance, EBITDA was measured as follows:

∎	Corporate and other executives who have a significant impact on global performance (Messrs. Stuewe, Phillips and Bullock): 100% based on global EBITDA performance.

∎	Region/business line executives (Messrs. van der Velden and Elrod): 75% based on regional/business line performance and 25% based on global performance.

In addition, adjusted EBITDA includes our company’s portion of the EBITDA from our DGD joint venture, which is treated as an unconsolidated subsidiary in our financial statements but is a high-performing asset that is integral to how we operate our business. DGD is considered an important part of our strategy because it is not only contributing significantly to our EBITDA, which is expected to continue as demand for sustainable fuels continues to grow and DGD’s expansion projects come online, but it also provides a significant market and enhanced margins for our fats and oils and thereby a hedge to offset commodity exposure in our Feed Ingredients segment.

The pre-defined calculation of EBITDA is subject to adjustment by the committee for certain one-time, unusual or extraordinary items in order to more fairly assess our company’s performance for executive compensation purposes. These adjustments for compensation purposes may differ from the adjustments included in the company’s reported adjusted EBITDA. The committee made no such adjustments for fiscal 2021. Financial performance measures are adjusted to reflect budgeted levels of currency exchange in order to properly measure job performance, as our company is an operating company and not in the business of trading currencies.

In developing the 2021 annual EBITDA goals, target level performance was set by determining the EBITDA that would be achieved assuming ROGI performance for the prior fiscal year at the 70th percentile relative to our Performance Peer Group. These goals generally require a high level of performance to be achieved over the one-year period. Threshold and maximum levels are set as a percentage of target and are designed to provide a smaller award for lower levels of acceptable performance (threshold), to reward exceptional levels of performance (maximum), and to provide no award for performance below threshold.

2022 Proxy Statement 39

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Fiscal 2021 Global EBITDA Performance Goals (In Millions)

ACHIEVEMENT	GLOBAL		AWARD PAYOUT (PERCENTAGE OF TARGET)

Below Threshold	Below $	627,272	0%

Threshold		$627,272	25%

Target		$737,967	100%

Maximum or Above		$848,662	200%

Strategic, Operational and Personal Goals (35% weighting): Each of our NEOs also had SOP goals for fiscal 2021 that were tied to short- and long-term strategic objectives within the company. The SOPs were a blend of quantitative and qualitative goals for each NEO set at the beginning of the performance period, with a varying number of goals and weighting of those goals for each executive. The SOPs for our CEO and each of the other NEOs are reviewed and approved by the committee. The CEO makes recommendations to the committee on the SOPs for

NEOs other than himself. The SOPs with respect to fiscal 2021 addressed items such as:

∎	developing and implementing our corporate strategy;

∎	achieving safety and other ESG-related goals;

∎	achieving SG&A goals;

∎	growing the core businesses; and

∎	other specific business development goals and projects.

At the end of the fiscal year, the CEO submits to the committee a performance self-assessment and conducts a final review with each of the other NEOs and individually rates their performance. The CEO then submits to the committee a performance assessment for each of the other NEOs. These assessments consider completion of objectives and the quality of work performed, and incorporate an element of judgment in assigning individual levels of achievement. A maximum payout of 200% of the target for the SOP component is possible for exceptional performance.

2021 Performance Results and Award Payouts

For fiscal 2021, we achieved global adjusted EBITDA of approximately $1,234.8 million, which was approximately 167.3% of the target EBITDA and resulted in award payouts to all participants in the annual incentive program equal to 200% of target payout on the global EBITDA portion of the performance goal.

In addition, based on the committee’s review of the performance assessments of our NEOs, the following achievement percentages were assigned for the SOPs: 98% for Mr. Stuewe; 85% for Mr. Phillips; 90% for Mr. Bullock; 75% for Mr. van der Velden; and 80% for Mr. Elrod. For Mr. Stuewe, the committee noted the following achievements with respect to certain of his SOP goals:

GOAL	RESULT

Develop implementation strategy to achieve stated ESG goals

∎  Worked with our Global Sustainability Committee to set our long-term goal of net zero GHG emissions and sustainable water use by 2050 and to develop and launch forward-looking strategic initiatives to address climate change and water stewardship in order to meet our stated targets.

Implement safety program modifications

∎  Facilitated a review of our safety program that drove changes to enhance the effectiveness of the program, including cultural changes, enhanced policies/procedures and additional dedicated safety personnel and resources.

Present global strategy to grow global rendering operations

∎  Presented comprehensive growth strategy to our Board for global rendering as a way to supplement our global supply of waste fats and provide us with additional low carbon feedstock to produce renewable fuels.

The chart below provides a summary of the awards earned for fiscal 2021 EBITDA and SOP performance by each NEO.

Award Payouts Based on Actual Performance

EXECUTIVE	FISCAL 2021 TARGET BONUS OPPORTUNITY	EBITDA PAYOUT (65% WEIGHTING)	SOP PAYOUT (35% WEIGHTING)	TOTAL AI PAYOUT	TOTAL PAYOUT AS A PERCENT OF TARGET

Mr. Stuewe	$1,200,000	$1,560,000	$823,200	$2,383,200	199%

Mr. Phillips	$278,100	$361,530	$165,470	$527,000	190%

Mr. Bullock	$636,540	$827,502	$401,020	$1,228,522	193%

Mr. van der Velden	$318,158	$413,605	$172,601	$586,206	184%

Mr. Elrod	$305,292	$396,880	$170,964	$567,843	186%

40 2022 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

LONG-TERM INCENTIVE COMPENSATION

Overview

Each of our NEOs was provided with long-term incentive award opportunities for fiscal 2021 that were tied to our performance. The principal objectives of the LTI design are to (i) motivate our NEOs to drive sustained long-term stockholder value creation, (ii) grant award opportunities that are based on the competitive market, but then adjusted for our performance, (iii) provide the NEOs with equity ownership opportunities that will further enhance their alignment with our stockholders’ interests and (iv) serve as an important retention tool. The committee believes that providing long-term, equity-based awards incentivizes executives to balance short- and long-term decisions, which helps to mitigate excessive risk-taking by our executives. Grants are generally made in the first quarter of each year; however, in limited, special situations, equity awards may be granted at other times to attract new executives and to retain existing executives. No such special awards were granted to any NEOs during 2021.

As illustrated in the charts below, under our current LTI program, participants receive (i) annual, overlapping grants of PSUs tied to three-year, forward-looking performance based on average return on gross investment (ROGI) relative to our Performance Peer Group and (ii) annual RSU grants that vest 33-1/3% on the 1st, 2nd and 3rd anniversaries of grant. LTI target level performance for the PSUs is based upon achievement of 50th percentile ROGI performance relative to our Performance Peer Group, subject to adjustment by a total shareholder return (TSR) modifier that reduces (or increases) the number of PSUs earned if TSR relative to our Performance Peer Group ranks near the bottom (or near the top).

For performance between the 30th and 80th percentiles, the number of PSUs earned will be interpolated between threshold-target and target-maximum.

The committee views this program to be aligned with the objectives of motivating and rewarding executives for performance on key long-term measures, while also promoting retention of executive talent, and the program is well-designed to drive stockholder value creation and focus executives on areas over which they have the most direct impact.

Additional detail with respect to the design of the 2021 long-term incentive program is provided below.

Mix of Equity Awards

Under the 2017 Omnibus Incentive Plan, the committee may grant various types of equity-based awards. The committee provided long-term incentives for fiscal 2021 to the NEOs through a target value mix of RSUs (40%) and PSUs (60%). The committee, with input from its independent compensation consultant, believes that this mix is consistent with market practice for these types of awards.

Time Vested Restricted Stock Units. As part of its regular review of our company’s executive compensation program, the committee, in consultation with Pearl Meyer, its independent executive compensation consultant, reviewed the design of the LTI program, including the equity mix of the LTI program in relation to current market practice and the company’s Pay Levels Peer Group. As a result of this review, beginning in 2021, the committee replaced the stock option component of the LTI program used in prior years with time-vested restricted stock units, which is more in line with current market practice and the form of equity used by members of the company’s Pay Levels Peer Group in their LTI programs. This change was also discussed in advance with our stockholders during the company’s 2020 stockholder engagement process. RSU awards directly align the interests of executives with those of stockholders by tying LTI compensation value to the company’s share price performance. In addition, they promote retention of critical executive talent and help balance the executives’ LTI mix to minimize risk taking. We determined the January 2021 grant of RSUs by converting 40% of the target LTI value for each NEO, and other eligible management employees, using the closing price of our stock on the grant date, January 4, 2021.

2022 Proxy Statement 41

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

All of the RSUs granted to our NEOs vest in one-third increments on each of the first three anniversaries of the grant date. Information regarding the grant date fair value and the number of RSUs awarded in 2021 under the 2021 LTI program to each of our NEOs is set forth in the Grants of Plan-Based Awards Table on page 48.

Performance Share Unit Awards. PSUs are tied to our company’s long-term performance to ensure that our NEOs’ pay is directly linked to the achievement of sustained long-term operating performance. Reflective of the desire to balance prudent use of capital and returns to our stockholders, the committee has determined that the 2021 awards will be earned based on our ROGI relative to our Performance Peer Group for a three-year, forward-looking cycle. Awards based on ROGI are also subject to potential adjustment based on our TSR relative to the Performance Peer Group over the same period. Dividend equivalent units related to PSUs will be accrued and paid in company stock at the same time as PSUs are settled, but only if and to the extent PSUs are earned.

For purposes of the 2021 executive compensation program, ROGI was determined as follows:

ROGI	=	earnings before interest, taxes, depreciation, and amortization (EBITDA)	÷	GROSS INVESTMENT	where	GROSS INVESTMENT	=

the sum of (i) current assets (excluding cash) less current liabilities (excluding the current portion of any long-term debt), plus (ii) gross property, plant and equipment (including gross intangibles and goodwill), plus (iii) equity in nonconsolidated subsidiaries

In addition, under our executive compensation program, the committee adjusts the ROGI performance results (or components thereof) to exclude the impact of extraordinary, unusual or unanticipated events, such as acquisitions, divestitures or mergers, stock splits or stock dividends or other similar material circumstances affecting or with respect to our company or any member of the Performance Peer Group during the performance period. The committee determines whether any such adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the PSUs with the goal of fairly comparing our company’s performance with the performance of the companies in the Performance Peer Group over the performance period.

TSR is defined for purposes of the PSUs as follows:

TSR	=	cumulative amount of dividends for the performance period, assuming dividend reinvestment	+	the increase or decrease in the Average Stock Price from the first day of the performance period to the last day of the performance period	÷	the Average Stock Price determined as of the first day of the performance period	where	Average Stock Price is the average of the closing transaction prices of a share of our common stock, as reported on the NYSE, for 20 trading days immediately preceding the date for which the average stock price is being determined

The committee selected ROGI and TSR as the performance measures for the PSUs because they:

[n]	Measure performance in a way that is tracked and well-understood by investors.

[n]	Capture both income and balance sheet impacts, including capital management actions.

[n]	Take into effect long-term stockholder value creation.

Prior to 2021, we used return on capital employed (ROCE) as the performance metric for our LTI program. The committee shifted to ROGI for 2021 because it believes that ROGI is a more standard metric that still enables a focus on the value of a particular asset and the working capital needed to operate that asset but, unlike ROCE, includes goodwill in the calculation, which the committee believes is now appropriate given the length of time since the company’s last substantial and transformational acquisition.

ROGI Performance Levels

PERFORMANCE LEVEL	2021-2023 AVERAGE ROGI VS. PERFORMANCE PEERS	PAYOUT % OF TARGET # OF PSUs
Below Threshold	At or less than 30th percentile	0%
Target	At 50th percentile	100%
Maximum	Above 80th percentile	225%

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

For performance between the 30th and 80th percentiles, the number of PSUs earned will be interpolated between threshold-target and target-maximum.

TSR Modifier

The number of PSUs determined to be earned based on ROGI as provided above shall be further adjusted in accordance with the schedule set forth below, based on our company’s TSR relative to the TSR of the companies in the Performance Peer Group during the three-year performance period:

COMPANY’S TSR VS. PERFORMANCE PEERS	VESTING ADJUSTMENT
At or less than 30th percentile	30% reduction in shares eligible for vesting
Greater than 30th percentile (but less than or equal to 80th percentile)	No adjustment
Above 80th percentile	30% increase in shares eligible for vesting, subject to a maximum vesting percentage of 225% of the target award

2021 Long-Term Incentive Awards

As previously mentioned, 60% of the target LTI value is delivered in the form of PSUs and 40% is delivered in the form of RSUs. The chart below summarizes the target LTI awards for the NEOs for fiscal 2021. For fiscal 2021, in lieu of an increase in base salary, the committee increased Mr. Stuewe’s target LTI value from 341.67% to 357.90% of his annual base salary, thereby increasing the “at-risk” portion of his annual total direct compensation. Information regarding the fair market value and number of PSUs that the NEOs may earn at the end of the 2021-2023 performance period, subject to the performance metrics described above, is shown in the Grants of Plan-Based Awards Table on page 48. The starting value for the award, however, does not represent the actual compensation the NEOs will realize. These awards are intended to focus the NEOs on future company performance, and the actual value realized by an NEO will depend on our performance over time and the NEO’s continued employment with our company.

Fiscal 2021 Target Long-Term Incentive Awards

EXECUTIVE	PERCENT OF BASE SALARY	IN DOLLARS		TARGET NUMBER OF PSUs	NUMBER OF TIME VESTED RESTRICTED STOCK UNITS
Mr. Stuewe	357.90%	$4,294,800		42,161	30,176
Mr. Phillips	125%	$579,375		5,688	4,071
Mr. Bullock	125%	$795,675		7,811	5,591
Mr. van der Velden	125%	$687,477	*	6,749	4,830
Mr. Elrod	125%	$636,025		6,244	4,469

*

The target number of PSUs and RSUs were calculated for Mr. van der Velden using this dollar amount, which was the amount of his base salary in U.S. dollars using the exchange rate at December 31, 2020 of 1.2275 dollars per euro.

2019-2021 PSU Award Determinations

Following the end of a PSU performance cycle, the committee reviews and certifies the performance attained based on our reported audited financial statements, subject to the potential adjustments described above. Each PSU that vests is settled with a share of our common stock.

In February 2022, the committee reviewed and certified achievement of the performance metrics for the PSUs granted in January 2019 for the 2019-2021 performance period. Relative ROCE for this 3-year performance cycle was at the 91.6th percentile. In addition, relative TSR for this same period was at the 96th percentile. Consequently, the maximum 225% of the target number of PSUs granted in January 2019 was earned. The committee made no adjustments for non-recurring charges or one-time events. The performance scale and TSR modifier for the 2019-2021 cycle at threshold, target and maximum levels was the same as for the 2021-2023 cycle shown above. The value and number of PSUs that the NEOs earned for the 2019-2021 performance period are shown in the “Stock Awards” columns of the Option Exercises and Stock Vested Table on page 51.

2022 Proxy Statement 43

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Other Features of Our Compensation Program

RETIREMENT BENEFITS AND PERQUISITES

Retirement Benefits

We do not provide special or supplemental retirement benefits to our NEOs.

Our company offers a 401(k) plan to all of its eligible U.S.-based salaried employees. The 401(k) plan includes an employer contribution ranging from 3% to 6% of a participant’s base salary, based on age, and a matching contribution of 25% of a participant’s contributions up to 6% of a participant’s base salary. Our company also maintains a Salaried Employees’ Retirement Plan in the U.S. which was frozen effective December 31, 2011, and no future benefit will accrue after such date. Prior to December 31, 2011, participants accrued a benefit calculated on “average monthly pay” based upon the highest 60 consecutive months of the latest 120 months (and subject to certain limitations) and the years of service completed. Messrs. Stuewe and Phillips are participants in this plan.

Mr. van der Velden participates in a pension arrangement for which all Darling Ingredients International Dutch employees in the Netherlands are eligible. The pension arrangement consists of both a defined benefit and a defined contribution arrangement. Participation in the pension arrangement is compulsory for all covered employees in the Netherlands. All covered employees contribute one-third to the overall pension arrangement costs as a fixed percentage of their salary. See the Pension Benefits Table included on page 52 of this proxy statement for additional details on the defined benefit portion of the arrangement.

Perquisites and Other Personal Benefits

Our company provides NEOs with minimal perquisites and other personal benefits, generally in the form of a company automobile (or related allowance) and certain club dues, all as reflected in the All Other Compensation column in the Summary Compensation Table included on page 47 of this Proxy Statement. The committee believes these benefits are reasonable and consistent with our overall executive compensation program to better enable our company to attract and retain superior executive talent for key positions. The committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs to ensure they are reasonable and in line with market practices.

EMPLOYMENT AND SEVERANCE AGREEMENTS

Our company has entered into an employment agreement with Mr. Stuewe and Senior Executive Termination Benefits Agreements with Messrs. Phillips, Bullock and Elrod, each of which provide for, among other things, potential payments and other benefits upon termination of employment for a variety of reasons. We have also entered into an employment agreement with Mr. van der Velden that includes certain notice period require-

ments for any termination of employment. None of these agreements contain excise tax gross-up provisions related to potential change of control payments.

Our company has no outstanding equity award agreements that include provisions automatically accelerating vesting upon a change of control (sometimes referred to as “single-trigger” vesting). Instead, the award agreements provide for vesting following a change of control only if there is also an involuntary termination (either by the company without cause or by the executive for good reason) within a stated period following the change of control, provided that the awards are assumed or replaced by the acquiring company. This is often referred to as “double-trigger” vesting, as it requires both a change of control (the first trigger) and a subsequent involuntary termination (the second trigger).

See “Employment Agreements” and “Potential Payments upon Termination or Change-of-Control” included elsewhere in this Proxy Statement for a description of these agreements, including the severance benefits thereunder.

The committee believes that these severance arrangements are an important part of overall compensation for our NEOs and an important recruitment and retention tool as most of our competitors have implemented similar arrangements for their senior employees. Certain of these agreements include committee approved change of control provisions to provide reasonable personal protection to our senior executives in the context of an actual or potential change of control of our company. The committee views these arrangements as preventing management distraction during the critical periods prior to and the critical periods following a change of control.

STOCK OWNERSHIP AND RETENTION POLICY

Our company has stock ownership guidelines to further align the interests of our non-employee directors and NEOs with those of our stockholders. The guidelines require our NEOs and non-employee directors to maintain an investment in our common stock at the following levels:

∎	Chief Executive Officer: 5 times annual base salary;

∎	Other NEOs: 2.5 times annual base salary; and

∎	Non-employee Directors: 5 times annual cash retainer.

Each of the NEOs and non-employee directors must retain at least 75% of any shares of our common stock received in connection with incentive awards (after sales for the payment of taxes and shares withheld to cover the exercise price of stock options), and 100% of any other shares of our common stock held as of or acquired after the date on which such person first becomes subject to the stock ownership guidelines, until such person is in compliance with the stock ownership guidelines. Compliance with

44 2022 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

the guidelines is tested as of the date a person first becomes subject to the guidelines, annually as of the last day of each fiscal year and prior to any proposed sale of our common stock by a covered person. In determining whether the required investment levels have been met, shares are valued using the average daily closing price of our common stock over the 90-day calendar period immediately preceding the applicable measurement date.

POLICY AGAINST HEDGING AND PLEDGING COMPANY STOCK

The company’s insider trading policy expressly states that our directors, executive officers and employees are prohibited from engaging in “short sales” or any hedging transactions, including through the use of financial instruments such as puts, calls, prepaid variable forward contracts, equity swaps, collars, and exchange funds. In addition, the policy prohibits the holding of company securities in a margin account or pledging company securities as collateral for a loan.

COMPENSATION RECOVERY (CLAWBACK)

We maintain a compensation recovery policy that goes beyond the policies currently required by law. Specifically, the policy requires each executive officer to reimburse the company for all or a portion of any annual or long-term incentive compensation paid to the executive officer based on achievement of financial results that were subsequently the subject of a restatement due to the executive’s misconduct, to the extent determined by the Board. The Board may also determine to require the forfeiture of unvested awards, reduce future compensation or take other disciplinary actions (including termination of employment). The committee believes that this compensation recovery policy enhances our governance practices by creating direct financial costs to NEOs whose misconduct leads to a material financial restatement.

In addition, as required by the Sarbanes-Oxley Act of 2002, upon restatement of our company’s financial statements, the Chief Executive Officer and Chief Financial Officer would be required to reimburse us for any (i) bonuses, (ii) other incentive or equity-based compensation, and/or (iii) profits from stock sales, received in the 12-month period following the filing of financial statements that were later required to be restated due to their misconduct. Our company will also implement the incentive compensation “clawback” provisions mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 in accordance with the requirements of that Act as the method of their implementation becomes finalized by the stock exchanges.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for annual compensation over $1,000,000 paid to certain “covered employees” of that corporation. The committee has historically taken and continues to take into consideration the tax deductibility of executive compensation when designing the company’s executive compensation. However, the committee recognizes that tax deductibility is only one of many factors to be considered in the context of building an effective and efficient executive compensation program that attracts and retains qualified senior executives and furthers the interests of stockholders, and therefore the committee retains authority to approve payments of nondeductible compensation if the committee determines that it is in the best interest of our company to do so.

2022 Proxy Statement 45

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

COMPENSATION COMMITTEE REPORT

The compensation committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and those discussions, the compensation committee recommends to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Linda Goodspeed, Chairwoman

Beth Albright

Enderson Guimaraes

Mary R. Korby

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EXECUTIVE COMPENSATION

Summary Compensation Table

Summary Compensation Table

The following table sets forth certain information with respect to the total compensation paid to, awarded to or earned by each of our named executive officers for our fiscal years 2021, 2020 and 2019.

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS (1)	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPEN- SATION (2)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPEN- SATION EARNINGS (3)	ALL OTHER COMPEN- SATION		TOTAL
Randall C. Stuewe Chairman and Chief Executive Officer	2021	$1,200,000	—	$4,294,800	—	$2,383,200	$0	$78,652	(4)	$7,956,652
	2020	1,246,154	—	2,460,000	1,640,000	2,492,308	54,995	77,775		7,971,232
	2019	1,200,000	—	2,340,000	1,560,000	2,400,000	55,838	74,373		7,630,211

Brad Phillips Executive Vice President – Chief Financial Officer	2021	463,500	—	579,375	—	527,000	0	69,471	(5)	1,639,346
	2020	467,308	—	337,500	225,000	560,769	122,371	67,483		1,780,431
	2019	425,000	—	318,750	212,500	489,919	127,342	64,123		1,637,634

John Bullock Executive Vice President – Specialty Ingredients and Chief Strategy Officer	2021	636,540	—	795,675	—	1,228,522	—	97,067	(6)	2,757,804
	2020	641,769	—	463,500	309,000	1,283,539	—	83,542		2,781,350
	2019	555,770	—	375,000	250,000	1,072,635	—	75,289		2,328,694

Jan van der Velden (9) Executive Vice President – International Rendering and Specialties	2021	530,263	—	687,477	—	586,206	14,202	120,788	(7)	1,938,936
	2020	497,158	—	366,314	244,209	554,828	43,430	111,269		1,817,208
	2019	470,345	—	361,179	240,786	539,721	235,173	106,431		1,953,635

Rick A. Elrod Executive Vice President – U.S. Rendering Operations	2021	508,820	—	636,025	—	567,843	—	72,810	(8)	1,785,498
	2020	513,000	—	370,500	247,000	572,508	—	58,960		1,761,968
	2019	480,000	—	360,000	240,000	555,840	—	45,291		1,681,131

1.

In the case of the stock awards column, it represents the aggregate full grant date fair value computed in accordance with FASB ASC Topic 718 of the PSUs and RSUs granted to the named executive officers on January 4, 2021, under the 2021 LTI program. Amounts reported for these awards may not represent the amounts that the named executive officers will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on our company’s actual operating performance, stock price fluctuations and the named executive officer’s continued employment. See “Components of Fiscal 2021 Executive Compensation Program – Long-Term Incentive Compensation” on page 41. In addition, see Note 13 of the consolidated financial statements in our Annual Report for the fiscal year ended January 1, 2022, regarding assumptions underlying valuation of equity awards.

2.

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned and payable to each named executive officer for fiscal 2021, 2020 and 2019, as the case may be, under the applicable annual incentive plan. For fiscal 2021, these amounts are the actual amounts earned under the awards described in the fiscal 2021 Grants of Plan-Based Awards table on page 48. For fiscal 2021, payments under the annual incentive plan were calculated as described in “Components of Fiscal 2021 Executive Compensation Program – Annual Incentive Compensation” on page 38.

3.

The item for fiscal 2021 represents the change in the actuarial present value of the named executive officers’ accumulated benefits under the applicable retirement plan from January 1, 2021 to December 31, 2021. This change is the difference between the fiscal 2020 and fiscal 2021 measurements of the present value, assuming that benefit is not paid until age 62 for Messrs. Stuewe and Phillips and age 65 for Mr. van der Velden. The change in pension value for Messrs. Stuewe and Phillips was negative – ($9,438) for Mr. Stuewe and ($13,081) for Mr. Phillips – due primarily to changes in interest rate assumptions. Under SEC rules, these negative amounts are not included in the Summary Compensation Table. Each of these amounts was computed using the same assumptions used for financial statement reporting purposes under FAS 87, Employers’ Accounting for Pensions as described in Note 15 of the consolidated financial statements in our Annual Report for the fiscal year ended January 1, 2022.

4.

Represents $24,000 in auto allowance, $10,760 in club dues paid by our company, $22,142 in group life and $21,750 in employer contributions and employer discretionary contributions to our company’s 401(k) plan.

5.

Represents $14,010 in auto allowance, $10,760 in club dues paid by our company, $20,051 in group life and $24,650 in employer contributions and employer discretionary contributions to our company’s 401(k) plan.

6.

Represents $18,500 in auto allowance, $4,806 in club dues paid by our company, $49,111 in group life and $24,650 in employer contributions and employer discretionary contributions to our company’s 401(k) plan.

7.	Represents $29,110 in auto allowance, $2,130 in personal allowance, $11,657 in club dues paid by our company and $77,891 in employer pension contributions.

8.	Represents $16,500 in auto allowance, $31,660 in group life and $24,650 in employer contributions and employer discretionary contributions to our company’s 401(k) plan.

9.

Mr. van der Velden is paid in euros, and his annual base salary in fiscal 2021 was €448,050. All amounts in the Summary Compensation Table other than the amounts in the Stock and Option Awards columns, as well as all dollar amounts of compensation noted elsewhere in this Proxy Statement for Mr. van der Velden (except for the value of shares of our common stock and equity awards), represent data converted from euros. For 2021, compensation was converted at the average exchange rate during 2021 of 1.183491 dollars per euro.

2022 Proxy Statement 47

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table sets forth certain information with respect to the plan-based awards granted to the named executive officers during the fiscal year ended January 1, 2022.

NAME	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(3)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (4)
		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Randall C. Stuewe	1/4/21	$615,000	$1,200,000	$2,400,000
	1/4/21				2,108	42,161	94,862				$2,576,880
	1/4/21							30,176			$1,717,920

Brad Phillips	1/4/21	$142,526	$ 278,100	$556,200
	1/4/21				284	5,688	12,797				$ 347,625
	1/4/21							4,071			$ 231,750

John Bullock	1/4/21	$326,227	$ 636,540	$1,273,080
	1/4/21				391	7,811	17,575				$ 477,405
	1/4/21							5,591			$ 318,270

Jan van der Velden	1/4/21	$163,056	$ 318,158	$636,316
	1/4/21				337	6,749	15,185				$ 412,486
	1/4/21							4,830			$ 274,972

Rick A. Elrod	1/4/21	$156,461	$ 305,292	$610,584
	1/4/21				312	6,244	14,048				$ 381,615
	1/4/21							4,469			$ 254,410

1.

Represents the range of annual cash incentive award opportunities pursuant to the annual incentive bonus component of the 2021 executive compensation program. The minimum potential payout for each of the named executive officers was zero. The threshold and target amounts assume achievement of 100% of the SOPs of the personal objective component of the annual incentive bonus payable pursuant to the 2021 executive compensation program, while the maximum amount assumes achievement of 200% of the SOPs. The performance period began on January 3, 2021, and ended on January 1, 2022. Actual payments under these awards have already been determined and paid and are included in the Non-Equity Incentive Plan Compensation column of the fiscal year 2021 Summary Compensation Table. For a detailed discussion of the annual incentive bonus for fiscal year 2021, see “Components of Fiscal 2021 Executive Compensation Program – Annual Incentive Compensation” on page 38. Amounts shown for Mr. van der Velden are based on his annual base salary in fiscal 2021 of €448,050 and have been converted to U.S. Dollars using the conversion rate of $1.183491 dollars per euro, which is the full year average rate of the euro to the U.S. Dollar for 2021.

2.

Represents the range of shares of our common stock that may be released at the end of the performance period for PSUs awarded pursuant to the long-term incentive component of the 2021 executive compensation program, which performance period is January 3, 2021 – December 30, 2023. The minimum potential payout for each of the named executive officers under these PSUs is zero. Payment of the award is subject to the achievement of certain performance metrics during the performance period. For a detailed discussion of the PSU awards, see “Components of Fiscal 2021 Executive Compensation Program – Long-Term Incentive Compensation” on page 41.

3.

Represents the RSUs awarded pursuant to the long-term incentive component of the 2021 executive compensation program. For a detailed discussion of the RSU awards, see “Components of Fiscal 2021 Executive Compensation Program – Long-Term Incentive Compensation” on page 41.

4.

This column shows the full grant date fair value of equity awards under FASB ASC Topic 718 granted to the named executive officers in 2021. Generally, the full grant date fair value is the amount the company would expense in its financial statements over the award’s vesting schedule. See Note 13 of the consolidated financial statements in our Annual Report for the fiscal year ended January 1, 2022 regarding assumptions underlying valuation of equity awards. Actual amounts ultimately realized by the named executive officers from the disclosed stock awards will likely vary based on a number of factors, including the amounts of the actual awards, our operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting.

48 2022 Proxy Statement

EXECUTIVE COMPENSATION

Employment Agreements

Employment Agreements

Mr. Stuewe’s Employment Agreement

We are party to an employment agreement with Mr. Stuewe that was amended and restated effective as of January 1, 2009 and amended again in certain respects in March 2015, pursuant to which Mr. Stuewe was employed through December 31, 2021 with automatic extensions thereafter unless Mr. Stuewe’s employment is terminated earlier (i) by our company without cause (as defined in the agreement and discussed below) on not less than thirty days prior notice to Mr. Stuewe, (ii) by our company for cause (as defined in the agreement and discussed below), (iii) upon Mr. Stuewe’s death or disability or (iv) by Mr. Stuewe for good reason (as defined in the agreement and discussed below). The agreement’s term was automatically extended for 2022.

Mr. Stuewe is employed as our Chairman and Chief Executive Officer. The employment agreement provides for a minimum annual base salary, subject to increases at the discretion of the compensation committee of our Board, and an annual bonus paid pursuant to our company’s employee bonus plan in accordance with personal and company performance targets established annually by our compensation committee in consultation with Mr. Stuewe. The agreement also provides for Mr. Stuewe to receive our standard retirement and welfare benefits for executive officers. Furthermore, under his employment agreement, Mr. Stuewe is entitled to receive an allowance of $2,000 per month for the exclusive purpose of purchasing or leasing automobiles of his choice.

Cause is defined in Mr. Stuewe’s employment agreement to mean his: (i) breach of certain covenants in the employment agreement, including covenants in respect of confidentiality, non-competition and non-solicitation, (ii) conviction by, or entry of a plea of guilty or no contest in, a court of competent and final jurisdiction for any crime (whether felony or misdemeanor) involving moral turpitude or punishable by imprisonment, (iii) commission of any crime, act of fraud, embezzlement or theft upon or against our company in connection with his duties or in the course of his employment with our company or otherwise, or Mr. Stuewe’s commission of any crime, act of fraud, embezzlement or theft upon or against any third party, (iv) continuing failure or refusal to perform his duties as required by the employment agreement or (v) gross negligence, insubordination or material violation of any duty of loyalty to our company, or engaging in any other material misconduct. In order to be terminated for the reasons stated in (iv) and (v), Mr. Stuewe must receive written notice from the Board stating the nature of his failure or refusal to comply with the terms of the employment agreement, and he must be given an opportunity to correct the relevant act or omission.

Good reason is defined in Mr. Stuewe’s employment agreement to mean the occurrence of any of the following events or actions: (i) any material reduction in Mr. Stuewe’s base salary, (ii) assignment to Mr. Stuewe of substantial duties materially inconsistent with his position as Chief Executive Officer or his experience or his demotion to a lesser position, (iii) our company’s failure to nominate Mr. Stuewe to the Board or removal of Mr. Stuewe from the Board (other than for cause or because of legal requirement), (iv) our company’s failure to pay or provide any amount of compensation or any material benefit that is due pursuant to the employment agreement or any plan, program, arrangement or policy in which Mr. Stuewe participates, (v) a material increase in the indebtedness of our company over Mr. Stuewe’s objections, (vi) any material change in the geographic location at which Mr. Stuewe must principally perform his duties for our company, which, for purposes of the employment agreement, means Mr. Stuewe’s permanent relocation to any office or location which is located outside of the Dallas/Fort Worth metropolitan area or (vii) any action or inaction that constitutes a material breach by our company of the employment agreement, including without limitation, any failure of our company to obtain an agreement from any successor of our company to perform the employment agreement in accordance with the terms of the employment agreement. A finding of good reason pursuant to the above definition is not effective unless Mr. Stuewe provides our company with written notice within sixty calendar days of becoming aware of the facts and circumstances giving cause to the “good reason” and, if the facts and circumstances are capable of being cured, gives our company the opportunity to cure within thirty days of the notice.

Mr. Stuewe’s employment agreement also includes severance arrangements. These severance arrangements are discussed under the heading “Potential Payments upon Termination or Change of Control” beginning on page 53.

Mr. van der Velden’s Employment Agreement

We have entered into an employment agreement with Mr. van der Velden. The employment agreement is governed by the laws of The Netherlands and will continue in effect until the last day of the month during which Mr. van der Velden reaches the retirement date under his pension scheme (as applicable from time to time), but in any event no later than the date on which he will be eligible for state old-age pension benefits, subject to earlier termination as provided in the employment agreement. The employment agreement provides for a minimum annual base salary, subject to annual increases at the discretion of the compensation committee of our Board. The employment agreement also provides that Mr. van der Velden will participate in the applicable employee bonus program maintained by our company. The employment agreement also provides for Mr. van der Velden to receive certain benefits, including, without limitation, participation in pension plans, an expense allowance, use of a company vehicle, vacation, and salary continuation in the event of incapacity to work, as more fully described in the employment agreement. The employment agreement also contains certain covenants for the benefit of our company, including, without limitation, relating to non-competition, non-solicitation of our employees, clawback of bonus awards and protection of our confidential information.

2022 Proxy Statement 49

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer that were outstanding as of January 1, 2022:

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (3) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (4) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (5) ($)
Randall C. Stuewe	69,484	—		$16.98	03/06/2022	30,176	$2,090,895	268,918	$18,633,311
	73,772	—		$16.53	03/05/2023
	61,124	—		$19.94	03/04/2024
	302,700	—		$14.76	03/10/2025
	353,152	—		$ 8.51	02/25/2026
	263,704	—		$11.97	03/07/2026
	236,443	—		$12.29	02/06/2027
	182,919	—		$18.82	01/29/2028
	145,251	72,626	(1)	$21.00	01/25/2029
	63,285	126,571	(2)	$28.89	01/06/2030

Brad Phillips	29,435	—		$18.82	01/29/2028	4,071	$282,080	36,677	$2,541,367
	19,786	9,893	(1)	$21.00	01/25/2029
	8,682	17,365	(2)	$28.89	01/06/2030

John Bullock	48,963	—		$12.29	02/06/2027	5,591	$387,400	50,369	$3,490,033
	34,427	—		$18.82	01/29/2028
	23,277	11,639	(1)	$21.00	01/25/2029
	11,924	23,848	(2)	$28.89	01/06/2030

Jan van der Velden	22,419	11,210	(1)	$21.00	01/25/2029	4,830	$334,671	41,103	$2,848,027
	9,424	18,847	(2)	$28.89	01/06/2030

Rick A. Elrod	22,346	11,174	(1)	$21.00	01/25/2029	4,469	$309,657	40,264	$2,789,875
	9,532	19,062	(2)	$28.89	01/06/2030

1.	These stock options were granted on January 25, 2019, and vest in equal installments on the first three anniversary dates of the grant.

2.	These stock options were granted on January 6, 2020, and vest in equal installments on the first three anniversary dates of the grant.

3

Reflects unearned RSUs that were granted on January 4, 2021, pursuant to the long-term incentive component of the 2021 executive compensation program and that vest in equal installments on the first three anniversary dates of the grant.

4.

Reflects unearned PSU awards (at the maximum performance level) granted on January 6, 2020 and January 4, 2021, pursuant to the long-term incentive components of the 2020 and 2021, respectively, executive compensation programs.

50 2022 Proxy Statement

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

5.

Value stated is the number of unearned PSUs in the 2020 and 2021 performance awards (based on the maximum performance level) multiplied by the closing price of a share of our common stock on December 31, 2021 ($69.29), details of which are shown in the table below. The PSUs for the 2019-2021 performance cycle are not included in the table, as they are considered earned as of January 1, 2022, and are reported in the Option Exercises and Stock Vested Table in this Proxy Statement. The 2019-2021 PSU awards were earned based on performance as of January 1, 2022.

	2020 PSUs		2021 PSUs

	MAXIMUM SHARES (#)	VALUE ($)	MAXIMUM SHARES (#)	VALUE ($)

Randall C. Stuewe	174,056	$12,060,306	94,862	$6,573,005

Brad Phillips	23,879	1,654,593	12,797	886,773

John Bullock	32,794	2,272,279	17,575	1,217,754

Jan van der Velden	25,918	1,795,841	15,185	1,052,186

Rick A. Elrod	26,215	1,816,420	14,048	973,455

These PSUs will be earned over three-year performance periods ending December 31, 2022 and December 30, 2023, respectively. The number of shares our common stock shown in the table above assumes the maximum performance level. The number of shares ultimately received will depend on actual performance at the end of the performance period and continued employment with our company.

Option Exercises and Stock Vested

The following table lists the number of shares acquired and the value realized as a result of option exercises by the named executive officers during the fiscal year ended January 1, 2022, and the value of any PSUs that vested during the fiscal year ended January 1, 2022.

	OPTION AWARDS (1)		STOCK AWARDS (2)

	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)

Randall C. Stuewe	79,425	$4,459,432	244,883	$16,967,943

Brad Phillips	15,469	959,633	33,358	2,311,376

John Bullock	16,187	1,065,241	39,244	2,719,217

Jan van der Velden	37,637	1,781,736	37,797	2,618,954

Rick A. Elrod	48,552	2,830,546	37,674	2,610,431

1.

Represents the number of stock options exercised in fiscal 2021. The value realized upon exercise is equal to the number of options exercised multiplied by the difference between the closing price of a share of our common stock on the date of exercise and the exercise price.

2.

Represents the number of PSUs for the 2019-2021 performance period that ended on January 1, 2022, that vested in fiscal 2021. The value realized upon vesting is computed by multiplying the number of PSUs by the closing stock price on the date of vesting.

2022 Proxy Statement 51

EXECUTIVE COMPENSATION

Pension Benefits

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the eligible named executive officers, including the number of years of service credited to each eligible named executive officer, under our Salaried Employees’ Retirement Plan or Netherlands – PGB, former SPS Pension Plan, as applicable, determined using interest rate and post-retirement mortality rate assumptions. For Messrs. Stuewe and Phillips, these values are calculated assuming retirement at age 62, the earliest age at which a participant can receive an unreduced retirement benefit from our Salaried Employees’ Retirement Plan. Our Salaried Employees’ Retirement Plan was frozen effective December 31, 2011. For Mr. van der Velden, the value is calculated assuming retirement at age 65 for benefits accrued up to January 1, 2014, age 67 for benefits accrued from January 1, 2014 through December 31, 2017, and age 68 for benefits accrued from January 1, 2018. Mr. Bullock and Mr. Elrod do not participate in a pension plan. Information regarding both plans and the terms and conditions of payments and benefits available under the plans can be found under the heading “Other Features of our Compensation Program – Retirement Benefits and Perquisites” on page 44.

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)	PAYMENTS DURING LAST FISCAL YEAR ($)

Randall C. Stuewe	Salaried Employees’ Retirement Plan	8.83	$373,887	—

Brad Phillips	Salaried Employees’ Retirement Plan	23.17	980,680	—

John Bullock	—	—	—	—

Jan van der Velden	Netherlands—PGB, former SPS Pension Plan	32.50	1,107,748	—

Rick A. Elrod	—	—	—	—

The present value of accumulated benefits has been calculated as of December 31, 2021, which is the measurement date for financial statement reporting purposes. The present value of accumulated benefits has been calculated assuming the retirement ages described above, and no pre-retirement death, disability, or withdrawal was assumed. All other assumptions used (including a 2.70% discount rate for Messrs. Stuewe and Phillips, a 1.30% discount rate for Mr. van der Velden, a projection of the Principal 2017-10 MI scale, which scale is based on the MP-2021 study and model issued by the Society of Actuaries, male and female, for Messrs. Stuewe and Phillips and the Prognosetafel AG 2020 with 2019 correction High-Middle for Mr. van der Velden) are consistent with the assumptions used for our company’s audited financial statements for the fiscal year ended January 1, 2022. See Note 15 of the consolidated financial statements in our Annual Report for the fiscal year ended January  1, 2022, for more information regarding the assumptions underlying the valuation of the pension benefits.

Nonqualified Deferred Compensation

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	COMPANY CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FY END ($)

Randall C. Stuewe	—	—	$3,927,953	$23,442,539	—

Brad Phillips	—	—	157,699	941,166	—

John Bullock	—	—	632,327	3,773,811	—

Jan van der Velden	—	—	549,908	3,281,921	—

Rick A. Elrod	—	—	669,537	3,995,885	—

52 2022 Proxy Statement

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Potential Payments upon Termination or Change of Control

Potential Payments upon Termination or Change of Control

Mr. Stuewe’s employment agreement includes provisions pursuant to which he is entitled to the following severance and other payments upon his termination:

∎	Termination upon Death: In the event that Mr. Stuewe’s employment with our company terminates as the result of his death, Mr. Stuewe’s designated beneficiary is entitled to receive the following amounts: (i) accrued but unpaid base salary through the date of termination, in a lump sum payment, within thirty days of termination; (ii) earned but unpaid bonus for a completed fiscal year, in a lump sum payment, within thirty days of termination; (iii) business expenses and accrued vacation pay, in a lump sum payment, within thirty days of termination; (iv) amounts to which Mr. Stuewe is entitled pursuant to Mr. Stuewe’s participation in employee benefit plans (the above amounts are collectively referred to as the “Accrued Entitlements”); and (v) death benefits equal to two times Mr. Stuewe’s then-effective base salary pursuant to a group life insurance policy maintained at our company’s expense.

∎	Termination upon Disability: In the event that Mr. Stuewe’s employment with our company terminates as the result of his disability (as defined in his employment agreement), Mr. Stuewe is entitled to receive (i) the Accrued Entitlements and (ii) $10,000 per month until Mr. Stuewe reaches 65 years of age pursuant to a group disability policy maintained at our company’s expense.

∎	Termination for Cause; Resignation without Good Reason: If our company terminates Mr. Stuewe for cause (as defined in his employment agreement and discussed in “Employment Agreements – Mr. Stuewe’s Employment Agreement” above) or Mr. Stuewe resigns without good reason (as defined in his employment agreement and discussed in “Employment Agreements – Mr. Stuewe’s Employment Agreement” above), Mr. Stuewe is entitled to receive the Accrued Entitlements only.

∎	Termination without Cause; Resignation for Good Reason: If our company terminates Mr. Stuewe without cause or Mr. Stuewe resigns for good reason (other than following a change of control), Mr. Stuewe is entitled to receive the following payments, together with certain additional payments that are not, individually or in the aggregate, material: (i) the Accrued Entitlements; (ii) a lump sum payment, within thirty days of the date of termination, equal to two times Mr. Stuewe’s base salary at the highest rate in effect in the preceding twelve months; and (iii) an amount equal to the bonus that he would have been entitled to at year end, but only if our company’s performance to the termination date would entitle him to the bonus.

∎	Termination upon a Change of Control of our company: If within twelve months following a change of control, either our company terminates Mr. Stuewe’s employment without cause or Mr. Stuewe resigns for good reason, Mr. Stuewe is entitled to the following payments, among others: (i) the Accrued Entitlements; (ii) a lump sum payment, within thirty days of the date of termination, equal to three times Mr. Stuewe’s base salary at the highest rate in effect in the preceding twelve months; and (iii) an amount equal to the bonus that he would have been entitled to at year end, but only if our company’s performance to the termination date would entitle him to the bonus.

Pursuant to Mr. Stuewe’s employment agreement, subject to certain exceptions, during Mr. Stuewe’s employment with our company and for a period of (i) two years thereafter in the event of termination without cause, (ii) three years thereafter in the event of termination upon a change of control and (iii) one year thereafter in each other instance (the “Restricted Period”), Mr. Stuewe may not have any ownership interest in, or be an employee, salesman, consultant, officer or director of, any entity that engages in the United States, Canada or Mexico in a business that is similar to that in which our company is engaged in the territory. Subject to certain limitations, Mr. Stuewe’s employment agreement also prohibits him from soliciting our company’s customers, employees or consultants during the Restricted Period. Further, Mr. Stuewe is required by his employment agreement to keep all confidential information in confidence during his employment and at all times thereafter.

Mr. Stuewe’s employment agreement contains a provision that provides that in the event it shall be determined that any payment or distribution by our company to Mr. Stuewe or for his benefit would be subject to the excise tax imposed by Section 4999 (or any successor provisions) of the Internal Revenue Code of 1986, as amended (the “Code”), or any interest or penalty is incurred by Mr. Stuewe with respect to such excise tax, then such payments shall be reduced (but not below zero) if and to the extent that such reduction would result in Mr. Stuewe retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the imposition of the excise tax), than if Mr. Stuewe received all of such payments. The employment agreement provides that our company shall reduce or eliminate any such payments, by first reducing or eliminating the portion of such payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the determination. Additionally, Mr. Stuewe’s employment agreement contains provisions intended to comply with Section 409A of the Code and the guidance promulgated thereunder.

2022 Proxy Statement 53

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change of Control

As of the end of fiscal 2021, we had in effect Senior Executive Termination Benefits Agreements with each of Messrs. Phillips, Bullock and Elrod, which provide that, subject to certain conditions, we must continue to pay the executive upon any termination of his employment (except termination by reason of the voluntary resignation, termination for cause or termination by reason of normal retirement) for one year (i) his annual base salary in effect at the time of his termination (the “Termination Payment Amount”), (ii) any accrued vacation pay due but not yet taken at the date of his termination, (iii) life and disability and certain other similar benefits of our company (or similar benefits provided by our company) in effect immediately prior to the date of termination to the extent allowed under the applicable policies, and (iv) an amount equal to the applicable COBRA premium rate, if any, for health, dental and other similar COBRA coverage.

These Senior Executive Termination Benefits Agreements contain covenants for the benefit of our company relating to the protection of our confidential information, return of company property, non-solicitation of our employees during employment and for one year thereafter, non-disparagement of our company and its business, continued cooperation in certain matters involving our company and requiring the executive officer to mitigate required payments under the severance agreement by seeking other comparable employment as promptly as practicable after termination and causing any amount earned from any other employment to offset amounts payable under the severance agreement. The employee benefits provided for in these severance agreements terminate when the executive officer obtains other employment.

The tables below reflect the amount of compensation that each named executive officer would have been entitled to in the event of termination of the executive officer’s employment as of January 1, 2022. The amount of compensation payable to each such named executive officer upon termination without cause or resignation for good reason, termination due to retirement, termination due to death or disability, or termination following a change of control is shown below. The amounts shown are estimates of the amounts that would be paid to each executive officer listed upon his termination. The actual amounts to be paid can only be determined at the time of the applicable executive officer’s separation from our company. The amounts are in addition to benefits generally available to U.S. salaried employees, such as accrued vacation. Our company has no program, plan or agreement providing benefits or accelerated vesting to the named executive officers triggered by a voluntary resignation without good reason, a termination for cause or a change of control not connected to a termination of employment.

	BY COMPANY WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON		RETIREMENT		DEATH OR DISABILITY		BY COMPANY WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON FOLLOWING A CHANGE OF CONTROL

Randall C. Stuewe

Compensation	$ 2,400,000	(1)	—		—		$ 3,600,000	(2)

Annual Incentive Bonus (3)	2,383,200		—		$ 2,383,200		2,383,200

Life Insurance Benefits	—		—		2,400,000	(4)	—

Health and Welfare	49,481	(5)	—		—		73,239	(6)

Disability Income	—		—		629,879	(7)	—

Equity Awards	13,859,017	(8)	$13,859,017	(9)	15,258,675	(10)	18,992,944	(11)

Pension Accrual (12)	—		—		—		—

Relocation Expenses	(13)		—		—		(13)

1.

Reflects the lump-sum value of the compensation to be paid to Mr. Stuewe in accordance with his employment agreement, which is two times his base salary at the highest rate in effect in the preceding twelve months.

2.

Reflects the lump-sum value of the compensation to be paid to Mr. Stuewe in accordance with his employment agreement, which is three times his base salary at the highest rate in effect in the preceding twelve months.

3.

Reflects amount due Mr. Stuewe under the annual incentive bonus component of the 2021 executive compensation program, which would be payable to Mr. Stuewe under his employment agreement since our company’s performance in fiscal 2021 would have entitled him to the bonus as of the assumed date of termination.

4.

Reflects the lump-sum proceeds payable to Mr. Stuewe’s designated beneficiary upon his death, which is two times his then-effective base salary from a group life insurance policy (that is generally available to all salaried employees) and a supplemental executive life policy maintained by our company at its sole expense.

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Potential Payments upon Termination or Change of Control

5.

Reflects the estimated lump-sum present value of all future premiums paid to or on behalf of Mr. Stuewe for medical, dental, life and accidental death and dismemberment, as well as short and long-term disability, which, in accordance with the terms of Mr. Stuewe’s employment agreement, are to continue for a two-year period after his employment is terminated.

6.

Reflects the estimated lump-sum present value of all future premiums paid to or on behalf of Mr. Stuewe for medical, dental, life and accidental death and dismemberment, as well as short and long-term disability, which, in accordance with the terms of Mr. Stuewe’s employment agreement, are to continue for a three-year period after his employment is terminated following a change of control.

7.

Reflects the lump-sum present value of all future payments that Mr. Stuewe would be entitled to receive under his employment agreement upon disability. Mr. Stuewe would be entitled to receive disability benefits until he reaches age 65.

8

With respect to a termination by the company without cause, reflects the acceleration of vesting of 100% of Mr. Stuewe’s unvested stock options awarded on January 25, 2019 and January 6, 2020, and with respect to a termination by the company without cause or a resignation for good reason, reflects the acceleration of vesting of a prorated portion of the RSUs awarded on January 4, 2021, with the value in each case based on the closing price of our common stock on December 31, 2021 of $69.29 per share. In addition, in the event of either a termination by the company without cause or a resignation for good reason, Mr. Stuewe would remain eligible to vest in a prorated portion of the PSUs awarded under our company’s 2020 and 2021 executive compensation programs, based on actual performance through the end of the respective performance periods. For purposes of calculating the payout of PSUs outstanding at January 1, 2022, we have assumed that target performance was achieved, which leads to a value of $4,547,202 based on the closing price of our common stock on December 31, 2021 of $69.29 per share, which would be the only amount payable to Mr. Stuewe with respect to equity awards following a resignation for good reason outside the context of a change of control.

9.

Reflects the acceleration of vesting of (i) 100% of Mr. Stuewe’s unvested stock options awarded on January 25, 2019 and January 6, 2020 and (ii) a prorated portion of the RSUs awarded on January 4, 2021, with the value in each case based on the closing price of our common stock on December 31, 2021 of $69.29 per share. In addition, Mr. Stuewe would remain eligible to vest in a prorated portion of the PSUs awarded under our company’s 2020 and 2021 executive compensation programs, based on actual performance through the end of the respective performance periods. For purposes of calculating the payout of PSUs outstanding at January 1, 2022, we have assumed that target performance was achieved, which leads to a value of $4,547,202 based on the closing price of our common stock on December 31, 2021 of $69.29 per share. The award documents underlying these equity grants define Retirement as a grantee’s termination of service, other than for cause, after the attainment of (i) at least 55 years of age with at least ten years of Service or (ii) at least 65 years of age.

10.

Reflects the acceleration of vesting of (i) 100% of Mr. Stuewe’s unvested (A) stock options awarded on January 25, 2019 and January 6, 2020 and (B) RSUs awarded on January 4, 2021, and (ii) a prorated portion of the target level amount of the PSUs awarded under our company’s 2020 and 2021 executive compensation programs, with the value in each case based on the closing price of our common stock on December 31, 2021 of $69.29 per share.

11.

Reflects the acceleration of vesting of (i) 100% of Mr. Stuewe’s unvested (A) stock options awarded on January 25, 2019 and January 6, 2020 and (B) RSUs awarded on January 4, 2021, and (ii) the target level amount of the PSUs awarded under our company’s 2020 and 2021 executive compensation programs, with the value in each case based on the closing price of our common stock on December 31, 2021 of $69.29 per share. Note that the amount of the PSUs that vest would be increased in the event that the compensation committee determines that, at the time of the change of control, the projected level of performance through the end of the performance period is greater than target level.

12.

Pursuant to his employment agreement, under certain circumstances Mr. Stuewe is entitled to the lump-sum present value for pension benefits that would have accrued under our company’s salaried employees’ pension plan for the two-year period following termination. As previously noted, our company’s salaried employees’ pension plan was frozen effective December 31, 2011, including all future service and wage accruals. Accordingly, no amounts would be owed to Mr. Stuewe under this provision of his employment agreement.

13.

Pursuant to the terms of his employment agreement, if Mr. Stuewe is terminated by our company without cause or resigns for good reason (whether following a change of control or not), we will reimburse him for reasonable relocation expenses, which will be limited to realtor fees and closing costs for the sale of his Texas residence as well as costs of moving from Texas to California. These expenses are not reasonably estimable.

2022 Proxy Statement 55

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change of Control

	BY COMPANY WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON (1)		RETIREMENT		DEATH OR DISABILITY		RESIGNATION FOR GOOD REASON FOLLOWING A CHANGE OF CONTROL

Brad Phillips

Compensation	$463,500	(2)	—		—		—

Life Insurance Benefits	—		—		$1,850,000	(3)	—

Health and Welfare	4,783	(4)	—		—		—

Disability Income	—		—		317,702	(5)	—

Executive Outplacement	10,000	(6)	—		—		—

Equity Awards	1,894,156	(7)	$1,894,156	(8)	2,082,982	(9)	$2,590,855	(10)

John Bullock

Compensation	636,540	(2)	—		—		—

Life Insurance Benefits	—		—		$1,850,000	(3)	—

Health and Welfare	28,512	(4)	—		—		—

Disability Income	—		—		—		—

Executive Outplacement	10,000	(6)	—		—		—

Equity Awards	2,507,254	(7)	$2,507,254	(8)	2,766,583	(9)	$3,464,033	(10)

Rick A. Elrod

Compensation	508,820	(2)	—		—		—

Life Insurance Benefits	—		—		$1,850,000	(3)	—

Health and Welfare	22,555	(4)	—		—		—

Disability Income	—		—		372,977	(5)	—

Executive Outplacement	10,000	(6)	—		—		—

Equity Awards	2,094,482	(7)	$2,094,482	(8)	2,301,768	(9)	$2,859,299	(10)

1.

All benefits payable to Messrs. Phillips, Bullock and Elrod upon termination without cause may end or be reduced due to their obligations to seek other employment as required by their respective severance agreements.

2.

Payable only in the case of a termination by our company without cause and reflects 12 months of compensation based on the noted executive officer’s base salary at January 1, 2022, to be paid to the noted executive officer in accordance with the terms of his severance agreement.

3.

Reflects the lump-sum proceeds payable to the noted executive officer’s designated beneficiary upon his death, which is two times his then-effective base salary, capped at $350,000, from a group life insurance policy that is generally available to all of our company’s U.S. salaried employees and is maintained by our company at its sole expense, plus, an additional amount equal to three times his then-effective base salary, capped at $1,500,000, from a supplemental executive life policy maintained by our company at its sole expense.

4.

Payable only in the case of a termination by our company without cause and reflects the lump-sum present value of all future premiums paid to or on behalf of the applicable executive officer for medical, dental, life and accidental death and dismemberment insurance, as well as short and long-term disability insurance, which, in accordance with the terms of the severance agreement, are to continue for up to one year following termination.

5.

Reflects the lump-sum present value of all future payments that the noted executive would be entitled to receive upon disability under a long-term disability policy maintained by our company at its sole expense. The noted executive would be entitled to receive up to 60% of his base salary annually, with the monthly benefit limited to no greater than $10,000, until the age of 65.

6.

Payable only in the case of a termination by our company without cause and reflects the present value of outplacement fees to be paid by our company to assist the executive officer in obtaining employment following termination.

7.

With respect to a termination by the company without cause, reflects the acceleration of vesting of 100% of unvested stock options awarded on January 25, 2019 and January 6, 2020, and with respect to a termination by the company without cause or a resignation for good reason, reflects the acceleration of vesting of a prorated portion of the RSUs awarded on January 4, 2021 to each of Messrs. Phillips, Bullock and Elrod, with the value in each case based on the closing price of our common stock on December 31, 2021 of $69.29 per share. In addition, in the event of either a termination by the company without cause or a resignation for good reason, Messrs. Phillips, Bullock and Elrod would remain eligible to vest in a prorated portion of the PSUs awarded under our company’s 2020 and 2021 executive compensation programs, based on actual performance through the end of the respective performance periods. For purposes of calculating the payout of PSUs outstanding at January 1, 2022, we have assumed that target performance was achieved, which leads to a value of $621,624 for Mr. Phillips, $853,676 for Mr. Bullock and $682,414 for Mr. Elrod based on the closing price of our common stock on December 31, 2021 of $69.29 per share, which would be the only amount payable to Messrs. Phillips, Bullock and Elrod with respect to equity awards following a resignation for good reason outside the context of a change of control.

8.

Reflects the acceleration of vesting of (i) 100% of unvested stock options awarded on January 25, 2019 and January 6, 2020 and (ii) a prorated portion of the RSUs awarded on January 4, 2021 to each of Messrs. Phillips, Bullock and Elrod, with the value in each case based on the closing price

56 2022 Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change of Control

of our common stock on December 31, 2021 of $69.29 per share. In addition, Messrs. Phillips, Bullock and Elrod would remain eligible to vest in a prorated portion of the PSUs awarded under our company’s 2020 and 2021 executive compensation programs, based on actual performance through the end of the respective performance periods. For purposes of calculating the payout of PSUs outstanding at January 1, 2022, we have assumed that target performance was achieved, which leads to a value of $621,624 for Mr. Phillips, $853,676 for Mr. Bullock, and $682,414 for Mr. Elrod based on the closing price of our common stock on December 31, 2021 of $69.29 per share. The award documents underlying these equity grants define Retirement as a grantee’s termination of service, other than for cause, after the attainment of (i) at least 55 years of age with at least ten years of Service or (ii) at least 65 years of age.

9.

Reflects the acceleration of vesting of (i) 100% of (A) unvested stock options awarded on January 25, 2019 and January 6, 2020 and (B) RSUs awarded on January 4, 2021 to each of Messrs. Phillips, Bullock and Elrod, and (ii) a prorated portion of the target level amount of the PSUs awarded under our company’s 2020 and 2021 executive compensation programs, with the value in each case based on the closing price of our common stock on December 31, 2021 of $69.29 per share.

10.

Reflects the acceleration of vesting of (i) 100% of unvested (A) stock options awarded on January 25, 2019 and January 6, 2020 and (B) RSUs awarded on January 4, 2021 to each of Messrs. Phillips, Bullock and Elrod, and (ii) the target level amount of the PSUs awarded under our company’s 2020 and 2021 executive compensation programs, with the value in each case based on the closing price of our common stock on December 31, 2021 of $69.29 per share. Note that the amount of the PSUs that vest would be increased in the event that the compensation committee determines that, at the time of the change of control, the projected level of performance through the end of the performance period is greater than target level.

	BY COMPANY WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON		RETIREMENT		DEATH OR DISABILITY		RESIGNATION FOR GOOD REASON FOLLOWING A CHANGE OF CONTROL
Jan van der Velden
Compensation	$1,116,469	(1)	—		$132,566	(2)	—
Life Insurance Benefits	—		—		414,222	(3)	—
Disability Income	—		—		828,444	(4)	—
Equity Awards	2,101,370	(5)	$2,101,370	(6)	2,325,401	(7)	$2,903,210	(8)

1.

Payable only in the case of a termination by our company without cause and reflects amount based on a court formula pursuant to case law of the Netherlands, which would equal the noted executive officer’s base salary plus the amount due him under the annual incentive bonus component of the 2021 executive compensation program.

2.	Reflects three months of compensation based on the noted executive officer’s base salary at January 1, 2022.

3.

Reflects the lump-sum proceeds payable to the noted executive officer from a group life insurance policy that is generally available to all Darling Ingredients International salaried employees and is maintained by our company at its sole expense.

4.

Reflects amount owed to the noted executive officer pursuant to the laws of the Netherlands and his employment agreement, as well as the lump-sum proceeds payable to the noted executive officer from a group disability policy that is generally available to all Darling Ingredients International salaried employees and is maintained by our company at its sole expense.

5.

With respect to a termination by the company without cause, reflects the acceleration of vesting of 100% of unvested stock options awarded to Mr. van der Velden on January 25, 2019 and January 6, 2020 and, with respect to a termination by the company without cause or a resignation for good reason, reflects the acceleration of vesting of a prorated portion of the RSUs awarded on January 4, 2021, with the value in each case based on the closing price of our common stock on December 31, 2021 of $69.29 per share. In addition, in the event of either a termination by the company without cause or a resignation for good reason, Mr. van der Velden would remain eligible to vest in a prorated portion of the PSUs awarded under our company’s 2020 and 2021 executive compensation programs, based on actual performance through the end of the respective performance periods. For purposes of calculating the payout of PSUs outstanding at January 1, 2022, we have assumed that target performance was achieved, which leads to a value of $687,980 based on the closing price of our common stock on December 31, 2021 of $69.29 per share, which would be the only amount payable to Mr. van der Velden with respect to equity awards following a resignation for good reason outside the context of a change of control.

6.

Reflects the acceleration of vesting of (i) 100% of unvested stock options awarded to Mr. van der Velden on January 25, 2019 and January 6, 2020 and (ii) a prorated portion of the RSUs awarded on January 4, 2021, with the value in each case based on the closing price of our common stock on December 31, 2021 of $69.29 per share. In addition, Mr. van der Velden would remain eligible to vest in a prorated portion of the PSUs awarded under our company’s 2020 and 2021 executive compensation programs, based on actual performance through the end of the respective performance periods. For purposes of calculating the payout of PSUs outstanding at January 1, 2022, we have assumed that target performance was achieved, which leads to a value of $687,980 based on the closing price of our common stock on December 31, 2021 of $69.29 per share. The award documents underlying these equity grants define Retirement as a grantee’s termination of service, other than for cause, after the attainment of (i) at least 55 years of age with at least ten years of Service or (ii) at least 65 years of age.

7.

Reflects the acceleration of vesting of (i) 100% of unvested (A) stock options awarded to Mr. van der Velden on January 25, 2019 and January 6, 2020 and (B) RSUs awarded on January 4, 2021, and (ii) a prorated portion of the target level amount of the PSUs awarded under our company’s 2020 and 2021 executive compensation programs, with the value in each case based on the closing price of our common stock on December 31, 2021 of $69.29 per share.

8.

Reflects the acceleration of vesting of (i) 100% of unvested (A) stock options awarded to Mr. van der Velden on January 25, 2019 and January 6, 2020 and (B) RSUs awarded on January 4, 2021, and (ii) the target level amount of the PSUs awarded under our company’s 2020 and 2021 executive compensation programs, with the value in each case based on the closing price of our common stock on December 31, 2021 of $69.29 per share. Note that the amount of the PSUs that vest would be increased in the event that the compensation committee determines that, at the time of the change of control, the projected level of performance through the end of the performance period is greater than target level.

2022 Proxy Statement 57

EXECUTIVE COMPENSATION

Pay Ratio Disclosure

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure about the relationship of the annual total compensation of an employee identified as the median compensated individual to the annual total compensation of Mr. Stuewe, our Chief Executive Officer.

Ratio

For 2021,

∎	The median of the annual total compensation of all of our employees, other than Mr. Stuewe, was $61,557.

∎	Mr. Stuewe’s annual total compensation, as reported in the Total column of the 2021 Summary Compensation Table on page 47, was $7,956,652.

∎	Based on this information, the ratio of the annual total compensation of Mr. Stuewe to the median of the annual total compensation of all employees is estimated to be 129 to 1.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported here, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Identification of Median Employee

Because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure, as permitted by Item 402(u) of Regulation S-K, we are using the same median employee in the pay ratio calculation as we used for the prior fiscal year. For the prior fiscal year, we selected December 31, 2020 as the date on which to determine our median employee. For purposes of identifying the median employee, we considered base salary, overtime and bonus payments over the 12-month period ended December 31, 2020.

Using this methodology, we determined that our median employee was a full-time, hourly employee working in Canada. In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2021 Summary Compensation Table with respect to each of the named executive officers. The ratio represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Compensation of Directors

The following table sets forth certain information regarding the fees earned or paid in cash and stock awards granted to each director who did not serve as an employee of our company during the fiscal year ended January 1, 2022.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) (1)	OPTION AWARDS ($) (2)	TOTAL ($)

Charles Adair	$109,485	$135,000	—	$244,485

Beth Albright	101,246	135,000	—	236,246

Celeste A. Clark (3)	23,750	72,859	—	96,609

Linda Goodspeed	123,119	135,000	—	258,119

Enderson Guimaraes (4)	57,157	129,816	—	186,973

Dirk Kloosterboer	96,746	135,000	—	231,746

Mary R. Korby	105,746	135,000	—	240,746

Charles Macaluso (5)	49,000	—	—	49,000

Gary W. Mize	184,496	135,000	—	319,496

Michael E. Rescoe	97,746	135,000	—	232,746

Nicole M. Ringenberg (6)	63,253	135,000	—	198,253

1.

The aggregate number of stock awards outstanding at January 1, 2022 for the directors listed above are as follows: Adair, 26,234; Albright, 7,271; Clark, 917; Goodspeed, 26,234; Guimaraes, 1,917; Kloosterboer, 22,936; Korby, 41,995; Macaluso, none; Mize, 32,437; Rescoe, 26,234; and Ringenberg, none.

58 2022 Proxy Statement

EXECUTIVE COMPENSATION

Compensation of Directors

2.	None of the directors listed above had any stock option awards outstanding at January 1, 2022.

3.	Dr. Clark was elected to the Board on October 26, 2021.

4.	Mr. Guimaraes was elected to the Board on May 25, 2021.

5.	Mr. Macaluso passed away in February 2021.

6.	Ms. Ringenberg stepped down from the Board effective July 15, 2021.

Our non-employee directors receive an annual compensation package composed of an annual retainer paid in quarterly installments and an annual grant of restricted stock units. In addition, our lead director and the chair of each of the audit, compensation, ESG and nominating and corporate governance committees receive an additional annual retainer for such additional service paid in quarterly installments. In accordance with its written charter, the compensation committee is responsible for examining from time to time the overall compensation program for our non-employee directors, including an evaluation of the status of our Board’s compensation in relation to comparable U.S. companies (in terms of size, business sector, etc.), and reporting its findings to the nominating and corporate governance committee which reviews these findings and reports them to the Board, along with its recommendation of general principles to be used in determining the form and amount of director compensation. Consistent with these recommendations, effective May 11, 2021, the Board approved certain changes to the compensation program as described below.

During fiscal 2021, non-employee members of the Board were paid an annual retainer equal to $75,000, which amount was increased to $95,000 effective May 11, 2021. In addition, until this component was eliminated from the program effective May 11, 2021, each non-employee director also received $1,500 for each Board or committee meeting attended in person or by video where minutes were taken or $1,000 if attended by telephone. Furthermore, the lead director and chair of each of the audit, compensation, ESG and nominating and corporate governance committees received an additional annual retainer in the following amounts: Lead Director—$95,000; Audit—$19,000, increased to $20,000 effective May 11, 2021; Compensation—$12,750, increased to $20,000 effective May 11, 2021; ESG—$20,000; and Nominating and Corporate Governance—$10,000.

As an additional element of annual non-employee director compensation, pursuant to the 2017 Omnibus Incentive Plan, each non-employee director also receives $135,000 of restricted stock units (increased from $110,000 effective May 11, 2021) immediately following our annual meeting of stockholders at which such directors are elected. Accordingly, following our annual meeting of stockholders on May 11, 2021, each non-employee director elected at the meeting received a grant of $135,000 in value of restricted stock units, with the number of units granted being determined using the closing price of our common stock on May 11, 2021. In the case of Mr. Guimaraes, he received a prorated grant of $129,816 in value of restricted stock units, with the number of units granted being determined using the closing price of our common stock on May 25, 2021, the date of his appointment to the Board. In the case of Dr. Clark, she received a prorated grant of $72,859 in value of restricted stock units, with the number of units granted being determined using the closing price of our common stock on October 26, 2021, the date of her appointment to the Board. In the aggregate, 18,098 restricted stock units were granted to non-employee directors during the fiscal year ended January 1, 2022.

Beginning for fiscal 2022, Directors may elect in advance of a calendar year to defer up to 100% of their annual cash retainer (including any standing committee chair or lead director fees) into deferred stock units under the Company’s Non-Employee Director Compensation Program, which deferred stock units are payable in shares of our common stock. The minimum deferral period for any amounts deferred is three years; however, notwithstanding the deferral election, if a director ceases to be a director of the Company for any reason, the account balance will be paid in a lump sum following the director’s separation from service.

Mr. Stuewe received no additional compensation for serving on the Board.

2022 Proxy Statement 59

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table and notes set forth certain information with respect to the beneficial ownership of shares of our common stock based on Schedule 13G or Schedule 13D filings, as the case may be, as of January 1, 2022, by each person or group within the meaning of Rule 13d-3 under the Exchange Act who is known to our management to be the beneficial owner of more than five percent of our outstanding common stock and is based upon information provided to us by those persons.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Blackrock, Inc. 55 East 52nd Street, New York, NY 10055	18,128,479(1)	11.2%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	16,494,838(2)	10.19%
FMR LLC 245 Summer Street Boston, MA 02210	8,171,060(3)	5.05%

1.

BlackRock, Inc. filed with the SEC a Schedule 13G on January 27, 2022, reporting that it or certain of its affiliates beneficially owned in the aggregate 18,128,479 shares, for which it had sole voting power for 17,285,942 shares and sole dispositive power for 18,128,479 shares.

2.

The Vanguard Group filed with the SEC a Schedule 13G/A on February 9, 2022, reporting that it or certain of its affiliates beneficially owned in the aggregate 16,494,838 shares, for which it had shared voting power for 78,137 shares, sole dispositive power for 16,272,933 and shared dispositive power for 221,905 shares.

3.

Reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”) as reported on a Schedule 13G/A filed by FMR LLC with the SEC on February 9, 2022. FMR LLC has sole dipositive power with respect to all of the above shares and sole voting power with respect to 1,059,985 of the above shares. FMR LLC is a parent holding company in accordance with Section 240.13d-1 (b) (1) (ii) (G) of the Exchange Act. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

60 2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

Security Ownership of Management

The following table and notes set forth certain information with respect to the beneficial ownership of shares of our common stock, as of March 15, 2022, by each director, each nominee for director, each named executive officer and by all directors and executive officers as a group:

NAME OF BENEFICIAL OWNER	COMMON STOCK OWNED		UNEXERCISED PLAN OPTIONS (2)	COMMON STOCK BENEFICIALLY OWNED (3)	PERCENT OF COMMON STOCK OWNED
Randall C. Stuewe	689,879		1,818,262	2,508,141	1.54%
Charles Adair	33,734	(1)	0	33,734	*
Beth Albright	7,271	(1)	0	7,271	*
John Bullock	127,798		142,154	269,952	*
Celeste A. Clark	917	(1)	0	917	*
Rick A. Elrod	176,289		52,582	228,871	*
Linda Goodspeed	26,234	(1)	0	26,234	*
Enderson Guimaraes	1,917	(1)	0	1,917	*
Dirk Kloosterboer	122,936	(1)	0	122,936	*
Mary R. Korby	41,995	(1)	0	41,995	*
Gary W. Mize	32,437	(1)	0	32,437	*
Brad Phillips	118,910		0	118,910	*
Michael E. Rescoe	26,234	(1)	0	26,234	*
Jan van der Velden	77,087		52,477	129,564	*
All executive officers and directors as a group (18 persons)	1,918,432		2,335,697	4,254,129	2.62%

*	Represents less than one percent of our common stock outstanding.

1.

Represents stock owned, as well as 1,908 restricted stock units awarded to each of Messrs. Adair, Kloosterboer, Mize and Rescoe and Mses. Albright, Goodspeed and Korby, 917 restricted stock units awarded to Dr. Clark and 1,917 restricted stock units awarded to Mr. Guimaraes that vest within 60 days of March 15, 2022.

2.	Represents options that are or will be vested and exercisable within 60 days of March 15, 2022.

3.

Except as otherwise indicated in the column “Unexercised Plan Options” and footnote 1, and for unvested shares of restricted stock for which recipients have the right to vote but not dispositive power, the persons named in this table have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them.

2022 Proxy Statement 61

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The Board has adopted a written Related Person Transactions Policy that addresses our company’s procedures with respect to the review and approval of “related party transactions” that are required to be disclosed pursuant to SEC regulations, which generally include any transaction or series of transactions:

∎	in which our company or a subsidiary was or is a participant;

∎	where the amount involved exceeds or is expected to exceed $120,000 since the beginning of our company’s last completed fiscal year; and

∎

in which the related person (i.e., a director, director nominee, executive officer, greater than five percent beneficial owner of our company’s common stock, or any immediate family member of any of the foregoing) has or will have a direct or indirect material interest.

Pursuant to our policy, the transactions described above are submitted to our audit committee for review and approval. In determining whether to approve or disapprove of the entry into a related party transaction, the audit committee considers all relevant facts and circumstances and takes into account, among other factors:

∎	whether the terms of the related party transaction are fair to the company and would apply on the same basis if the transaction did not involve a related party;

∎	whether there are any compelling business reasons for the company to enter into the related party transaction and the nature of alternative transactions, if any;

∎	whether the related party transaction would impair the independence of an otherwise independent director or nominee for director; and

∎	whether the related party transaction would present an improper conflict of interest for any director, nominee for director or executive officer of the company.

Since January 3, 2021, no transaction has been identified as a reportable related person transaction.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than ten percent of our common stock to file with the SEC various reports as to ownership of the common stock. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of the reports furnished to us, the aforesaid Section 16(a) filing requirements were met on a timely basis during fiscal 2021, except that, due to an inadvertent administrative error, a required Form 4 was not filed on a timely basis to report the purchase of shares on the open market by Mr. Joe Manzi, our Chief Accounting Officer; however, the Form 4 was promptly filed after becoming aware of the error.

62 2022 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

Under the guidance of a written charter adopted by the Board, the audit committee oversees our management’s conduct of the financial reporting process on behalf of our Board. A copy of our audit committee charter can be found on our website at http://ir.darlingii.com/corporate-governance-documents. The audit committee also appoints the accounting firm to be retained to audit our company’s consolidated financial statements, and once retained, the accounting firm reports directly to the audit committee. The audit committee is responsible for approving both audit and non-audit services to be provided by the independent auditors.

Management is responsible for our company’s financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Our company’s independent auditors are responsible for auditing those consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States. The audit committee’s responsibility is to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews.

The audit committee met with management periodically during fiscal 2021 to consider the adequacy of our company’s internal controls, and discussed these matters and the overall scope and plans for the audit of our company with our independent auditors, KPMG LLP. The audit committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

The audit committee also discussed with senior management and KPMG LLP our company’s disclosure controls and procedures and the certifications by our Chief Executive Officer and Chief Financial Officer, which are required by the SEC under the Sarbanes-Oxley Act of 2002 for certain of our company’s filings with the SEC.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended January 1, 2022 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our company’s accounting principles and other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from our company and our management, including the matters in the written disclosures and letter which were received by the audit committee from the independent auditors as required by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent accountant’s communications with the audit committee concerning independence, and considered the compatibility of non-audit services with the auditor’s independence. The audit committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022 for filing with the SEC.

THE AUDIT COMMITTEE

Charles Adair, Chairman

Beth Albright

Enderson Guimaraes

Michael E. Rescoe

2022 Proxy Statement 63

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The audit committee has selected KPMG LLP to serve as our company’s independent auditors for the fiscal year ending December 31, 2022. KPMG LLP has served as our company’s independent registered public accountants since 1989. In order to assure continuing auditor independence, the audit committee periodically considers whether the annual audit of the company’s financial statements should be conducted by another firm. With respect to the length of KPMG LLP’s tenure, we believe this enhances our audit quality due to their significant institutional knowledge and deep expertise of our company’s global business, accounting policies and practices, and internal control over financial reporting. In addition, as a result of their familiarity with our company, audit and other fees remain competitive, and we avoid the costs and disruptions associated with bringing on a new independent auditor. Furthermore, the lead audit partner on the company’s engagement serves no more than five consecutive years in that role, in accordance with SEC rules. Our audit committee chair and management have direct input into the selection of the lead audit partner.

The members of the audit committee and the Board believe that the continued retention of KPMG LLP to serve as our company’s independent registered public accounting firm is in the best interest of the company and its stockholders. Consequently, we are asking our stockholders to ratify our company’s selection of KPMG LLP as our independent registered public accountants at the Annual Meeting. Although ratification is not required by our Amended and Restated Bylaws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

One or more representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

In addition to performing the audit of our consolidated financial statements, KPMG LLP provided various other services during fiscal 2021 and 2020. The aggregate fees billed for fiscal 2021 and 2020 for each of the following categories of services are set forth below:

Audit Fees. The aggregate fees billed or to be billed for professional services rendered by KPMG LLP during the fiscal years ended January 1, 2022 and January 2, 2021 for the audit of our financial statements as well as for the audit of our internal controls over financial reporting required by the Sarbanes-Oxley Act of 2002 and the review of our interim financial statements for the fiscal years ended January 1, 2022 and January 2, 2021 were $4,800,000 and $4,501,000, respectively.

Audit-Related Fees. The aggregate fees billed or to be billed for professional services rendered by KPMG LLP during the fiscal years ended January 1, 2022 and January 2, 2021 were $365,930 and $925,000, respectively, for services related to specific audit compliance procedures and contemplated acquisition due diligence.

Tax Fees. The aggregate fees billed or to be billed for tax compliance, advice and planning services rendered by KPMG LLP for the fiscal years ended January 1, 2022 and January 2, 2021 were $36,200 and $19,000, respectively.

All Other Fees. There were no aggregate fees billed or to be billed for professional services rendered by KPMG LLP during either of the fiscal years ended January 1, 2022 and January 2, 2021 for services other than those described above as “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Pre-approval Policy

The audit committee is required to pre-approve the audit and non-audit services to be performed by the independent auditor in order to assure that the provision of these services does not impair the auditor’s independence.

All audit services, audit-related services, tax services and other services provided by KPMG LLP were pre-approved by the audit committee, which concluded that the provision of these services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The audit committee charter provides for pre-approval of any audit or non-audit services provided to us by our independent auditors. The audit committee may delegate to its chair pre-approval authority with respect to all permitted audit and non-audit services, provided that any services pre-approved pursuant to this delegated authority will be presented to the full audit committee at a subsequent committee meeting.

Required Vote

Ratification of KPMG LLP as our company’s independent registered public accountant for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the outstanding shares of the common stock of the company present and entitled to vote on the matter (assuming a quorum is present). Abstentions will have the same effect as a vote against the proposal, and brokers holding shares will be entitled to vote those shares at their discretion.

Recommendation of the Board and the Audit Committee

The Audit Committee and the Board recommends that the stockholders vote “FOR” Proposal 2.

64 2022 Proxy Statement

PROPOSAL 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and disclosure, commonly known as a “say on pay” proposal. At our 2017 annual meeting, our stockholders supported an annual frequency for this advisory vote. As such, the Board has determined that our company will hold this advisory vote on the compensation of our named executive officers each year.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program is designed to reward the achievement of specific annual, long-term and strategic goals and to align executives’ interests with those of our stockholders by rewarding performance above established goals with the ultimate objective of improving stockholder value. Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement, beginning on page 25, for a more detailed discussion of our executive compensation program, including information about fiscal year 2021 compensation of our NEOs.

As more fully described under “Stockholder Engagement Process and Say On Pay Advisory Vote Results” on page 29 of this Proxy Statement, we conduct a stockholder engagement process and routinely interact with stockholders throughout the year about executive compensation and other matters. The feedback received from our stockholders was tremendously valuable and was incorporated into the full compensation committee’s discussion and design of our current compensation program, as more fully described in the Compensation Discussion and Analysis beginning on page 25 of this Proxy Statement. At our 2021 Annual Meeting, our stockholders showed strong support of the program, as approximately 95.4% of the votes cast were in favor of the advisory vote to approve executive compensation.

We are asking our stockholders to once again indicate their support for our named executive officer compensation as described in this Proxy Statement. This say on pay proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. Accordingly, we will ask our stockholders to vote “FOR” adoption of the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Darling Ingredients Inc. approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with Item 402 of Regulation S-K under the Exchange Act, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and disclosure.”

Required Vote

Approval of the above resolution requires the affirmative vote of a majority of the outstanding shares of the common stock of the company present and entitled to vote on the matter (assuming a quorum is present). Abstentions will have the same effect as a vote against the proposal. Brokers will not have discretionary authority to vote on this proposal, and therefore such broker “non-votes” will have no effect on the outcome.

The say on pay vote is advisory and therefore not binding on our company, the compensation committee or the Board. However, the compensation committee and the Board value the opinions of our stockholders and will carefully consider the outcome of the vote and take into consideration any concerns raised by stockholders when determining future compensation arrangements.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” Proposal 3.

2022 Proxy Statement 65

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL MEETING

Why am I receiving these materials?

Our records indicate that you owned your shares of Darling common stock at the close of business on the Record Date (March 15, 2022). You have been sent this Proxy Statement and the enclosed proxy card because the Board of Directors of Darling is soliciting your proxy to vote your shares of common stock at the Annual Meeting on the proposals described in this Proxy Statement.

What am I voting on?

There are three matters scheduled for a vote:

∎	the election of the ten nominees identified in this Proxy Statement as directors, each for a term of one year (Proposal 1);

∎	the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2); and

∎	an advisory vote to approve executive compensation (Proposal 3).

Who is entitled to vote at the Annual Meeting?

All owners of our common stock as of the close of business on the Record Date are entitled to vote their shares of common stock at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, a total of 161,575,149 shares of common stock were outstanding and eligible to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. The Notice of Internet Availability of Proxy Materials, enclosed proxy card (if you received your proxy materials by mail) or voting instruction card shows the number of shares you are entitled to vote at the Annual Meeting.

STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

If on the Record Date your shares were registered directly in your name with Darling, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, Darling encourages you to vote in advance of the Annual Meeting either by Internet, by telephone or by filling out and returning the enclosed proxy card (if you received your proxy materials by mail).

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKER OR BANK

If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meet-

ing. As the beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.

How do I vote?

Your shares may only be voted at the Annual Meeting if you attend the meeting online or are represented by proxy. You may vote and submit questions regarding the proposals being voted on during the Annual Meeting by following the instructions available on the meeting website. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure that your shares will be represented. If you received your proxy materials by mail, to vote by proxy, complete the enclosed proxy card and mail it in the postage-paid envelope provided. You may also vote by using the telephone or the Internet in advance of the Annual Meeting in accordance with the instructions provided on the enclosed proxy card (if you received your proxy materials by mail) or on the Notice of Internet Availability of Proxy Materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

You may revoke your proxy at any time before it is exercised by timely submission of a written revocation to our Secretary at our principal executive offices located at 5601 N. MacArthur Blvd., Irving, Texas 75038, submission of a properly executed later-dated proxy or by timely voting by ballot at the Annual Meeting. Voting by proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend the meeting online. Attendance at the Annual Meeting will not by itself constitute a revocation of your proxy – you must vote at the Annual Meeting to revoke your proxy.

If your shares are held in the name of a brokerage firm, bank, dealer or other similar organization that holds your shares in “street name,” you will receive instructions from that organization that you must follow in order for your shares to be voted.

All shares that you are entitled to vote and that are represented by a properly-completed proxy received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly deliver your proxy but fail to indicate how your shares should be voted, the shares represented by your proxy will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3 and in the discretion of the persons named in the proxy as proxy appointees as to any other matter that may properly come before the Annual Meeting.

Who may attend the Annual Meeting?

All stockholders that were stockholders of Darling as of the Record Date, or their authorized representatives, may attend the Annual Meeting. To participate in the Annual Meeting online, please visit www.virtualshareholdermeeting.com/DAR2022 and enter the 16-digit control number included on your Notice of Internet

66 2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL MEETING

How will votes be counted?

Availability of Proxy Materials, proxy card or voting instruction card. Beneficial holders who do not have a control number please contact your broker or other agent as soon as possible, so that you can be provided with a control number and gain access to the meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders for examination 10 days prior to the Annual Meeting. To review the list of stockholders, please contact Investor Relations at ir@darlingii.com. The stockholder list will also be available during the Annual Meeting on the meeting website.

We encourage you to access the Annual Meeting prior to the start time, leaving ample time for the check-in process.

May stockholders ask questions at the Annual Meeting?

Yes. Stockholders will have the ability to submit questions during the annual meeting by following the instructions available on the meeting website. We intend to answer questions submitted during the meeting that are pertinent to the Company and the meeting matters, as time permits. Guidelines for submitting questions during the meeting are available on the meeting website.

What if I have technical difficulties or trouble accessing the Annual Meeting?

Beginning 15 minutes prior to the start of and during the meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting or during the meeting time, please call the technical support number that will be posted on the meeting website.

How will votes be counted?

The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares entitled to vote, is represented online or by proxy. Brokers will be counted as present and entitled to vote for purposes of determining a quorum, although brokers will not have discretionary authority to vote on certain matters. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the NYSE, absent instructions from the beneficial owners, banks and brokers who hold shares in street name for beneficial owners have the authority to vote only on “routine” corporate matters. The ratification of the selection of our independent registered public accounting firm is considered to be a routine matter, while the election of directors and the advisory vote to approve executive compensation are not.

PROPOSAL 1. With respect to the nominees for director listed under “Proposal 1 – Election of Directors,” to be elected, each nominee must receive a majority of all votes cast (assuming a quorum is present) with respect to that nominee’s election. A majority of votes cast means that the number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election. Each nominee receiving more votes for his election than votes against his election will be elected. In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each nominee. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. Broker “non-votes” will not be counted as a vote cast with respect to a nominee and will therefore not affect the outcome of the vote on Proposal 1.

PROPOSAL 2. With respect to Proposal 2 – “Ratification of Selection of Independent Registered Public Accountant,” the affirmative vote of a majority of shares present and entitled to vote is required for approval of this item. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting, it will have the same effect as a vote against this item. Your broker (or another organization that holds your shares for you) may exercise its discretionary authority to vote your shares in favor of or against Proposal 2.

PROPOSAL 3. With respect to Proposal 3 – “Advisory Vote to Approve Executive Compensation,” the affirmative vote of a majority of shares present and entitled to vote is required for approval of this item. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting, it will have the same effect as a vote against this item. Your broker (or another organization that holds your shares for you) does not have discretionary authority to vote your shares with regard to Proposal 3. Therefore, if your shares are held in the name of a brokerage firm, bank, dealer or similar organization that provides a proxy to us, and the organization has not received your instructions as to how to vote your shares on this proposal, a broker “non-vote” will occur and your shares will have no impact on the outcome.

Although the advisory vote on Proposal 3 is non-binding, as provided by law, our Board will review the results of the vote and will take it into account in making future decisions regarding executive compensation.

2022 Proxy Statement 67

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL MEETING

Who will count the votes?

Who will count the votes?

Our proxy services firm, Broadridge, will tally the vote and will serve as inspector of election at the Annual Meeting.

Why did I receive in the mail a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?

SEC rules allow companies to provide stockholders with access to proxy materials over the Internet rather than mailing the materials to stockholders. To conserve natural resources and reduce costs, we are sending to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice provides instructions for accessing the proxy materials on the website referred to in the Notice or for requesting printed copies of the proxy materials. The Notice also provides instructions for requesting the delivery of the proxy materials for future annual meetings in printed form by mail or electronically by email.

How are proxies being solicited and who will pay for the solicitation of proxies?

We will bear the expense of the solicitation of proxies. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, over the Internet or in person. No special compensation will be paid to our directors, officers or employees for the solicitation of proxies. To solicit proxies, we will also request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse these organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies. We will also use the services of the proxy solicitation firm of Georgeson Inc. to assist in the solicitation of proxies. For these services, we will pay a fee that is not expected to exceed $10,000, plus out-of-pocket expenses.

Who can help answer my other questions and to whom should I send a request for copies of certain material?

If you have more questions about voting, wish to obtain another proxy card or wish to receive a copy of our Annual Report on Form 10-K for the fiscal year ended January 1, 2022 without charge, you should contact:

Martijn van Steenpaal

Vice President and Treasurer

Darling Ingredients Inc.

5601 N. MacArthur Blvd.

Irving, Texas 75038

Telephone: 972.717.0300 Fax: 972.281.4449

E-mail: ir@darlingii.com

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 10, 2022. The Proxy Statement and the 2021 Annual Report to security holders are available at www.proxydocs.com/DAR

68 2022 Proxy Statement

OTHER MATTERS

Our management is not aware of any other matters to be presented for action at the Annual Meeting; however, if any matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on these matters.

HOUSEHOLDING OF PROXY MATERIAL

The SEC has adopted rules that permit companies and intermediaries (e.g., banks, brokers, trustees or other nominees) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Each stockholder who participates in householding will continue to receive a separate proxy card (if the proxy materials are received by mail).

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your bank, broker, trustee or other nominee and direct a written request to Darling Ingredients Inc., Attn: Investor Relations, 5601 N. MacArthur Blvd., Irving, Texas 75038 or make an oral request by telephone at (972) 717-0300. If any stockholders in your household wish to receive a separate copy of this Proxy Statement, they may call or write to Investor Relations and we will promptly provide additional copies. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their bank, broker, trustee or other nominee.

2022 Proxy Statement 69

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this Proxy Statement, by going to the Investors page of our corporate website at www.darlingii.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated herein by reference.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of proxy statements or other information concerning us, without charge, by written or telephonic request directed to Darling Ingredients Inc., 5601 N. MacArthur Blvd., Irving, Texas 75038, Attn: Investor Relations or by telephone at (972) 717-0300, or by email to ir@darlingii.com; or from our proxy solicitor, Georgeson Inc., by telephone toll-free at 1-800-790-6795. Such information is also available from the SEC through the SEC website at the address provided above.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY

JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE

A PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION

CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF THE COMPANY’S COMMON STOCK

AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION

THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT

IS DATED MARCH 24, 2022. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS

PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS

PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ADDITIONAL INFORMATION

Stockholder Proposals for 2023

If you wish to submit a proposal for possible inclusion in our 2023 Proxy Statement and form of proxy card for next year’s Annual Meeting of Stockholders, expected to be held in May 2023, we must receive your notice, in accordance with the rules of the SEC, on or before November 24, 2022. The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. If you wish to submit a proposal at the 2023 annual meeting (but not seek inclusion of the proposal in our proxy materials), we must receive your notice, in accordance with our company’s bylaws, no earlier than January 10, 2023 (120 days prior to the first anniversary of the date of the 2022 Annual Meeting) and no later than February 9, 2023 (90 days prior to the first anniversary of the date of the 2022 Annual Meeting). Notices should be sent to our Secretary at our principal executive offices located at 5601 N. MacArthur Blvd., Irving, Texas 75038. To submit a stockholder proposal, a stockholder must be a stockholder of record of our company at the time of the above notice of proposal, must be entitled to vote at the 2023

Annual Meeting and must comply with the notice procedures set forth in our company’s bylaws.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 11, 2023.

By Order of the Board,

John F. Sterling

Secretary

Irving, Texas

March 24, 2022

70 2022 Proxy Statement

APPENDIX A

Non-GAAP Reconciliations

Adjusted EBITDA is presented in the Proxy Statement not as an alternative to net income, but rather as a measure of the Company’s operating performance and is not intended to be a presentation in accordance with GAAP. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiaries. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. However, Adjusted EBITDA is not a recognized measurement under GAAP, should not be considered as an alternative to net income as a measure of operating results or to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. In addition, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro Forma Adjusted EBITDA (in thousands)

	2021	2020	2019	2018	2017		2016
Net Income attributable to Darling	650,914	296,819	312,600	101,496	128,468		102,313
Depreciation & amortization	316,387	350,178	325,510	321,192	302,100		289,908
Interest expense	62,077	72,686	78,674	86,429	88,926		94,187
Income tax expense/(benefit)	164,106	53,289	59,467	12,031	(69,154)		15,315
Restructuring and impairment charges	778	38,167	—	14,965	—		—
Acquisition and integration-related expenses	1,396	—	—	—	—		401
Foreign currency loss	2,199	2,290	1,311	6,431	6,898		1,854
Other expense, net	4,551	5,534	6,671	7,562	8,801		6,533
Debt Extinguishment costs	—	—	12,126	23,509	—		—
Loss/(gain) on disposal of subsidiaries	—	—	(2,967)	12,545	885		—
Equity in net income of Diamond Green Diesel	(351,627)	(315,095)	(364,452)	(159,779)	(28,239)		(69,912)
Equity in net (income)/loss of unconsolidated subsidiaries	(5,753)	(3,193)	(428)	550	(265)		(467)
Net income attributable to noncontrolling interests	6,376	3,511	8,367	4,448	4,886		4,911
Adjusted EBITDA (non-GAAP)	851,404	504,186	436,879	431,379	443,306		445,043
Foreign currency exchange impact	(18,888)	(6,419)	16,898	(8,565)	(5,682)		1,980
Pro forma Adjusted EBITDA to Foreign Currency (non-GAAP)	832,516	497,767	453,777	422,814	437,624		447,023
DGD Joint Venture EBITDA	383,419	337,348	389,416	174,013	43,198		87,224
Pro forma Adjusted Combined EBITDA (non-GAAP)	1,234,823	841,534	826,295 (1)	596,827 (2)	480,822	(3)(4)	534,247 (4)

1.	This amount includes $86.6 million in EBITDA related to blenders tax credits attributable to 2018 performance but not booked until the fourth quarter of 2019, as further described in footnote 2 below.
2.

This amount includes $92.9 million in EBITDA related to blenders tax credits attributable to 2017 performance but not booked until the first quarter of 2018, as further described in footnote 3 below, but does not include an additional $86.6 million in EBITDA related to blenders tax credits for 2018, $77.9 million of which was booked by DGD and $8.7 million of which was booked by our company in the fourth quarter of 2019.

3.

This amount does not include an additional $92.9 million in EBITDA related to blenders tax credits for 2017, $80.3 million of which was booked by DGD and $12.6 million of which was booked by our company in the first quarter of 2018.

4.

In March 2017, the FASB issued ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and the Net Periodic Postretirement Benefit Cost. As a result of our company’s adoption of this new standard, the amount of Pro forma Adjusted Combined EBITDA (non-GAAP) shown above for fiscal 2017 and 2016 differs from the amounts previously included in the company’s proxy statements filed in connection with the company’s 2017 and 2018 annual stockholder meetings.

2022 Proxy Statement 71

DARLING INGREDIENTS INC.

5601 N MACARTHUR BLVD

IRVING, TX 75038

USA

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/09/2022 for shares held directly and by 11:59 P.M. ET on 05/05/2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DAR2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/09/2022 for shares held directly and by 11:59 P.M. ET on 05/05/2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR
the following:

1.	Election of Directors

	Nominees	For	Against	Abstain

1a.	Randall C. Stuewe	☐	☐	☐

1b.	Charles Adair	☐	☐	☐

1c.	Beth Albright	☐	☐	☐

1d.	Celeste A. Clark	☐	☐	☐

1e.	Linda Goodspeed	☐	☐	☐

1f.	Enderson Guimaraes	☐	☐	☐

1g.	Dirk Kloosterboer	☐	☐	☐

1h.	Mary R. Korby	☐	☐	☐

1i.	Gary W. Mize	☐	☐	☐

1j.	Michael E. Rescoe	☐	☐	☐

The Board of Directors recommends you vote FOR
proposals 2 and 3.		For	Against	Abstain

2.	Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

3.	Advisory vote to approve executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come
before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

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Proxy - DARLING INGREDIENTS INC.

Annual Meeting of Stockholders

May 10, 2022

This proxy is solicited by the Board of Directors

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of DARLING INGREDIENTS INC., a Delaware corporation (the “Company”), does hereby constitute and appoint John F. Sterling, Brad Phillips and Martijn van Steenpaal or any of them, with full power to act alone and to designate substitutes, the true and lawful proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/DAR2022, on May 10, 2022 at 10:00 a.m. CT (Central Time), and at any and all adjournments and postponements thereof (the “Annual Meeting”), on all matters that may come before such Annual Meeting. Said proxies are instructed to vote on the following matters in the manner herein specified.

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)